UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934 (Amendment No. )

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December 17, 2014

Dear Shareowner:
You are cordially invited to attend the 2015 Annual Meeting of Shareowners of the Corporation.
The meeting will be held at the Cedar Rapids Marriott, 1200 Collins Road NE, Cedar Rapids, Iowa, on Thursday, February 5, 2015, at 11:00 a.m. (Central Standard Time). At the meeting we will present a current report of the activities of the Corporation followed by discussion and action on the matters described in the Proxy Statement. Shareowners will have an opportunity to comment on or inquire about the affairs of the Corporation that may be of interest to shareowners generally.
If you plan to attend the meeting, please indicate your desire in one of the ways described in the box on the last page of the Proxy Statement.
We sincerely hope that as many shareowners as can conveniently attend will do so.
Sincerely yours,

Anthony J. Carbone	Robert K. Ortberg
Non-Executive Chairman of the Board	Chief Executive Officer and President

Notice of 2015 Annual Meeting of Shareowners

To the Shareowners of
ROCKWELL COLLINS, INC.:
Notice Is Hereby Given that the 2015 Annual Meeting of Shareowners of Rockwell Collins, Inc. will be held at the Cedar Rapids Marriott, 1200 Collins Road NE, Cedar Rapids, Iowa, on Thursday, February 5, 2015, at 11:00 a.m. (Central Standard Time) for the following purposes:

(1)	to elect the three nominees named in the accompanying proxy statement as members of the Board of Directors with terms expiring at the Annual Meeting in 2018;

(2)	to consider and vote upon a proposal to approve an advisory resolution relating to executive compensation;

(3)	to consider and vote upon a proposal to approve the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as auditors of the Corporation for fiscal year 2015;

(4)	to consider and vote upon a proposal to adopt our 2015 Long-Term Incentives Plan; and

(5)	to transact such other business as may properly come before the meeting.
Only shareowners of record at the close of business on December 8, 2014 will be entitled to notice of, and to vote at, the meeting. We will begin distributing proxy materials to shareowners on or about December 22, 2014.
By order of the Board of Directors.

Robert J. Perna
Secretary
December 17, 2014
Note: The Board of Directors solicits votes by mail or by use of our telephone or Internet voting procedures.

2014 Proxy Statement | 1

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
Annual Meeting of Shareowners
Date and Time:
February 5, 2015
11:00 a.m. (Central Standard Time)
Place:
Cedar Rapids Marriott
1200 Collins Road NE
Cedar Rapids, IA
Record Date:
December 8, 2014
Meeting Agenda

•	CEO business update

•	Election of three director nominees

•	Advisory vote on executive compensation

•	Vote on the proposal to approve the selection of Deloitte & Touche LLP (Deloitte) as our auditors

•	Vote on the proposal to adopt the 2015 Long-Term Incentives Plan

•	Question and answer session

Proposals for Voting	Board Vote Recommendation	Page Reference (for more details)
Election of three directors	FOR	5
Advisory vote on executive compensation	FOR	51
Approve Deloitte as our auditors	FOR	52
Approve 2015 Long-Term Incentives Plan	FOR	53

2 | 2014 Proxy Statement

NOMINEES

Board Nominees
The following table provides summary information about each director nominee. The nominees receiving a plurality of the votes cast at the meeting will be elected as directors, unless otherwise determined in accordance with the majority voting policy described under the heading “Voting for Directors.”

Name	Age	Director Since	Occupation	Experience/Qualifications	Independent	Committee Memberships
Anthony J. Carbone	73	2001	Our Non-Executive Chairman of the Board Retired Vice Chairman of the Board and Senior Consultant, The Dow Chemical Company	Leadership, Management, International Business	Yes	Executive (Chairman)
Robert K. Ortberg	54	2013	Our Chief Executive Officer and President	Leadership, Management, Aerospace and Defense Industry	No	Executive
Cheryl L. Shavers	60	2002	Chairman and Chief Executive Officer, Global Smarts, Inc.	Leadership, Operations, Technology	Yes	Technology (Chairman), Board Nominating and Governance
During the fiscal year, each nominee attended 100% of the meetings of the Board and Committees on which he or she serves.
Advisory Vote on Executive Compensation
We are asking shareowners to approve a non-binding advisory resolution, often referred to as “say on pay,” relating to our named executive officer compensation for fiscal year 2014. Last year, 97.2% of the votes cast, not including abstentions and broker non-votes, voted to approve our named executive officers’ compensation for fiscal year 2013. The design of our 2014 executive compensation program is largely unchanged from 2013 and continues to emphasize pay-for-performance.
Independent Auditors
We are asking shareowners to approve the selection of Deloitte as our independent auditors for fiscal year 2015. Last year, 98.9% of the votes cast, not including abstentions and broker non-votes, voted to approve Deloitte as our independent auditors for fiscal year 2014.
Adoption of 2015 Long-Term Incentives Plan
We are asking shareowners to approve the adoption of our 2015 Long-Term Incentives Plan (2015 Plan). The 2015 Plan, if approved, will replace our 2006 Long-Term Incentives Plan (2006 Plan) and no more awards will be granted under the 2006 Plan if the 2015 Plan is approved. The 2006 Plan will otherwise expire on February 7, 2016.

2014 Proxy Statement | 3

2015 ANNUAL MEETING OF SHAREOWNERS
The 2015 Annual Meeting of Shareowners of Rockwell Collins, Inc. will be held on February 5, 2015, for the purposes set forth in the accompanying Notice of 2015 Annual Meeting of Shareowners.
This statement and the accompanying proxy, which are first being sent to shareowners on or about December 22, 2014, are furnished in connection with the solicitation by the Board of Directors of proxies to be used at the meeting and at any adjournment thereof. If a shareowner duly executes and returns a proxy in the accompanying form or uses our telephone or Internet voting procedures to authorize the named proxies to vote the shareowner’s shares, those shares will be voted as specified. If no specification is made and your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, the shares will be voted in accordance with the recommendations of the Board of Directors. If your shares are not registered in your name (i.e., they are held in “street name” through a bank or broker) and no voting specification is made to your bank or broker, your bank or broker may be able to vote your shares depending on whether the item for consideration is a discretionary or non-discretionary item. Brokers and banks are not permitted to vote on non-discretionary items and are permitted to vote on discretionary items. With the exception of the proposal to approve Deloitte as our auditors, all of the items for consideration are non-discretionary items which may not be voted by brokers or banks who have not received specific voting instructions.
The proxy and any votes cast using our telephone or Internet voting procedures may be revoked prior to exercise at the meeting by delivering written notice of revocation to the Secretary of the Corporation, by executing a later dated proxy, by casting a later vote using the telephone or Internet voting procedures or by attending the meeting and voting in person.
VOTING SECURITIES
Only shareowners of record at the close of business on December 8, 2014, the record date for the meeting, are entitled to notice of, and to vote at, the meeting. On December 8, 2014, we had outstanding 132,945,592 shares of our common stock, par value $0.01 per share. Each holder of our common stock is entitled to one vote for each share held. We have no other class or series of shares currently outstanding other than our common stock.
ELECTION OF DIRECTORS
Our Restated Certificate of Incorporation provides that the Board of Directors shall generally consist of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year with terms extending to the third succeeding Annual Meeting after election. The Restated Certificate of Incorporation provides that the Board of Directors shall maintain the three classes so as to be as nearly equal in number as the then total number of directors permits. The three directors in Class II who are elected at the 2015 Annual Meeting will serve for a term expiring at our Annual Meeting in the year 2018. The three directors in Class I and the three directors in Class III are serving terms expiring at our Annual Meetings in 2017 and 2016, respectively.

Last year, our Board of Directors recommended that shareowners approve a management proposal to declassify the Board of Directors. The proposal failed to achieve the affirmative vote of at least 80% of our outstanding shares as required by our Restated Certificate of Incorporation.

It is intended that proxies in the accompanying form properly executed and returned to our proxy tabulator or shares properly authorized to be voted in accordance with our telephone or Internet voting procedures will be voted at the meeting, unless authority to do so is withheld, for the election as directors of the three nominees specified in Class II - Nominees for Directors with Terms Expiring in 2018 (Anthony J. Carbone, Robert K. Ortberg and Cheryl L. Shavers), each of whom now serves as a director with a term extending to the 2015 Annual Meeting and until a successor is elected and qualified. If for any reason any of the nominees is not a candidate (which is not expected) when the election occurs, it is expected that proxies in the accompanying form or shares properly authorized to be voted in accordance with our telephone or Internet voting procedures will be voted at the meeting for the election of a substitute nominee or, in lieu thereof, the Board of Directors may reduce the number of directors.

4 | 2014 Proxy Statement

GOVERNANCE

INFORMATION AS TO NOMINEES FOR DIRECTORS AND CONTINUING DIRECTORS
Shown below for each nominee for director and each continuing director, as reported to us as of December 8, 2014, are the nominee’s or continuing director’s name, age and principal occupation; the position, if any, with us; the period of service as a director of our company; other public company directorships held within the past five years; the committees of the Board of Directors on which the nominee or continuing director serves, and experiences, qualifications, attributes or skills that qualify the nominee or continuing director to serve as a director.

CLASS II - NOMINEES FOR DIRECTOR WITH TERMS EXPIRING IN 2018

Experiences, qualifications, attributes and skills:
• Experience in management, leadership and manufacturing as an executive and vice chairman of The Dow Chemical Company
• Experience with a variety of domestic and international business matters

Anthony J. Carbone

Mr. Carbone is our Non-Executive Chairman of the Board and Chairman of the Executive Committee. He has served as our Non-Executive Chairman since August 2014 and he served as our Lead Independent Director from November 2012 until August 2014. Mr. Carbone served as Vice Chairman of the Board of Directors of The Dow Chemical Company (chemical, plastic and agricultural products) from February 2000 to October 2005 and Senior Consultant of Dow from November 2000 to October 2005. He served as Executive Vice President of Dow from November 1996 to November 2000. He is a former member of the American Chemical Society and former Board Member and Chairman of the American Plastics Council and the Society of Plastics Industries. Mr. Carbone has served on the Advisory Council of the Heritage Foundation.

Age: 73 Director since Jun. 2001 Independent
Non-Executive Chairman of the Board Retired Vice Chairman of the Board and Senior Consultant, The Dow Chemical Company

2014 Proxy Statement | 5

Experiences, qualifications, attributes and skills:
• Leadership, management and aerospace and defense industry knowledge and experience as CEO and President of Rockwell Collins and through his previous Rockwell Collins positions
• Strategic and business acumen, engineering and program management experience and operational execution

Robert K. Ortberg
Mr. Ortberg is a member of the Executive Committee. He has been our Chief Executive Officer since August 2013 and has served as our President since September 2012. He served as our Executive Vice President, Chief Operating Officer, Government Systems from February 2010 to September 2012 and as our Executive Vice President, Chief Operating Officer, Commercial Systems from October 2006 to February 2010. He served as a director of Bucyrus International, Inc., from July 2008 to July 2011. He serves on the Board of Governors for the Aerospace Industries Association, is a member of The Business Council, and he serves on the Board of Directors of FIRST® (For Inspiration and Recognition of Science and Technology) and the Hawkeye Council of the Boy Scouts of America. He also serves on the University of Iowa Engineering Advisory Board and on the Board of Trustees of the United Way of East Central Iowa.

Age: 54 Director since Aug. 2013
Chief Executive Officer and President of the Corporation

Experiences, qualifications, attributes and skills:
• Significant leadership and operations experience as CEO of Global Smarts, Inc.
• Experience with developing technology plans and the transition of advanced technology into business opportunities

Cheryl L. Shavers
Dr. Shavers is Chairman of the Technology Committee and a member of the Board Nominating and Governance Committee. Dr. Shavers has been the Chairman and Chief Executive Officer of Global Smarts, Inc. (business advisory services) since February 2001. She served on the Advisory Board for E.W. Scripps Company, and as Under Secretary of Commerce for Technology for the United States Department of Commerce from November 1999 to February 2001 after having served as its Under Secretary Designate from April 1999 to November 1999. She served as Sector Manager, Microprocessor Products Group for Intel Corporation prior to April 1999. She served as Non-Executive Chairman of BitArts Ltd. from 2001 to December 2003.

Age: 60 Director since Sep. 2002 Independent
Chairman and Chief Executive Officer, Global Smarts, Inc.

6 | 2014 Proxy Statement

GOVERNANCE

CLASS I - CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2017

Experiences, qualifications, attributes and skills:
• Management and leadership experience as past Chair, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of McLeodUSA, as well as Executive Vice President and Chief Financial Officer of Gulfstream
• Financial and management oversight experience of portfolio investments at Forstmann Little and audit committee experience on various boards.

Chris A. Davis

Ms. Davis is the Chairman of the Audit Committee and a member of the Executive Committee. She served as a General Partner with Forstmann Little & Co. (private equity firm) from October 2005 to July 2012 after having served them as a Special Limited Partner since August 2001. She served as Chairman of McLeodUSA Incorporated (telecommunications) from August 2005 to January 2006, Chairman and Chief Executive Officer of McLeodUSA from April 2002 to August 2005 and Chief Operating and Financial Officer of McLeodUSA from August 2001 to April 2002. She served as Executive Vice President, Chief Financial Officer of ONI Systems (telecommunications) from May 2000 to August 2001. She served as Executive Vice President, Chief Financial and Administrative Officer and director of Gulfstream Aerospace Corporation (business aircraft) from July 1993 to April 2000. She is a member of the Board of Directors of Cytec Industries, Inc. and is a former director of Aviall, Inc., IMG Worldwide, 24 Hour Fitness, ENK International and Wolverine Tube, Inc.

Age: 64 Director since Feb. 2002 Independent
Former General Partner, Forstmann Little & Co.

Experiences, qualifications, attributes and skills:
• Experience in leadership, operations and technology in the U.S. Defense Department from 36 years of experience in the U.S. Air Force and senior positions in the U.S. Military, including assignments as Commander of NORAD and U.S. Northern Command
• Knowledge of financial services and life insurance industries as Chairman and President of the Armed Forces Benefit Association

Ralph E. Eberhart

General Eberhart is the Chairman of the Compensation Committee and is a member of the Technology Committee. He has been President of the Armed Forces Benefit Association since 2005 and Chairman and President since February 2009. He served as Commander of the North American Aerospace Defense Command (NORAD) and U.S. Northern Command from October 2002 to January 2005. His active military career spanned 36 years. He is a member of the Board of Directors of VSE Corporation, Jacobs Engineering Group Inc. and Triumph Group, Inc., and he is a director of several private companies.

Age: 67 Director since Nov. 2007 Independent
Chairman and President, Armed Forces Benefit Administration

2014 Proxy Statement | 7

Experiences, qualifications, attributes and skills:
• U.S. and international management and leadership experience as past Chairman and CEO of Cytec Industries
• Global business perspective, operational knowledge and financial experience

David Lilley
Mr. Lilley is a member of the Audit Committee and Board Nominating and Governance Committee. He served as Chairman of Cytec Industries (specialty chemicals and materials) from January 1999 to December 2008, Chief Executive Officer of Cytec Industries from May 1998 to December 2009, and Non-Executive Director of Cytec Industries from January 2009 through April 2009. He was President of Cytec Industries from January 1997 through June 2008. From 1994 until January 1997, he was a Vice President of American Home Products Corporation, responsible for its Global Medical Device business. Prior to that he was a Vice President and a member of the Executive Committee of American Cyanamid Company (medical and agricultural products). Mr. Lilley is also a director of Public Service Enterprise Group Inc. and Tesoro Coporation and a former director of Arch Chemicals, Inc.

Age: 67 Director since Dec. 2008 Independent
Retired Chairman and Chief Executive Officer, Cytec Industries Inc.

CLASS III - CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2016

Experiences, qualifications, attributes and skills: • Management, leadership and business acumen as past Chairman and Chief Executive Officer of CDW Corporation • Aerospace and international experiences

John A. Edwardson
Mr. Edwardson is a member of the Compensation Committee and the Technology Committee. Mr. Edwardson was Chairman of the Board of Directors of CDW Corporation (provider of technology solutions) from 2001 to December 2012 and from 2001 to 2011 he also served as CDW’s Chief Executive Officer. Prior to joining CDW, he served as Chairman and Chief Executive Officer of Burns International Services Corporation (security company) from 1999 to 2000 and as a Director (1994–1998), President (1994–1998) and Chief Operating Officer (1995–1998) of UAL Corporation and United Airlines. Prior to UAL Corporation and United Airlines, he served as Executive Vice President and Chief Financial Officer of Ameritech Corporation. He is currently on the Board of Directors of FedEx Corporation, Ace Limited, The University of Chicago and is a member of the board of other professional and civic organizations.

Age: 65 Director since Nov. 2012 Independent
Former Chairman of the Board, CDW Corporation

8 | 2014 Proxy Statement

GOVERNANCE

Experiences, qualifications, attributes and skills: • Experience in management and leadership as Dean of business schools • Significant business acumen and corporate governance knowledge

Andrew J. Policano
Dr. Policano is the Chairman of the Board Nominating and Governance Committee and a member of the Audit Committee. Dr. Policano is on the faculty of The Paul Merage School of Business, University of California-Irvine and was the Dean of that business school from August 2004 through July 1, 2013. Prior thereto, he served on the faculty and as Dean at the School of Business, University of Wisconsin-Madison. Dr. Policano is a director of Badger Meter, Inc., a Trustee of Payden & Rygel (Investment Manager) and a former director of Physicians Insurance Company of Wisconsin. He is a member of the board of other professional and civic organizations.

Age: 65 Director since Apr. 2006 Independent
Director, Center for Investment and Wealth Management, chaired Professor and former dean, The Paul Merage School of Business, University of California-Irvine

Experiences, qualifications, attributes and skills:
• Management, leadership and aerospace industry experience as past President and Chief Executive Officer of Spirit AeroSystems Holdings, Inc.
• Operational, strategy and international experience

Jeffrey L. Turner
Mr. Turner is a member of the Compensation Committee and the Nominating and Governance Committee. Mr. Turner has been a director of Spirit AeroSystems Holdings, Inc. (commercial aerospace assemblies and components) since November 2006, and served as its President and Chief Executive Officer from June 2005 to April 2013, he also served as President and Chief Executive Officer of Spirit AeroSystems, Inc. Mr. Turner joined The Boeing Company in 1973, and was appointed as Vice President/General Manager of Boeing, Wichita Division in November 1995. Prior to his appointment as Vice President/General Manager of Boeing Wichita Division, Mr. Turner held various management positions in systems development, quality, production, services and finance in Boeing Computer Services, Boeing Military Airplane Company and Boeing Commercial Airplane Company. Mr. Turner currently serves on the Board of Directors of INTRUST Financial Corporation.

Age: 63 Director since Apr. 2011 Independent
Former President and Chief Executive Officer, Spirit AeroSystems Holdings, Inc.

The Board of Directors recommends that you vote “FOR” the election as directors of the three Class II nominees named above, presented as item (1) on the accompanying proxy card.

2014 Proxy Statement | 9

CORPORATE GOVERNANCE: BOARD OF DIRECTORS AND COMMITTEES
Our Board of Directors provides oversight and direction of our business. Our Board seeks to maintain high corporate governance standards.
We continue to enhance our corporate governance structure based upon a review of recommended best practices and in light of regulatory activity. Our corporate governance documents are available free of charge on our website at www.rockwellcollins.com under the Investor Relations tab and within the Corporate Governance link. We will provide, without charge, upon written request, copies of our corporate governance documents. These documents include our Restated Certificate of Incorporation, By-Laws, Board of Directors Guidelines on Corporate Governance, Committee Charters, Board Membership Criteria, Code of Ethics, Categorical Standards and Policy for Director Independence, and Related Person Transaction Policy.
Leadership Structure
Mr. Carbone, an independent director, is the Non-Executive Chairman of the Board. He was appointed to this role in August 2014, following the retirement of Clayton M. Jones from the Board of Directors. The Board does not have a specific policy regarding the separation or combination of the roles of Chairman and CEO. It believes that it is in the Company's best interests to maintain flexibility to have any individual serve as Chairman based on what is in the Company's best interests at a given point in time, rather than mandating a particular leadership structure. The Board believes its programs for overseeing risk, as described below under “Board's Role in Risk Oversight,” and corporate governance structure would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of leadership structure.
As Non-Executive Chair, Mr. Carbone’s powers and duties include the following:

•	Chairing Board meetings and executive sessions of the independent directors

•	Chairing the Executive Committee of the Board

•	Serving as the liaison between management and the independent directors (including communicating, to the extent appropriate, matters emanating from the executive sessions of the independent directors)

•	Reviewing and providing input on Board of Directors meeting agenda items

•	Leading the Board’s review of the succession plan for the Chief Executive Officer and other key senior executives

•	Advising on the quality, quantity and timeliness of information supplied by management to the independent directors

•	Having authority to call and chair meetings of the independent directors

•	Having authority to retain consultants for the Board

•	Working with the Chair of the Board Nominating and Governance Committee and the Chief Executive Officer on the recruitment and selection of new board members and the composition of Board Committees

•	Being available for consultation and direct communication with major shareowners to the extent the Board of Directors deems it appropriate
To ensure effective independent leadership, our independent directors meet regularly in executive sessions without the presence of management. Mr. Carbone as Non-Executive Chairman of the Board, or a director designated by the independent directors who has the relevant background to lead the discussion of a particular matter, chairs these sessions. In addition, the independent directors review and advise management regarding the schedule and agendas for Board and Committee meetings. Moreover, the independent directors participate in the annual review of the CEO’s performance.

10 | 2014 Proxy Statement

GOVERNANCE

Board Independence
The Board of Directors has determined that no director other than Mr. Ortberg has a material relationship with us. Accordingly, eight of our nine current directors are “independent” directors based on an affirmative determination by our Board of Directors in accordance with the listing standards of the New York Stock Exchange (NYSE) and Securities and Exchange Commission (SEC) rules.
The standards relied upon by the Board in affirmatively determining whether a director is independent are primarily comprised of those objective standards set forth in the NYSE and SEC rules. In addition to these rules, the Board has adopted Categorical Standards and Policy for Director Independence, which is available in the Investor Relations section of our website at www.rockwellcollins.com, to assist it in making determinations regarding the independence of its members.
Board Meetings and Attendance
In fiscal year 2014, the Board of Directors held 6 meetings and acted on 4 occasions by unanimous written consent in lieu of a meeting. All of our directors attended all of the meetings of the Board and the Committees on which they served. In addition, non-Committee directors routinely attend and participate in discussions at Committee meetings. Directors are expected to attend the Annual Meeting of Shareowners. Last year, all of our then serving directors attended the 2014 Annual Meeting of Shareowners.
Board Committees
The Board has established five Committees whose principal functions are briefly described below. The specific functions and responsibilities of each Committee are outlined in more detail in its charter, which is available in the Investor Relations section of our website at www.rockwellcollins.com.

Audit Committee
The Audit Committee has three independent directors. It assists the Board in overseeing (i) the Corporation’s accounting and financial reporting processes; (ii) the integrity and audits of its financial statements; (iii) its compliance with legal and regulatory requirements; (iv) the qualifications and independence of independent auditors; and (v) the performance of internal and independent auditors. The Audit Committee:

• has sole authority to appoint or replace our independent auditors, with that appointment being subject to shareowner approval;
• has sole authority to approve in advance the fees, scope and terms of all audit and non-audit engagements with our independent auditors;
• reviews and discusses policies with respect to risk management as well as internal controls over financial reporting;
• monitors compliance of our employees with our standards of business conduct and conflicts of interest policies;
• meets at least quarterly with our senior executive officers, the head of our internal audit department and our independent auditors; and
• reviews and approves at least annually our policies on the use of financial derivative contracts and related hedging strategies.
Number of meetings in 2014: 10

Committee Members: Chris Davis (C, I) David Lilley (I) Andrew J. Policano (I)
C: Chairman; I: Independent

2014 Proxy Statement | 11

Compensation Committee
The Compensation Committee has three independent directors. The principal functions of the Compensation Committee are to:

• evaluate the performance of the CEO and other senior executives;
• determine compensation for the CEO and other senior executives;
• review and approve the design and competitiveness of compensation plans, executive benefits and perquisites;
• review and approve goals under the annual and long-term incentive plans;
• oversee the Corporation’s annual and long-term incentive plans and deferred compensation plans;
• review and evaluate compensation arrangements to assess whether they could encourage unreasonable risk taking;
• periodically review and make recommendations to the Board regarding the competitiveness of director compensation;
• retain, compensate and terminate, in its sole discretion, an independent compensation consultant used to assist in the evaluation of director, CEO or senior executive compensation;
• review the Corporation’s Compensation Discussion and Analysis; and
• consider the most recent advisory vote on executive compensation.
Number of meetings in 2014: 5

Committee Members: Ralph E. Eberhart (C,I) John A. Edwardson (I) Jeffrey L. Turner (I) Mr. Carbone was a member until August 1, 2014.
C: Chairman; I: Independent

Board Nominating and Governance Committee
The Board Nominating and Governance Committee has four independent directors. For more information regarding the Committee’s role in director nominations, see “Director Nominations” below. The principal functions of the Committee are to:

• seek, consider and recommend qualified candidates for election as directors and recommend a slate of nominees for election as directors at the Annual Meeting;
• periodically prepare and submit to the Board for adoption the Committee’s selection criteria for director nominees (“Board Membership Criteria”);
• review and make recommendations on matters involving the general operation of the Board and our corporate governance;
• annually recommend nominees for each committee of the Board;
• annually facilitate the assessment of the Board’s performance as a whole and of the individual directors and reporting thereon to the Board; and
• retain and terminate any search firm to be used to identify director candidates.
Number of meetings in 2014: 5

Committee Members: Andrew J. Policano (C, I) David Lilley (I) Cheryl Shavers (I) Jeffery L. Turner (I)
C: Chairman; I: Independent

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GOVERNANCE

Technology Committee
The Technology Committee has three independent directors. The principal functions of the Technology Committee are to:

• review and provide guidance on important technology-related issues;
• review our technology competitiveness;
• review the strength and competitiveness of our engineering processes and disciplines;
• review our technology planning processes to support our growth objectives; and
• review our focus on engineering leadership and critical technologists development and replacement planning.
Number of meetings in 2014: 2

Committee Members: Cheryl L. Shavers (C, I) Ralph E. Eberhart (I) John A. Edwardson (I)
C: Chairman; I: Independent

Executive Committee
The Executive Committee has three directors. The Committee may exercise all of the powers of the Board of Directors, except it has no power or authority to adopt, amend or repeal any sections or articles of our By-Laws or Restated Certificate of Incorporation; elect or remove officers, or fill vacancies in the Board of Directors or in committees; fix compensation for officers, directors or committee members; amend or rescind prior resolutions of the Board; make recommendations to shareowners or approve transactions that require shareowner approval; issue additional stock of the Corporation or fix or determine the designations and any of the rights and preferences of any series of stock (other than pursuant to a specific delegation of authority from the Board related to a shelf registration statement) or take certain other actions specifically reserved for the Board.
The principal function of the Executive Committee is to:

The principal function of the Executive Committee is to discharge certain responsibilities of the Board of Directors between meetings of the Board of Directors.	Number of meetings in 2014: 2

Committee Members: Anthony J. Carbone (C, I) Chris A. Davis (I) Robert K. Ortberg
C: Chairman; I: Independent

2014 Proxy Statement | 13

The membership of each committee as of December 8, 2014 is listed below.

	Audit	Compensation	Board Nominating and Governance	Technology	Executive
Anthony J. Carbone					C
Chris A. Davis	C				●
Ralph E. Eberhart		C		●
John A. Edwardson		●		●
David Lilley	●		●
Robert K. Ortberg					●
Andrew J. Policano	●		C
Cheryl L. Shavers			●	C
Jeffrey L. Turner		●	●
C: Chairman
Director Nominations
The Board Nominating and Governance Committee is responsible for identifying individuals who meet the Board’s membership criteria and recommending to the Board the election of such individuals. The Committee identifies qualified candidates in many ways including using outside search firms and by receiving suggestions from directors, management and shareowners. Shareowners wishing to recommend director candidates for consideration by the Committee can do so by writing to the Board Nominating and Governance Committee, c/o the Secretary of the Corporation at our corporate headquarters in Cedar Rapids, Iowa, giving the candidate’s name, biographical data and qualifications. Any such recommendation must be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. In addition to recommending nominees to the Committee, shareowners may also propose nominees for consideration at shareowner meetings. These nominee proposals must be provided timely and otherwise meet the requirements set forth in our By-Laws. See “Shareowner Proposals for Annual Meeting in 2016” set forth later in this proxy statement.
The Committee evaluates the qualifications of candidates properly submitted by shareowners under the same criteria and in the same manner as potential nominees identified by the Corporation. Director candidates are reviewed by the Committee as authorized under the Committee’s Charter using various general guidelines set forth in the Board Membership Criteria, a copy of which is attached to the Board Nominating and Governance Committee Charter. Candidates are chosen with the primary goal of ensuring that the entire Board is balanced and collectively serves the interests of our shareowners. While the Committee does not have a formal policy with respect to diversity, the guidelines include taking into account such factors as diversity, background and experience, age and specialized expertise in the selection of candidates. In addition to the general guidelines, the Committee has identified the following minimum qualifications for Board membership: each nominee for director should be an individual of the highest character and integrity, have solid leadership skills, have experience at strategy/policy setting, have good communication skills, have a reputation for working constructively with others, have sufficient time available to devote to the affairs of the Corporation, be free of any conflict of interests that would interfere with the proper performance of the responsibilities of a director and be under the age of 74 as of the meeting of shareowners at which he or she will stand for election.
Board’s Role In Risk Oversight
The Board oversees the management of risks inherent in the operation of the Corporation’s businesses and the implementation of its strategic plan. The Board reviews the risks associated with the Corporation’s strategic plan at an annual strategic planning session and periodically throughout the year as part of its consideration of the strategic direction of the Corporation. In addition, the Board addresses the primary risks associated with the business of the Corporation on an ongoing basis at regular meetings of the Board.

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GOVERNANCE

Each of the Board’s Committees also oversees the management of risks that fall within the Committee’s areas of responsibility. In performing this function, each Committee has full access to management, as well as the ability to engage advisors. Non-Committee directors routinely attend each of the Committee meetings to help facilitate the Board’s oversight role. The following paragraphs highlight risk matters overseen by two of the Board’s Committees.
The Audit Committee oversees the operation of our Enterprise Risk Management program, including a review of the status of matters involving the primary risks for the Corporation. The Vice President and General Auditor, who regularly provides reports to the Audit Committee, assists in identifying, evaluating and monitoring risk management controls to address identified risks. Key risk topics, such as cybersecurity and anti-bribery, are periodically reviewed and discussed. The Committee also oversees and monitors management’s internal controls over financial reporting and its preparation of the Corporation’s financial statements. The Committee oversees internal and external audits including the risk based approach used in the selection of audit matters. The Audit Committee provides reports to the Board that include these activities.
As part of its oversight of the Corporation’s executive compensation program, the Compensation Committee, with the assistance of its independent compensation consultant, annually conducts a risk assessment of the Corporation’s compensation policies and practices and reviews the internal controls and processes as they apply to compensation decisions and policies. The Compensation Committee provides reports to the Board that include its risk assessment and compensation decisions. Based upon its risk assessment, the Committee has identified several mitigating factors that help reduce the likelihood of undue risk taking related to compensation arrangements including, but not limited to, the use of multiple measures (operating margin, sales, return on sales, operating cash flow and total shareowner return) in a balanced mix of annual and long-term incentive plans, use of multiple types of incentives (cash, stock options and performance shares), use of incentive payout caps in our annual and long-term incentive plans and executive stock ownership requirements that help to align incentives with long-term growth in equity values. Based on its review, the Compensation Committee has concluded that the Corporation’s compensation policies and procedures do not encourage unreasonable risk taking by management.
Communicating With Board Members
As discussed above, the Non-Executive Chairman generally presides at regular executive sessions of our independent directors. Any shareowner or other interested party may communicate directly with the Non-Executive Chairman by sending an email to nonexecutivechairman@rockwellcollins.com or writing to: Non-Executive Chairman, Rockwell Collins, Inc., 400 Collins Road NE, Cedar Rapids, IA 52498. Communications by shareowners or other interested parties may also be sent to non-employee directors, as a group or individually, by sending an email to boardofdirectors@rockwellcollins.com or by writing to Board of Directors (or one or more directors by name), Attn: Corporate Secretary, Rockwell Collins, Inc., 400 Collins Road NE, Cedar Rapids, IA 52498. Upon receipt of any communication, the Corporate Secretary will determine the nature of the communication and, as appropriate, facilitate direct communication with the appropriate director.
Shareowner Engagement
We interact with our shareowners on a regular basis through a variety of ways. Shareowner engagements include quarterly earnings calls and periodic investor conferences with time for questions and answers, numerous group and individual meetings with institutional investors, annual report and proxy statement distribution to all shareowners and various other interactions tailored to the circumstances. In the past, members of the Board have been directly involved with shareowner engagement in appropriate circumstances.
CERTAIN TRANSACTIONS AND OTHER RELATIONSHIPS
The Board has adopted a Related Person Transaction Policy providing for the review and approval or ratification by the Audit Committee of certain transactions or relationships involving Rockwell Collins and its directors, executive officers, certain shareowners and their affiliates. The Audit Committee is responsible for reviewing these transactions and takes into account the pertinent facts and circumstances presented, and any other information they deem appropriate, to determine the disposition action that is in the best interests of the Corporation.

2014 Proxy Statement | 15

This written policy sets forth procedures for the review, approval or ratification and monitoring of transactions involving Rockwell Collins and “related persons.” For the purposes of the policy, “related persons” include executive officers, directors and director nominees or their immediate family members, or shareowners owning five percent or greater of Rockwell Collins’ outstanding stock. The Related Person Transaction Policy defines “related person transactions” in accordance with applicable SEC rules as any transaction in which the Corporation was or is to be a participant, and in which a related person has a material direct or indirect interest that exceeds $120,000. The policy requires these related person transactions to be reviewed and approved or ratified by the Audit Committee. In addition, this policy requires related persons to disclose to the Audit Committee the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction and the related person’s direct or indirect material interest in, or relationship to, the related person transaction.
AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors consists entirely of directors who meet the independence and other requirements of the New York Stock Exchange and applicable law. All three members have been deemed “audit committee financial experts” (as defined by applicable SEC rules) by our Board. The Committee has furnished the following report:
We assist the Board of Directors in overseeing and monitoring the integrity of the Corporation’s financial reporting process, compliance with legal and regulatory requirements and the quality of the internal and external audit processes. Our roles and responsibilities are set forth in the Audit Committee Charter, which was adopted by the Board of Directors. We review and reassess the Charter periodically and recommend any changes to the Board for approval.
As part of our oversight of the external auditors we are involved from time to time in each of the following matters:

•	the selection of the audit firm’s lead client service partner and occasionally other key audit firm personnel working on the audit;

•	the negotiation of the audit firm’s fees; and

•	the on-going review of the audit firm’s performance, including as part of executive session discussions with each of management, internal audit and the audit firm.
We are responsible for overseeing the Corporation’s overall financial reporting process. In fulfilling our responsibilities for the financial statements for fiscal year 2014, we:

•
reviewed and discussed the audited financial statements for fiscal year 2014 with management and Deloitte & Touche LLP (Deloitte), our independent auditors, as well as the quarterly financial statements and management representation letters provided to Deloitte;

•	reviewed and discussed management’s report and Deloitte’s report and attestation on internal control over financial reporting in accordance with the Sarbanes-Oxley Act;

•	discussed with Deloitte the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16 relating to the conduct of the audit; and

•
received written disclosures from Deloitte regarding its independence as required by applicable requirements of the PCAOB. We discussed with Deloitte its independence, and considered whether the provision of non-audit services by Deloitte is compatible with maintaining its independence. All audit and non-audit services provided by Deloitte to the Corporation in fiscal year 2014 were pre-approved.

Based on our review of the audited financial statements and discussions with management and Deloitte, we recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for fiscal year 2014 for filing with the SEC.
The Audit Committee reviewed the performance, quality, qualifications and independence of Deloitte in considering the engagement of Deloitte’s services in fiscal year 2015. We believe it is in the best interests of the Corporation and our shareowners to select Deloitte as the Corporation’s independent auditors for fiscal year 2015 and, as a result, we recommend that shareowners approve the selection of Deloitte.
Audit Committee
Chris A. Davis, Chairman
David Lilley
Andrew J. Policano
EQUITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Principal Shareowners
The following table provides information about each shareowner known to us to own beneficially more than five percent of the outstanding shares of our Common Stock.

Name and Address of Beneficial Owner	Shares	Percent of Class(1)
Capital World Investors(2) 333 South Hope Street Los Angeles, CA 90071
	16,325,600	12.3

The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355
	8,962,338	6.7

ValueAct Capital Master Fund, L.P.(4) One Letterman Drive, Building D, Fourth Floor San Francisco, CA 94129
	7,803,303	5.9

BlackRock, Inc.(5) 40 East 52 Street New York, NY 10055
	7,370,300	5.5

(1)	Percent of class calculation is based on shares of Common Stock outstanding as of December 8, 2014.

(2)	Based on a Schedule 13G filed with the SEC by this shareowner reporting beneficial ownership of these shares as of December 31, 2013.

(3)	Based on a Schedule 13G filed with the SEC by this shareowner reporting beneficial ownership of these shares as of December 31, 2013.

(4)	Based on a Schedule 13D/A filed with the SEC by this shareowner reporting beneficial ownership of these shares as of October 30, 2014.

(5)	Based on a Schedule 13G filed with the SEC by this shareowner reporting beneficial ownership of these shares as of December 31, 2013.

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GOVERNANCE

Management and Director Equity Ownership
The following table shows the beneficial ownership, reported to us as of December 1, 2014, of our Common Stock, including shares as to which a right to acquire ownership within 60 days of that date exists (for example, through the exercise of stock options or through various trust arrangements) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, of each director, each executive officer listed in the Summary Compensation Table on page 38 and of such persons and other executive officers as a group.

Name	Beneficial Ownership on December 1, 2014
	Shares(1)		Percent of Class(2)
Robert K. Ortberg	403,342	(3,4,5)	*
Anthony J. Carbone	59,399	(4,6,7)	*
Chris A. Davis	52,138	(4,6,7)	*
Ralph E. Eberhart	15,386	(7)	*
John A. Edwardson	7,380	(7)	*
David Lilley	25,653	(7)	*
Andrew J. Policano	20,413	(7)	*
Cheryl L. Shavers	26,907	(4,6,7)	*
Jeffrey L. Turner	6,747	(7)	*
Patrick E. Allen	283,840	(3,4,5)	*
Philip J. Jasper	90,562	(3,4,5)	*
Martha L. May	9,652	(3,4,5)	*
Kent L. Statler	203,206	(3,4,5)	*
All of the above and other executive officers as a group (22 persons)	1,670,551	(3,4,5,6,7)	1.2%
* Less than one percent
(1) Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated.
(2) The shares owned by each person, and by the group, and the shares included in the number of shares outstanding have been adjusted, and the percentage of shares owned has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.
(3) Includes shares held under our Retirement Savings Plan as of December 1, 2014. Does not include, 2,816 share equivalents for Mr. Ortberg, 2,561 share equivalents for Mr. Allen, 52 share equivalents for Ms. May, 336 share equivalents for Mr. Jasper, 2,405 share equivalents for Mr. Statler and 21,762 share equivalents for the entire group, inclusive held under our Non-Qualified Savings Plan as of December 1, 2014. Share equivalents under the Non-Qualified Savings Plan are settled in cash in connection with retirement or termination of employment and may not be voted or transferred.
(4) Includes shares that may be acquired upon the exercise of outstanding stock options that are or will become exercisable within 60 days as follows: 342,699 for Mr. Ortberg, 5,000 for Ms. Davis, 5,000 for Dr. Shavers, 239,366 for Mr. Allen, 9,400 for Ms. May, 82,419 for Mr. Jasper, 161,744 for Mr. Statler and 1,166,917 for the entire group.
(5) Does not include performance shares held by such persons for which shares of our common stock may be issued following the completion of any open three-year performance period, which shares are dependent on the level of achievement of our performance goals and our total shareowner return relative to certain Aerospace and Defense companies.
(6) Includes 11,984 shares for Mr. Carbone, 6,413 shares for Ms. Davis, and 4,632 shares for Dr. Shavers granted as restricted stock as compensation for director services.
(7) Includes 34,324 shares for Mr. Carbone, 34,773 shares for Ms. Davis, 15,386 shares for General Eberhart, 7,380 shares for Mr. Edwardson, 25,653 shares for Mr. Lilley, 20,413 shares for Dr. Policano, 17,275 shares for Dr. Shavers and 6,747 shares for Mr. Turner granted as restricted stock units as compensation for services as directors.

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COMPENSATION OF DIRECTORS
2014 DIRECTOR COMPENSATION TABLE
The following table sets forth information regarding compensation for each of our non-employee directors for fiscal year 2014. Mr. Ortberg, who is a director and our chief executive officer, does not participate in the compensation program for non-employee directors. Mr. Jones, our former Chief Executive Officer and Chairman of the Board, ceased serving as a non-employee director on July 31, 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anthony J. Carbone	132,500	157,816	—	—	—	15,880	306,196
Chris A. Davis	120,000	149,786	—	—	—	7,695	277,481
Ralph E. Eberhart	102,500	127,896	—	—	—	—	230,396
John A. Edwardson	100,000	118,380	—	—	—	—	218,380
David Lilley	105,000	140,098	—	—	—	5,000	250,098
Clayton M. Jones	350,000	362,950	—	—	—	10,000	722,950
Andrew J. Policano	115,000	133,871	—	—	—	5,000	253,871
Cheryl L. Shavers	110,000	130,141	—	—	—	5,558	245,699
Jeffery L. Turner	100,000	117,628	—	—	—		217,628
The following is an explanation of the above table:
Fees. All non-employee directors receive an annual retainer fee of $100,000 that they may elect to receive in cash or restricted stock units (RSUs) in lieu of cash. As described below, Mr. Jones was entitled to additional fees for his service as Non-Executive Chairman and Mr. Carbone is also entitled to additional fees for his service as Non-Executive Chairman. Please see “Cash Compensation” below for a description of director fees that are paid in addition to the annual retainer. Generally, these fees may be paid in cash or in RSUs in lieu of cash, at the election of each Committee member. Ms. Davis elected to defer 100% of her 2014 director and Committee fees into RSUs and Mr. Carbone elected to defer $124,167 of his 2014 director and Committee fees into RSUs.
Stock Awards and Options. The dollar value for stock awards represents the aggregate grant date fair value of the RSUs determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718) and does not reflect a reduction for possible forfeitures. Under the 2006 Long-Term Incentives Plan, non-employee directors receive an annual grant of RSUs determined by dividing $110,000 by our closing stock price on the date of the Annual Meeting. Dividend equivalents on RSUs accrue quarterly and are included in this column. For more information see “Stock-Based Compensation” below. Mr. Carbone received a prorated annual RSU grant in August for his service as Non-Executive Chairman from August 2014 to the 2015 Annual Meeting. The portion of this prorated grant attributable to his service as our Non-Executive Chairman in 2014 is included in this column. No options have been awarded to non-employee directors since 2005.
The outstanding equity awards held at the end of fiscal year 2014 by each non-employee director are shown in the following table. This table does not include awards that were granted to Mr. Jones in his capacity as an employee. All RSUs granted to Mr. Jones for his service as a director vested and settled on his retirement from the Board.

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COMPENSATION

Name	Options	Restricted Stock	RSUs
Anthony J. Carbone	—	11,984	34,000
Chris A. Davis	5,000	6,413	34,384
Ralph E. Eberhart	—	—	15,386
John A. Edwardson	—	—	7,380
Clayton M. Jones	—	—	—
David Lilley	—	—	25,653
Andrew J. Policano	—	—	20,413
Cheryl L. Shavers	5,000	4,632	17,275
Jeffrey L. Turner	—	—	6,747
All Other Compensation
For Ms. Davis and Dr. Shavers, the amount shown represents dividends paid on restricted stock.
For Mr. Carbone, the amount shown includes dividends paid on restricted stock and a $1,500 matching gift under our charitable matching gift program.
For Mr. Lilley and Dr. Policano, the amounts are matching gifts under our charitable matching gift program.
For Mr. Jones, the amount represents a donation to the Alzheimer’s Association made by the Rockwell Collins Charitable Corporation to honor his retirement from the Board of Directors.
Our non-employee director compensation program is reviewed on a periodic basis by the Compensation Committee’s independent consultant. The Board of Directors sets non-employee director compensation at approximately the median of non-employee director compensation for Fortune 500 companies. The components of the program are described below.
Cash Compensation
All non-employee directors receive an annual retainer of as described above. Additional annual retainers are paid to the Non-Executive Chairman, to the chairmen of certain board committees and to the members of the Audit Committee as shown in the table below. Each annual retainer is payable in advance in equal quarterly installments. Before Mr. Carbone became our Non-Executive Chairman on August 1, 2014, he served as our Lead Independent Director and was entitled to an additional annual cash retainer of $20,000. He received a pro-rated portion of this retainer for his service to August 1, 2014.

Non-Executive Chairman	$50,000
Audit Committee Chair	$20,000
Board Nominating and Governance Chair	$10,000
Compensation Committee Chair	$15,000
Technology Committee Chair	$10,000
Audit Committee Member	$5,000
Under the 2006 Long-Term Incentives Plan (2006 LTIP), each director has the option each year to determine whether to defer all or any part of his or her retainer fees by electing to receive RSUs valued at the closing price on the date the cash retainer payment would otherwise be paid. Non-employee directors are reimbursed for all reasonable expenses associated with attending Board and Committee meetings and otherwise relating to their director duties. Non-employee directors are also eligible to receive up to $5,000 in matching charitable gifts under our matching gift program. Mr. Jones was entitled to a further retainer in respect of his service as our Non-Executive Chairman as described below under “Transition and Consulting Agreement with Mr. Jones.”

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Stock-Based Compensation
In addition to the retainer fees described above, each non-employee director is granted RSUs under the 2006 LTIP concurrently with the director’s initial election to our Board. The value of the RSUs at initial election is equal to $100,000 plus a prorated amount determined by multiplying $110,000 by a fraction, the numerator of which is the number of days remaining until the next annual meeting of shareowners and the denominator of which is 365. Mr. Jones was not entitled to receive this RSU grant since he was not a non-employee director when he first joined the Board. Following each annual meeting, continuing non-employee directors are granted RSUs with a $110,000 value as of the date of the meeting. Mr. Jones received this RSU grant following the 2014 Annual Meeting. RSUs, which do not have voting rights, entitle the directors to a contractual right to receive at a future date the number of shares of Common Stock specified. Pursuant to the terms of the directors’ RSUs, dividend equivalents in the form of additional RSUs accumulate on the date we otherwise pay dividends on our Common Stock and directors receive unrestricted shares of our Common Stock in payment for RSUs upon termination of their Board service. Mr. Jones was entitled to additional stock-based compensation in respect of his service as our Non-Executive Chairman as described below under “Transition and Consulting Agreement with Mr. Jones.” For his service as Non-Executive Chairman, Mr. Carbone receives an additional annual RSU grant with a value of $50,000.
Transition and Consulting Agreement with Mr. Jones
In order to secure Mr. Jones’ services following his retirement on September 20, 2013 as an employee of the Corporation, and after the Compensation Committee sought input from its independent compensation consultant, we entered into a Transition and Consulting Agreement with him. Under this agreement, Mr. Jones agreed to serve as our Non-Executive Chairman of the Board until July 31, 2014 and thereafter, as our consultant for a two-year period.
As Non-Executive Chairman through July 31, 2014, Mr. Jones, as requested by the Board, consulted, advised and assisted with matters, including (i) presiding at Board meetings and the Annual Meetings, (ii) working with our Chief Executive Officer and Lead Independent Director to set Board meeting agendas, (iii) providing input and guidance on setting strategy and direction, (iv) playing a role in representing us to external stakeholders, (v) representing us in selected interactions with employee groups, industry associations and forums and at community events, (vi) providing advice and counsel to the Chief Executive Officer, (vii) providing feedback to the Board of Directors on the progress and development of the Chief Executive Officer and (viii) performing such other duties assigned by the Board of Directors from time to time.
While Non-Executive Chairman, in addition to receiving the standard compensation payable to our other non-employee directors, Mr. Jones received an additional retainer, consisting of $250,000 in cash paid in quarterly installments, subject to deferral into RSUs, and a grant of RSUs with a value of $250,000. The grant of RSUs was made following the 2014 Annual Meeting. While serving as Non-Executive Chairman, Mr. Jones received an office at our headquarters, administrative support, use of corporate aircraft while traveling on business, a cell phone and computer and reimbursement of his business-related expenses.
As our consultant, Mr. Jones is facilitating the orderly transition of his responsibilities to the new Chairman of the Board and is available to attend to Corporation matters as requested by the Board or the Chief Executive Officer. Mr. Jones is entitled to $300,000 during the first year of the consulting term and $150,000 in the second year. He will also be entitled to administrative support and reimbursement of his business-related expenses.
Mr. Jones is subject to non-competition and non-solicitation covenants and has agreed to comply with all of our policies relevant to his activities, including our Standards of Business Conduct.
Director Stock Ownership Guidelines
Each non-employee director is required to own shares of our Common Stock with a market value of at least three times the annual retainer amount within four years of joining the Board. The following are counted for purposes of meeting these ownership guidelines: shares owned outright (including in trusts and those held by a spouse), shares of restricted stock and restricted stock units. All of our non-employee directors meet or are on track to meet the ownership guidelines. The Compensation Committee’s independent consultant reviews the ownership guidelines on a periodic basis to ensure that they remain competitive with market practice.

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COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
In the discussion that follows, we provide an overview and analysis of our executive compensation programs and philosophies, the compensation decisions the Compensation Committee (Committee) made under those programs and the factors considered in making those decisions. Included within and following this section you will find a series of tables containing specific information about the compensation earned or paid in fiscal 2014 (September 28, 2013 to October 3, 2014) to the following individuals, whose positions as of October 3, 2014 are noted below, to whom we refer as our named executive officers (NEOs):

Robert K. Ortberg	Chief Executive Officer and President (CEO)
Patrick E. Allen	Senior Vice President, Chief Financial Officer (CFO)
Kent L. Statler	Executive Vice President, Chief Operating Officer, Commercial Systems
Philip J. Jasper	Executive Vice President, Chief Operating Officer, Government Systems
Martha L. May	Senior Vice President, Human Resources
Unless otherwise noted, references to years in this discussion are to our fiscal years.
It is not anticipated that Ms. May will be a NEO in future years. She received non-recurring compensation in connection with her recruitment and relocation.
Executive Summary
The Committee believes in pay-for-performance and approves programs that are aligned with corporate and shareowner goals. To attract and retain top talent, target compensation is set around the median of the competitive market with the opportunity to achieve greater compensation if superior performance is achieved. Payments under our annual incentives and long-term performance shares are 100% performance-based and dependent on the achievement of annual and long-term performance goals approved by the Committee. For 2014, our performance warranted payouts at 90% on annual incentives and 62% on performance shares as more fully described in the following paragraphs.
2014 Annual Incentive Plan Results
Annual incentive plan payments for 2014 were dependent on our performance against the operating margin, sales and operating cash flow goals established by the Committee. As a result of actual performance in 2014, annual incentive plan payments were paid at 90% of target. Details of our performance as computed under the plan are as follows:

•	Operating margin was 20.98%, which was below the target of 21.40%;

•	Total revenues of $4.64 billion, which was above the target of $4.55 billion, compared to total revenues of $4.58 billion in 2013; and

•	Operating cash flow of $609 million, which was above the target of $600 million, compared to operating cash flow of $617 million in 2013.
For more information on the 2014 annual incentive plan payments, see “2014 Annual Incentive Awards and Performance Results” on page 31 of this proxy statement. To calculate plan payments, we excluded results from our acquisition of ARINC and included the results we could have reasonably expected for the balance of the year from our divestitures of DataPath and KOSI. For information on the changes made to the annual incentive plan for 2014, see “Key 2014 Compensation Program Changes” on page 24 of this proxy statement.
2012-2014 Performance Share Results
Our performance shares provide our executives with the opportunity to earn share awards dependent on our cumulative sales, return on sales and relative total shareowner return (TSR) over a three-year performance period. Performance shares represent 50% of the annual target award value under our long-term incentive program. The

2014 Proxy Statement | 21

remaining 50% is granted in the form of stock options.
Our performance during the 2012–2014 performance period resulted in return on sales of 13.4%, which was above the target of 12.5%, and cumulative sales of $13.97 billion, which was below the target of $16.06 billion. This would have resulted in a payout of 78% of the target performance shares in the absence of any TSR adjustment. The payout was reduced by a factor of 20% to 62% due to the impact of the TSR modifier. For more information on the performance shares, see “2012–2014 Performance Period Share Payments” on page 34 of this proxy statement.
Financial results for purposes of calculating payments were adjusted for the impact of our ARINC acquisition, the DataPath and KOSI divestitures and certain other events in accordance with the terms of the performance share award agreements.
Executive Compensation Practices
Additional features that strengthen our executive compensation governance practices are as follows:
What We Do

☑	We believe in pay for performance. As shown on page 28 of this proxy statement between 71-83% of the target annual compensation opportunity of our NEOs is tied to performance.

☑
We annually assess our executive compensation program to ensure that it remains well balanced and that it does not encourage unreasonable risk taking. For more information, see “Board’s Role in Risk Oversight” on page 14 of this proxy statement.

☑
We have strong stock ownership requirements to align our executive officers’ interests with those of our shareowners. These requirements are monitored annually. For more information, see “Stock Ownership Guidelines” on page 35 of this proxy statement.

☑
We have a robust clawback policy and other compensation recovery policies to allow us to recover compensation as appropriate. For more information, see “Payment Recovery Provisions” on page 36 of this proxy statement.

☑	We use an independent compensation consultant to advise the Committee and to keep abreast of compensation best practices.
 What We Don’t Do

☒	We do not provide excessive perquisites.

☒	We do not provide tax gross-ups to executive officers, except in connection with a relocation or international assignment.

☒	We do not allow hedging of our common stock by our directors, officers and employees.

☒	We do not allow pledging of our common stock without prior approval.

☒	We do not pay change of control benefits unless a change of control has occurred and a related qualifying termination of employment occurs. We do not pay change of control excise tax gross-ups.
Results of 2014 Shareowner Advisory Vote on Executive Compensation
Each year, in accordance with its charter, the Committee considers the outcome of the shareowner advisory vote on executive compensation when making future decisions relating to the compensation of the NEOs and our executive compensation program and policies. In 2014, shareowners continued their strong support of our executive compensation program with 97.2% of the votes cast for approval (not counting abstentions and broker non-votes) of the “say on pay” proposal at the 2014 Annual Meeting of Shareowners. The Committee believes that the voting results conveyed our shareowners’ strong support of the philosophy, strategy and objectives of our executive compensation program. Nonetheless, the Committee continues to assess our executive compensation program and policies, based on our strategic needs and external market practices. For 2014, the executive compensation program remained largely unchanged with the exception of those components outlined in the following section. The

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COMPENSATION

Committee considers the results of the annual advisory vote on executive compensation and incorporates such results as one of the many factors it considers in carrying out its responsibilities.
Key 2014 Compensation Program Changes
Annual Incentive Plan
After considering investor input and how participant line-of-sight under the plan could be improved, the Committee made the following changes to the annual incentive plan for 2014:

•
Operating margin, which is our operating earnings divided by our sales, replaced earnings per share under the plan. Operating margin was assigned a 50% weighting. In 2013, earnings per share had a 45% weighting.

•	The Board’s Qualitative Assessment, which previously had a 10% weighting, was eliminated.

•	The weighting assigned to sales was increased from 25% to 30%.

•
The level of performance necessary to achieve the minimum payout was decreased and the level necessary to achieve the maximum payout was increased to reduce volatility in the payout opportunity under the plan.

For a further discussion of these changes and the plan, see “Annual Incentive Compensation Plan” on page 28 of this proxy statement.
Executive Compensation Changes
The Committee approved salary increases for all of the NEOs effective December 28, 2013 and approved an increase in Mr. Jasper’s long-term incentive target and Ms. May’s annual incentive target for 2014:

•	Mr. Ortberg’s base salary was increased from $900,000 to $950,000;

•	Mr. Allen’s base salary was increased from $572,000 to $594,880;

•	Mr. Statler’s base salary was increased from $578,000 to $595,340;

•	Mr. Jasper’s base salary was increased from $450,000 to $470,250 and his target long-term incentive target was increased from $900,000 to $1,000,000;

•	Ms. May’s base salary was increased from $350,000 to $364,000 and her annual incentive target was increased from 55% to 60% of her base salary.
Executive Compensation - Roles and Responsibilities
Compensation Committee
The Committee, which consists entirely of independent directors, has responsibility for the development and oversight of our executive compensation program. The Committee's duties and responsibilities are described under “Compensation Committee” on page 12 of this proxy statement.
Independent Compensation Consultant
The Committee selects and retains the services of a compensation consultant to provide professional advice on our executive compensation program and the non-employee director compensation program. The Committee assesses the consultant’s independence and whether there are any conflicts of interest annually. In determining that the consultant was independent, the Committee considered the factors set forth in Rule 10C-1(b) of the Securities Exchange Act of 1934. The independent consultant, a managing director at Semler Brossy Consulting Group, LLC (independent consultant), is retained directly by the Committee and provides no other service to us other than those related to executive and director compensation. The independent consultant interacts directly with the Committee's chairman in preparation for meetings, provides advice in Committee meetings, assists with the design of compensation arrangements and provides an independent market assessment of peer companies and general industry compensation and practices. The independent consultant meets with new Committee members to orient them to the

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policies, plans and programs managed by the Committee. The independent consultant meets with management to collect information, to solicit management's input and to fully understand our plans, goals and actual performance. The consulting relationship is reviewed by the Committee annually to determine its satisfaction with the services and advice provided by the independent consultant.
Management
The CEO reports to the Committee about enterprise performance, business unit performance and individual performance of the other executive officers. He also discusses the operational and financial plans for future performance periods (annual and long-term) as they relate to compensation decisions. The CEO provides input on the design of compensation programs and policies and makes recommendations for compensation changes for the other NEOs. The Senior Vice President, Human Resources provides support, analysis and counsel, including execution of the programs under the supervision of the Committee. Certain members of management, including the CEO, regularly attend Committee meetings. The CEO is delegated authority to approve the compensation arrangements other than for our executive officers and other designated senior executives, with limitations that are established by the Committee. The Committee meets for a portion of its meetings in executive session, with its independent consultant and without the CEO or other members of management. The Committee's deliberations on CEO compensation are held during a non-management executive session of the Committee that typically includes all non-employee board members.
Executive Compensation Design
Our executive compensation policies, plans and programs are designed according to the following principles:

Design Principle	Alignment to Key Compensation Elements
Aligned with Shareowner Interests
The interests of executives should align with the interests of our shareowners by using performance measures that correlate well with shareowner value.	Our short-term and long-term incentive plans are both designed to use financial performance measures that correlate well with shareowner value.
Supportive of Our Vision
Compensation should support our vision roadmap defining who we are, what we stand for, what we hope to achieve and how we work to achieve our goals and meet customer and shareowner expectations.	We inherently believe that we are most successful when we work together. Our short-term and long-term incentive plans are designed to encourage the principle of working together.
Competitive
The total compensation package should be competitive with the general industry peer group and at a level appropriate to attract, retain and motivate highly qualified executives capable of leading us to greater performance.

Base salary and annual incentives provide a competitive annual total cash compensation opportunity for our executives in the short-term and equity incentives provide a competitive opportunity over the long-term. All serve to support our desire to attract and retain executive talent and are reviewed for competitiveness with the Committee’s independent compensation consultant.

Performance-Based
A significant portion of compensation should be at risk and tied to corporate, business unit and individual performance.
A substantial portion of executive pay is at risk and paid only on the achievement of specific pre-established performance goals. Annual incentive payouts for NEOs are subject to further adjustment based upon business unit and/or individual performance. Performance shares and stock options are both performance-based and at risk.

Balanced
Compensation plan design should promote an appropriate balance between annual and long-term business results.	We provide annual and long-term incentives to provide a balanced compensation program. However, as illustrated on page 28 of this proxy statement, more emphasis is provided to long-term incentives.

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What Compensation is Intended to Reward
A substantial amount of NEO compensation is variable and tied to the achievement of both annual and long-term incentive plan goals. To support our pay-for-performance philosophy, performance is evaluated and compensation rewarded and adjusted as follows:
Corporate Performance
Our annual incentive plan is designed to reward the achievement of annual financial goals that are important to our current and future success. These goals are included in our annual operating plan that is prepared by management and approved by the Board of Directors. The same annual incentive plan design and performance metrics apply to all of our NEOs and most of our employees worldwide.
Our 2006 Long-Term Incentives Plan was established to reward the achievement of long-term financial goals and increased shareowner value. Under this plan, we grant executives three-year performance shares and stock options on an annual basis.
Business Unit Performance
The CEO reviews the performance of each business unit and shared service based on the achievement of goals included in our annual operating plan. Based on this overall assessment, the CEO has been delegated the discretion by the Committee to adjust the annual incentive pool upward or downward by five percent to reflect the business unit's or shared service's performance. In the case of a business unit adjustment impacting a NEO, the CEO will make a recommendation to the Committee for its approval.
Individual Performance
Our performance review and development plan applies to the majority of our salaried employees, including the NEOs. Under this plan, an employee's performance is evaluated against the expectations of his or her position, whether he or she exhibits our values in the performance of his or her job and whether he or she met or exceeded his or her individual performance goals. Individual performance goals are established at the beginning of each fiscal year and are aligned with our annual operating plan. Performance under the plan is evaluated at mid-year and at the end of the fiscal year. The CEO approves the individual performance goals of the other NEOs, evaluates their performance and recommends to the Committee any resulting performance adjustments to their salaries and annual incentive payments. The CEO's personal goals are reviewed and approved by the Committee each year. Following the end of the fiscal year, the Committee, with input from the other directors, formally evaluates the CEO's performance, including personal goals, during its executive session and approves any salary adjustment and/or individual performance adjustment to the annual incentive payment.
Market Assessment
The Committee annually considers market data for total direct compensation (base salary plus annual incentive plan target and long-term incentive target) for the NEOs and other designated senior executives based on the independent consultant's review of market data. The Committee uses this market data and the analysis by the independent consultant to assess the competitiveness of the compensation paid to our NEOs as well as the mix between fixed (base salary) and variable (annual and long-term incentives) compensation.
The Committee generally establishes base salaries as well as annual and long-term incentive targets around the median of the general industry market data. Each executive can be paid above or below that amount based on years in the position, prior experience, individual performance and corporate performance. Although the Committee reviews market data, there is no commitment to tie any particular executive's compensation to the general industry market data.
The general industry market data provides consistency year-over-year due to the large number of participants in the survey. A wide variety of positions are reported in the general industry market data allowing more specific comparisons to our executive officers. We use the general industry market data because our senior executives have skills that are in demand outside of the aerospace and defense industry. In September 2013, the independent consultant provided an analysis using compensation information from 126 companies with revenues ranging from

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$3 to $6 billion (our 2013 revenue was $4.6 billion) to obtain market data to support the compensation decisions made in November 2013. The Committee believes that these companies are good comparators and that the general industry market data allows a robust analysis of executive pay. The companies used as comparators are listed on Appendix A.
Comprehensive Compensation Review
In the course of reviewing data from external sources and making decisions about CEO compensation or considering the CEO compensation recommendations for the other NEOs, the Committee also reviews comprehensive compensation information for each NEO. This information is presented in the form of a tally sheet and includes detailed modeling of the current dollar value of all aspects of compensation, including base salary, annual and long-term incentives, perquisites, pension and savings plans, and health and welfare benefits. The Committee also reviews modeling projections on the potential future value of long-term incentive grants. The Committee reviews this information to ensure that the total compensation awarded to each NEO is reasonable and consistent with the compensation philosophy and objectives discussed above.
Compensation Elements
The following table lists the compensation elements of target direct compensation (base salary plus annual incentive plan target and long-term incentive target) for our 2014 executive compensation program. Each year the Committee approves the design and performance goals for both the annual and long-term incentives consistent with the Committee's compensation philosophy and objectives.

Compensation Element	Key Characteristics	Why We Pay This Element	How We Determine the Amount	2014 Decisions
Fixed
Base Salary	Fixed compensation component payable in cash.	Forms basis for a competitive compensation program and attracting and retaining top executive talent.	Reflects job scope and responsibilities, individual performance and experience, and market data.	All five of the NEOs received salary increases for 2014 ranging from 3.0-5.6%.
Variable
Annual Incentive Compensation Plan
Variable compensation component payable in cash based on performance against annually established goals and assessment of individual and business unit performance. For 2014, the performance measures were operating margin, sales and operating cash flow.
Aligns compensation with annual performance results. Encourages achievement of annual corporate financial goals.
Each participant is eligible to receive a target bonus equal to a percentage of their salary for the year. The percentage is determined based on job scope, responsibilities and market data.
Business unit and individual payout adjustments provide focus on performance at the business unit and individual levels.
Our performance on all three measures resulted in an annual incentive plan payout at 90% of target.
Stock Options (Long Term Incentives Plan)	50% of the target value long term incentive award.	Aligns the interests of executives with shareowners and long-term company performance and serves to retain executive talent.	Target awards based on job scope, responsibilities, and market data.	The Committee continued its practice of granting stock options to executives.
Performance Shares (Long Term Incentives Plan)	50% of the target value long term incentive award. Payout of shares depends on our cumulative sales and return on sales performance and our relative total shareowner return over a three-year period.	Aligns the interests of executives with shareowners and long-term company performance and serves to retain executive talent.	Target awards based on job scope, responsibilities, and market data.	Our performance resulted in 62% of target performance shares being earned for the 2012-2014 performance period.

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Compensation Mix
The mix of base salary (fixed) and annual and long-term (performance based) compensation elements varies by position. To support our pay-for-performance philosophy and consistent with our independent consultant’s external market assessment, the higher the level of responsibilities and accountability, the more compensation is at risk by being directly linked to achievement of our annual and long-term performance goals. For 2014, a significant portion of our CEO’s and other NEOs’ average annual target total direct compensation is variable since it is dependent on our performance and our stock price. The allocation of target compensation for our NEOs for fiscal year 2014 is as follows:
For purposes of determining the percentages shown above, it is assumed that annual incentives under our Annual Incentive Compensation Plan (represented by ICP above) will be earned at target levels, stock options have a value determined by a binomial option pricing model and the target number of performance shares awarded will have a value equal to the underlying value of the stock on the date of grant. Since these awards have both upside opportunity and downside risk, these percentages may not reflect the actual amounts realized.
Short-Term Compensation
Base Salary. Each of the NEOs is paid a base salary for performance of his or her job duties and responsibilities. Base salary targets are generally set around the median of the competitive data for each executive role; however, actual salaries can be below, at or above the median depending on performance and experience. Newly promoted executive officers are typically paid below the median of the competitive data with salary increases over time designed to move them to the median or above subject to meeting or exceeding their performance objectives.
Base salary is reviewed annually and consideration is given for base salary adjustments based on individual performance and available competitive data that is presented by the independent consultant. The salaries of the NEOs are approved by the Committee after considering input from the CEO regarding base salary adjustments for the other NEOs and consulting with the independent consultant and the Board of Directors.
Annual Incentive Compensation Plan. Each of the NEOs may receive cash payments based on the achievement of specific financial goals, but adjustments to NEO annual incentive compensation payments may occur at the individual and business unit level. Prior to the beginning of each year, the Committee, with input from other members of the Board of Directors, management and the independent consultant, determines the performance measures that are most important for the Corporation to achieve its goals.
The 2014 financial measures consisted of operating margin, sales and operating cash flow, which collectively made up the annual bonus opportunity. Operating margin (operating earnings divided by sales) replaced our historical

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performance measure of earnings per share, as the Committee believes it better aligns with how we run our business and allows employees to have a better understanding and line-of-sight as to how they impact our financial goals. Earnings per share is impacted by share repurchases and other events which are not in our employees’ control. The Board of Directors Qualitative Assessment was also removed as a performance measure to simplify the plan and improve employee line-of-sight. The Committee believes that each performance measure in the plan is a key driver of our financial performance and that this combination of measures reflects an accurate representation of our overall annual financial performance.
Our 2014 operating margin (operating earnings divided by sales), sales and operating cash flow target goals were each set at the midpoint of our initial 2014 financial guidance. We created a broader range over which performance would be measured in the plan. This change was made to reduce the volatility of payouts thereby increasing the predictability of our earnings.
The weighting of the performance measures is evaluated each year. For 2014, performance measures and weights were changed as follows:

Measure	Operating Margin	Earnings per share	Sales	Operating Cash Flow	BOD Qualitative Assessment
2014 Weighting (1)	50%	N/A	30%	20%	N/A
2013 Weighting	-	45%	25%	20%	10%
(1) For 2014, earnings per share and the Board of Directors Qualitative Assessment were removed and operating margin was added.
Long-Term Incentives
The purpose of our long-term incentive compensation plan is to align an executive's performance with our long-term success. Compensation from long-term incentives makes up a significant portion of the overall compensation of our NEOs, is tied to growing our stock price and, in the case of performance shares, contingent on whether three-year cumulative sales and return on sales targets are achieved. Our 2006 Long-Term Incentives Plan provides the Committee with the flexibility to grant long-term incentive awards in a variety of forms. In 2014, the Committee granted stock options and three-year performance shares to our executives. Our long-term incentive award mix for the NEOs is shown on the following chart:

NEO
Long-Term Target
Incentive Mix
50%
50%
Stock Options
Performance Shares

Stock Options. The Committee believes that stock options are an important element in our executive compensation as they reward increases in our share price as a result of successful long-term performance and creation of shareowner value, further aligning the interests of our NEOs with those of our shareowners. 50% of the target dollar value for each NEO’s long-term incentive award is granted as stock options. The options have a ten-year term and vest in three equal amounts on the first, second and third anniversaries of the grant date. The number of stock options granted is determined by dividing the targeted dollar value of stock options by the fair value of one stock option (using a binomial lattice option pricing model) and rounding up to the nearest 100 shares. The exercise price of the stock options is equal to our closing share price on the date of grant.

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Performance Shares. The Committee believes performance shares serve as an integral component of our executive compensation program. From an internal perspective, our performance share grants support the achievement of long-term financial and business success. Externally, our TSR modifier helps ensure that performance share awards reflect our stock price performance relative to our TSR modifier group helping to further drive shareowner value.
The number of target performance shares granted is determined by dividing the target dollar grant value of performance shares by the closing price of our common stock on the date of grant. The number of performance shares paid at the end of the three-year performance period can range from zero to 200% of the target and is dependent on the achievement of pre-established organic sales growth and return on sales (net income divided by total sales) goals for the performance period. 50% of the target dollar value for each NEO’s long-term incentive award is granted as performance shares. The weighting of the performance measures for the FY2014–2016 grant are as follows:

Measure	Cumulative Sales	Return on Sales
FY2014–2016 Weighting	40%	60%
TSR Modifier. The number of performance shares that are payable is subject to adjustment based upon our total shareowner return (TSR) performance relative to the TSR modifier group. TSR is defined as share price growth and dividend yield over the three-year period, which can drive an adjustment up or down by as much as 20% of the amount otherwise payable as noted below:

TSR Percentile	Payout Modifier
≥ 80%	120%
≥ 65% and < 80%	110%
≥ 40% and < 65%	100%
≥ 20% and < 40%	90%
< 20%	80%
The aerospace and defense companies in our TSR modifier group for the FY2014–2016 performance share cycle are listed below:

Company
AAR Corporation	Alliant Techsystems Inc.
Esterline Technologies Corporation	Exelis, Inc.
General Dynamics Corporation	Harris Corporation
L-3 Communications Holdings, Inc.	Lockheed Martin Corporation
Moog Inc.	Northrop Grumman Corporation
Raytheon Corporation	Spirit AeroSystems, Inc.
Teledyne Technologies Inc.	The Boeing Company
Equity Grant Practices. The Committee has continued to follow a practice of granting long-term incentives at its November meeting each year. The meeting date is scheduled at least one year in advance. This meeting follows the public release of annual earnings typically by about two weeks. This allows the market to absorb the impact of our public release of year-end financial results before the Committee makes the annual grant. The Committee on occasion will make grants at other regularly scheduled meetings when a new executive is named either as a result of an internal promotion or external hire. The Committee has delegated to the CEO the authority to make individual equity grants to positions below certain designated senior executive positions within certain parameters. These grants are approved by the CEO on the date of a regularly scheduled meeting of the Board of Directors. The Committee reviews the use of this delegation at its November meeting each year.

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Compensation Earned and Awarded
Base Salary Adjustments for 2014
The Committee approved a 5.6% base salary increase for Mr. Ortberg from $900,000 to $950,000 effective December 28, 2013. The increase for Mr. Ortberg brings his 2014 salary within the competitive range of pay for similarly sized companies within the general industry group of companies. Mr. Ortberg recommended and the Committee approved annual base salary adjustments for the other NEOs, ranging from 3.0% to 4.5%, using the same criteria, market position and performance, as for all other salaried employees.
2014 Annual Incentive Awards and Performance Results
The target awards are expressed as a percentage of salary paid during the fiscal year. Target annual incentive amounts for the NEOs are reviewed annually by the Committee using the competitive information provided by the independent consultant. The following table shows the annual incentive target for each of the NEOs for 2014 and 2013.

Ortberg
Allen
Statler
Jasper
May
110%
110%
75%
75%
80%
80%
80%
80%
60%
55%
0%
20%
40%
60%
80%
100%
120%
2014 Target
2013 Target

All of our NEO’s annual incentive targets remained the same with the exception of Ms. May’s target, which was increased to 60% based on market data from the general industry companies.
Target awards are set around the median of the competitive market data for each position. In assessing the competitive data, generally the Committee will make changes to targets only if the competitive data shows that increases have been sustained over a two-year period.
The annual incentive compensation plan is designed to provide competitive annual incentive payments if target goals are achieved, to provide above-target payments if these goals are exceeded and to provide below target payments or no payments if the goals are not achieved. Annual incentive payments can range from zero to 200% of the annual incentive target based on the performance achieved against the financial goals.
Each NEO’s annual incentive payout, other than the CEO’s, is subject to business unit, as well as individual, adjustments of plus or minus five percent in accordance with recommendations from the CEO to the Committee. The Committee may similarly adjust the CEO’s annual incentive payout.
For 2014 the Committee restored the target plan payout percentage to 100% from the reduced 2013 target of 75%. The 2013 target was reduced given the uncertain economic environment. Financial performance for 2014 resulted in a payout of 90% of the target award before any adjustments for business unit or individual performance. Mr. Statler received an additional $8,675 to recognize his organization’s strong performance driven by market share capture with key customer accounts.
Our 2014 operating margin, sales and operating cash flow target goals were each set at the midpoint of our 2014 financial guidance. The following table shows our 2014 financial goals, the weightings of the performance goals,

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the threshold, target and maximums for each goal and the associated payouts and our performance against those goals.

Measure	Operating Margin		Sales ($B)		Operating Cash Flow ($M)		Payout
	Goal	Payout	Goal	Payout	Goal	Payout
Maximum	22.65%	100%	$5.10	60%	$690	40%	200%
Target	21.40%	50%	$4.55	30%	$600	20%	100%
Minimum	20.15%	—%	$4.00	—%	$510	—%	—%
2014 Results (1)	20.98%	33%	$4.64	35%	$609	22%	90%
(1) Results were adjusted for the ARINC acquisition, the DataPath and KOSI divestitures and certain other items in accordance with the plan.

The following table shows the 2014 annual incentive payments for the NEOs. The total annual incentive paid to each NEO is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 38.

NEO 2014 Annual Incentive Payments
Named Executive Officer	Annual Base Salary (Paid in FY14)	Target		Actual
		Target Annual Incentive %	Target Annual Cash Incentive	Final Award	Final Award as % of Target
Robert K. Ortberg	$955,769	110%	$1,051,346	$946,212	90%
Patrick E. Allen	$600,600	75%	$450,450	$405,405	90%
Kent L. Statler	$602,454	80%	$481,963	$442,443	92%
Philip J. Jasper	$474,231	80%	$379,385	$341,447	90%
Martha L. May	$367,500	60%	$220,500	$198,450	90%
In addition to her annual incentive payment, Ms. May received a $100,000 one-time bonus opportunity in connection with her hiring in April 2013. This bonus was subject to her completion of performance goals within one year of her hire date. This additional one-time bonus opportunity was intended to compensate Ms. May for compensation that she forfeited as a result of leaving her former employer. Ms. May's performance goals included implementing organizational efficiency changes, implementing health care plan changes to address the impacts of health care reform, proposing design changes to our annual incentive plans and offering employees cost, quality and transparency tools to evaluate their health care. Ms. May achieved the performance goals and was paid $100,000 in April 2014. This payment, along with Ms. May’s annual incentive payment, are shown in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.
2014 Long-Term Incentives Grant Award
At its November 2013 meeting, after consulting with its independent consultant, the Committee granted stock options and three-year performance shares for the 2014-2016 performance period to the NEOs and certain other executives under the 2006 Long-Term Incentives Plan. The target awards in dollars for the NEOs were established after taking into account levels of responsibility, the past three years of competitive market data and the relative contribution of each position to the business (i.e., internal equity or consistency between positions). The target dollar value of the long-term incentives granted to each of the NEOs for the 2014-2016 and 2013-2015 fiscal year periods are shown below:

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	2014-2016 Performance Period			2013-2015 Performance Period
	Target			Target
Named Executive Officer	Performance Shares	Stock Options	Total Value	Performance Shares	Stock Options	Total Value
Robert K. Ortberg	$1,750,000	$1,750,000	$3,500,000	$1,513,900	$1,513,900	$3,027,800
Patrick E. Allen	$500,000	$500,000	$1,000,000	$500,000	$500,000	$1,000,000
Kent L. Statler	$550,000	$550,000	$1,100,000	$550,000	$550,000	$1,100,000
Philip J. Jasper	$500,000	$500,000	$1,000,000	$450,000	$450,000	$900,000
Martha L. May	$225,000	$225,000	$450,000	$225,000	$225,000	$450,000
The total number of shares awarded for fiscal year 2014 in November 2013 to executives for stock options and performance shares at target payout represented in the aggregate 0.4% of the total shares outstanding as of the date of grant. The Committee will review the level of achievement against the pre-established financial goals at its November 2016 meeting and determine the payment, if any, earned by participants for the 2014-2016 performance period.
2014-2016 Performance Share Award Goals
The 2014-2016 financial goals focus on our long-term profitable growth as measured by cumulative sales and return on sales, and our TSR relative to the TSR modifier group. The cumulative sales and return on sales goals at the maximum, target and minimum performance levels are shown below.

Performance Level	Cumulative Sales (1)		Return on Sales (1)		Total Payout %
	Goal ($B)	Payout %	Goal	Payout %
Maximum	$16.01	80%	15.5%	120%	200%
Target	$14.82	40%	12.5%	60%	100%
Minimum	$13.78	0%	8.5%	0%	0%
(1) The financial goals were established prior to our acquisition of ARINC in December 2013. The Committee intends to adjust the payout calculation in 2016 to account for results derived from the ARINC acquisition and to reflect the DataPath and KOSI divestitures.
In establishing goals for the 2014-2016 performance period, the Committee’s focus was to balance the need to pay for performance, retain executive talent and establish realistic goals that reflect the challenging economic environment in which we are operating. To accomplish this, several factors were considered by the Committee, including:

•	our five-year strategic plan;

•	analyst expectations of our performance and of the members of the TSR modifier group;

•	goals and performance achieved in the prior performance cycle; and

•	our annual operating plan for 2014.
The Committee determined that cumulative sales should continue to be used as a performance measure due to the substantial importance of growing sales. The Committee also determined that return on sales should continue to be used since it is a strong indicator of operational efficiency and the need to maintain profitable growth even during periods when revenue growth is challenged. Together, cumulative sales and return on sales provide strong and balanced financial goals that drive our long-term financial health. For 2014-2016, the Committee weighted the goals so that 60% of the award opportunity is dependent on return on sales to provide a greater emphasis on profitable growth. The remaining 40% of the award opportunity depends on our cumulative sales achievement.
The cumulative sales target reflects an average annual organic growth rate of 3.5% per year for both the 2014–2016 and 2013–2015 performance periods.
Return on sales is determined by dividing net income by the total sales for the years 2014-2016. The target was set at 12.5%, the same as the goal established in the prior cycle. This target reflects our historical strong return on sales performance. The return on sales goal encourages profitable growth and significantly exceeds the return on sales generally achieved by the members of the TSR modifier group companies.

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Total Shareowner Return (TSR) Performance Modifier
Consistent with performance share grants in prior years, the 2014-2016 performance shares are subject to a performance modifier based upon our TSR relative to the TSR modifier group companies. There can be a positive or negative adjustment in increments of 10% up to a maximum adjustment of positive or negative 20% for the 2014-2016 performance period. Any dividends paid are treated as reinvested for purposes of determining TSR.
2012–2014 Performance Period Share Payments
In November 2014, the Committee also determined the payments to participants for the three-year performance shares granted in November 2011 covering fiscal years 2012 through 2014. The pre-established measures for the three-year period were cumulative sales and return on sales. Performance for the three-year performance period is summarized below:

Payout Schedule for 2012-2014 Performance Shares
Measure	Cumulative Sales (1) (In Billions)		Return on Sales (1)		Total Payout Before TSR Modifier	Actual TSR Modifier	Final Payout
	Goal	Payout	Goal	Payout
Maximum	$17.34	80%	15.5%	120%	200%	N/A	N/A
Target	$16.06	40%	12.5%	60%	100%	N/A	N/A
Minimum	$14.87	0%	8.5%	0%	0%	N/A	N/A
2014 Results (1)	$13.97	—%	13.4%	78%	78%	0.8	62%
(1) Results were adjusted for the ARINC acquisition, dispositions and other items

Our performance over 2012–2014 was mixed. We had favorable return on sales performance, but our cumulative sales were below target. The combination of these results resulted in a 78% payout, which was then reduced by 20% due to our TSR performance. As a result, 62% of the target performance shares were earned.
Employee and Other Benefits
Benefits
The NEOs generally are covered by the same broad range of benefit programs available to most other U.S. salaried employees. These benefits include medical, prescription drug, dental, vision, wellness, flexible spending accounts, defined contribution savings plans, employee stock purchase plan, employee assistance plan, life insurance, short-term and long-term disability coverage, accidental death and dismemberment coverage and vacation. We provide a broad array of benefit programs to attract and retain a skilled and highly talented workforce and to provide employees with choices to meet their personal needs. These benefits are reviewed periodically to assure that they remain competitive and cost effective. It is our intention to provide a comprehensive benefits program that in total value is around the median of competitive practice.
Deferral Plans
To provide a tax-effective opportunity to save for retirement or other future needs, we offer plans that allow for the elective deferral of the receipt of base salary and annual incentive awards when earned and otherwise payable to eligible employees. Deferred amounts accrue earnings or losses based on each participant's selection of investment choices that generally mirror the funds provided in our qualified savings plan.
Perquisites
The Committee provides the NEOs with certain annual perquisites, including the following: car allowance, financial planning allowance, reimbursement for an executive physical exam, executive long-term disability coverage, event tickets and airline club memberships. Our NEOs are also permitted to use company aircraft for personal use on a very limited basis and their spouses may travel to and attend certain offsite events if spouses are expected to attend

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such events. In 2014, the Committee decided to terminate the executive long-term disability coverage effective at the end of calendar year 2014 to reflect market practices.
The perquisites we provide are designed to be competitive within the general industry group of companies. They are reviewed annually by the Committee to assure that they continue to be competitive and consistent with the Committee's overall compensation philosophy. Details about the perquisites provided to our NEOs are described under the Summary Compensation Table.
In 2013, in order to facilitate Ms. May's hiring, we paid to relocate her to Cedar Rapids and our third party relocation provider purchased her home based upon independent appraisals. We also provided her with a lump sum relocation allowance of $50,000. The allowance was subject to repayment if Ms. May did not remain employed with us until the first anniversary of her date of hire. Accordingly, this amount was not considered earned by her until 2014 and is reported in the Summary Compensation Table. Similar relocation benefits are provided to other senior executives who need to relocate to commence employment with us.
Executive Policies and Practices
Stock Ownership Guidelines
The Committee believes that senior executives should have a significant equity interest in Rockwell Collins. To promote equity ownership and further align the interests of senior executives with our shareowners, the Committee has established ownership guidelines. These guidelines require that our NEOs own our shares with a market value of at least a specified multiple of his or her salary within a predetermined time period. The guidelines are as follows:

Position	Multiple of Base Salary	Met or On Track to Meet	Achievement Deadline
Mr. Ortberg	6	Yes	8/1/2019
Mr. Allen	3	Yes	1/1/2012
Mr. Statler	3	Yes	10/1/2012
Mr. Jasper	3	Yes	10/1/2018
Ms. May	2	Yes	4/1/2019
Progress toward meeting the guidelines is reviewed by the Committee annually. Based on our 2014 fiscal year end stock price of $77.35 per share, the ownership guidelines have been met, or are projected to be met, in accordance with the guidelines.

What Counts Toward the Guideline	What Does Not Count Toward the Guideline
•Shares and share equivalents owned outright, including in trusts and those held by a spouse	•Unexercised stock options
•Shares held in the qualified savings plan	•Unearned performance shares
•Share equivalents held in the non-qualified savings plan
Hedging, Pledging and Other Restrictions
Our insider trading guidelines prohibit our directors, executive officers and employees from selling our stock “short,” entering into any puts or calls relating to our stock or hedging. In addition, pledging of our stock by executive officers, Directors and certain other executives is subject to prior approval. Any pledge by the Chairman of the Board of Directors, the CEO and President, the Chief Financial Officer, the Vice President and Controller, the Vice President and General Auditor and the General Counsel and Secretary is not permitted without the consent of the Audit Committee of the Board of Directors. Any pledge by a Director or any other executive officer is not permitted without the consent of the Chairman of the Board of Directors. In deciding whether to grant consent, the Audit Committee or the Chairman, as the case may be, will consider the number of shares proposed to be pledged, the potential impact of a forced sale of the pledged stock on our stock price, the length of the loan, the ability of the individual to repay the loan without recourse to shares, stock ownership guidelines applicable to the individual and such other factors determined to be relevant under the circumstances. There are no outstanding pledges by anyone subject to the pledging policy.

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Employment, Severance and Change of Control Agreements
We do not generally enter into employment contracts with our executive officers, including severance arrangements. None of our NEOs have employment contracts. The executives serve at the will of the Board of Directors. This approach allows for removal of an executive officer prior to retirement whenever it is in our best interest to do so, with discretion on whether to provide any severance benefits (excluding vested benefits). On the rare occasion when an executive officer is removed, the Committee exercises its business judgment in approving an appropriate separation agreement in consideration of all relevant circumstances, including the individual's term of employment, past accomplishments and reasons for separation.
The Committee has approved change of control employment agreements for each of the NEOs and with certain other executives. Annually, the Committee reviews our agreements and market practices with the assistance of the independent consultant.  The Committee adopted the agreements to provide these executives with a strong incentive to continue their employment with us if there is a change of control, or the threat of such a transaction, and to maintain a competitive total compensation program. Our change of control employment agreements provide severance to executives if they have a qualifying termination of employment following a change of control.
Change of control severance payments are subject to a “double trigger” requiring that a change of control occur and a termination, or constructive termination, of employment also occur within the two-year protection period following the change of control. Additionally, stock options and performance shares have “double trigger” vesting. Our NEO's change of control agreements are automatically renewed each year with a one-year term unless 60-days notice of non-renewal is given prior to the renewal date. There are no excise tax gross-ups provided upon a change of control. As described in more detail under “Potential Payments Upon Termination or Change of Control,” the severance benefit under the change of control of agreement is equal to a multiple of the NEO's annual compensation, which is the sum of his or her annual salary and annual incentive bonus target. The Committee has determined, based upon its independent consultant's review of competitive practices, that the severance benefit will not exceed two times any new executive officer's annual compensation, except for the severance benefit that may be paid to a new chief executive officer. The multiple for our grandfathered executive officers is three.
The Committee has provided for the special treatment of long-term incentive awards upon death, disability and retirement, as well as change of control. The Committee evaluates these provisions from time to time and believes they are appropriate as part of a competitive total compensation program. For additional details about the terms and potential payments in the event of change of control and other separations, see the discussion of “Potential Payments upon Termination or Change of Control.”
Payment Recovery Provisions
Executive officers are subject to certain restrictive agreements upon a termination of employment, including confidentiality restrictions, mutual arbitration agreements, non-competition covenants and employee non-solicitation arrangements. An executive could lose all outstanding long-term incentives and/or be required to refund various long-term incentive benefits realized in the prior two-year period for breaching the non-compete or non-solicitation restrictions.
The CEO and CFO could also be required by law to reimburse the Corporation for certain incentive compensation amounts received associated with misconduct leading to an accounting restatement. In addition to the recovery provisions stated above, we have a clawback policy that allows the Board, at its discretion, to recover annual incentive payments, performance share payments and stock option gains from a covered executive if the Board determines that the covered executive engaged in fraud or illegal activity and as a result there was a substantial negative impact to us or our financial condition. Under the policy, the Board may recover the last three incentive compensation and performance share payments and any gains realized upon the exercise of stock options in the preceding three years. The clawback policy covers all of our executive officers, as well as our Vice President & General Managers and certain other executives.
Tax Deductibility of Executive Compensation
Under Internal Revenue Code Section 162(m), a publicly-held corporation may not deduct in any taxable year compensation in excess of one million dollars paid in that year to its CEO and its three other most highly

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compensated NEOs (other than its CFO) who are employed on the last day of its taxable year unless the compensation is “performance-based.” Annual incentive plan payments, grants of stock options and grants of performance shares are intended to qualify as "performance-based" compensation. Since the Committee retains discretion with respect to base salaries and certain other compensation awards, those elements do not qualify as “performance based” compensation for these purposes. For fiscal year 2014, the Committee believes that all of the compensation for our NEOs is deductible under this tax code provision. Although the Committee takes into account the tax impact of Section 162(m), it has discretion to forego tax deductibility.
Bonuses under our annual incentive compensation plan for NEOs who are expected to be subject to Section 162(m) are paid pursuant to the 2006 Annual Incentive Compensation Plan for Senior Executive Officers to allow the payments to be fully deductible to us for tax purposes. This plan defines a maximum amount for the awards that can be allocated each year. The annual incentive awards actually paid have always been well below this plan's maximum. The Committee uses negative discretion to reduce the amount otherwise payable under this plan so these senior executives earn fully deductible annual incentive payments based on the achievement of the same performance goals set forth in the annual incentive plan that applies to all employees generally.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors acts on behalf of the Board to establish and oversee the executive compensation program in a manner that serves the interests of the Corporation and its shareowners. For a discussion of the policies and procedures, see “Corporate Governance; Board of Directors and Committees- Compensation Committee” in this proxy statement.
Management of the Corporation prepared the Compensation Discussion and Analysis of the compensation program for named executive officers. We reviewed and discussed the Compensation Discussion and Analysis for fiscal year 2014 (included in this proxy statement) with management. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the 2014 Form 10-K for filing with the Securities and Exchange Commission. The Board has approved that recommendation.
Compensation Committee
Ralph E. Eberhart, Chairman (effective August 2014)
John A. Edwardson
Jeffrey L. Turner
Anthony J. Carbone (prior Chairman and member until August 2014)

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SUMMARY COMPENSATION TABLE
The following table shows the compensation paid to our chief executive officer, chief financial officer and our three other most highly compensated executive officers serving at the end of our fiscal year. These individuals are referred to as our named executive officers or NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value ($)	All Other Compensation ($)	Total ($)
Robert K. Ortberg, Chief Executive Officer and President	2014	955,769	—	1,855,052	1,751,742	946,212	146,372	173,639	5,828,786
	2013	732,309	—	1,495,942	1,515,323	667,196	—	120,561	4,531,331
	2012	579,270	—	671,055	550,044	186,177	233,133	123,870	2,343,549
Patrick E. Allen, SVP and CFO	2014	600,600	—	530,058	501,024	405,405	103,988	104,188	2,245,263
	2013	567,750	—	565,046	500,088	433,038	—	89,947	2,155,869
	2012	547,500	—	610,050	500,040	184,781	201,844	94,565	2,138,780
Kent L. Statler, EVP and COO, Commercial Systems	2014	602,454	—	583,019	550,758	442,443	133,494	112,208	2,424,376
	2013	573,751	—	621,508	551,092	422,969	—	89,115	2,258,435
	2012	556,001	—	671,055	550,044	200,160	253,210	111,128	2,341,598
Philip J. Jasper, EVP and COO Government Systems	2014	474,231	—	530,058	501,024	341,447	45,054	89,400	1,981,214
	2013	450,002	—	508,523	450,328	338,726	—	74,317	1,821,896
Martha L. May, SVP, Human Resources	2014	367,500	100,000	238,549	226,566	298,450	—	406,399	1,637,464
The following is an explanation of the above table:
Salary. Salaries are reported on a fiscal year basis. Since salary increases are generally made effective for the start of a calendar year, the amounts shown in the column reflect three months of the salary approved for the 2013 calendar year and nine months of the salary approved for the 2014 calendar year. Salaries include any amounts deferred under our tax-qualified retirement savings plan, our non-qualified retirement savings plan and our deferred compensation plan. Since the number of days in our fiscal year may vary from year to year, the annual salary could vary, even if the salary was unchanged.
Bonus. Ms. May received a $100,000 sign on advance as part of her recruitment to us from her former employer to compensate her for compensation that she would have received from her former employer if she had remained employed with them. The sign on advance was paid in April 2013 when Ms. May commenced employment. This bonus is reportable for fiscal year 2014 because it was not considered earned until April 2014 since Ms. May would have been required to repay the amount to us if she voluntarily left our employment or if we terminated her employment for cause prior to April 2014.
Stock Awards. The amounts shown in this column reflect the aggregate grant date value of the three-year performance shares we granted to our NEOs in fiscal years 2014, 2013 and 2012, as applicable, based upon the probable outcome of the achievement of our cumulative sales and return on sales goals on the date of grant in accordance with FASB ASC Topic 718 and do not reflect a reduction for possible forfeitures. The aggregate grant date fair value is the amount we expect to expense on the date of grant in our financial statements over the three-year vesting schedule of the performance shares and do not correspond to the actual value, if any, that may be realized by the NEOs. The vesting of the performance shares is dependent on our achievement of cumulative sales and return on sales over a three year period. The number of shares that can be earned is also subject to adjustment based on our relative total shareowner return as described on page 30 of this proxy statement. Since the probable

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outcome of achievement of our cumulative sales and return on sales goals on the date of grant may vary year over year, and individual performance share targets may also vary, the dollar values reported may vary year over year. The aggregate grant date fair value of the 2014 performance shares assuming that the cumulative sales and return on sales goals are fully achieved would result in an additional value of $1,645,046 to Mr. Ortberg, $517,017 to Mr. Statler, $470,052 to Mr. Allen, $470,052 to Mr. Jasper, and $211,543 to Ms. May. A discussion of the assumptions used in calculating the aggregate grant date fair values of these awards is set forth in Note 13 of the Notes to Consolidated Financial Statements in our 2014 Annual Report on Form 10-K.
Option Awards. The amounts shown in this column reflect the aggregate grant date value of the stock options we granted to our NEOs in fiscal years 2014, 2013 and 2012 in accordance with FASB ASC Topic 718 and do not reflect a reduction for possible forfeitures. The aggregate grant date fair value is the amount we expect to expense on the date of grant in our financial statements over the three-year vesting schedule of the stock options. Our stock options vest on the first three anniversaries of the date of grant. The amounts in this column represent our expected accounting expense and do not correspond to the actual value, if any, that may be realized by the NEOs upon exercise of the stock options. A discussion of the assumptions used in calculating the aggregate grant date fair values of our stock option awards is set forth in Note 13 of the Notes to Consolidated Financial Statements in our 2014 Annual Report on Form 10-K.
Non-Equity Incentive Plan Compensation. The amounts in this column represent payments made under our Annual Incentive Compensation Plan based upon the achievement of the performance goals. For Ms. May, the amount also includes a $100,000 payment made to her in April 2014 under a one-time individual performance bonus arrangement for achieving the goals under that arrangement. Ms. May received an individual performance arrangement as part of her recruitment to us from her former employer to compensate her for compensation she would have received from her former employer if she had remained employed with them. Mr. Statler’s payment under the Annual Incentive Compensation Plan was increased by $8,675 as described on page 31 of this proxy statement.
Change in Pension Value. The amounts shown in this column reflect the increase in the actuarial value of our frozen pension plan benefits. The actuarial value of these benefits increased in 2014 due to the fact that a lower discount rate was used to value these benefits this year. No additional amounts are payable to our NEOs under defined benefit pension plans, which were frozen in 2006 for all our salaried employees and closed for any non-union new hire. The actuarial value of our pension benefits fluctuate from year to year based on required changes in discount rates.
All Other Compensation. The following table summarizes the information included in the All Other Compensation column in the Summary Compensation Table.

Name	Contributions to Savings Plans ($)	Car Allowance ($)	Executive Physical ($)	Financial Planning ($)	Relocation Expense ($)	Other ($)
Mr. Ortberg	137,339	25,200	2,750	3,222	—	5,128
Mr. Allen	76,696	20,400	2,750	1,600	—	2,742
Mr. Statler	86,735	20,400	253	895	—	3,925
Mr. Jasper	60,395	20,400	2,750	3,297	—	2,558
Ms. May	24,249	20,400	3,505	5,000	345,358	7,887
The amounts shown in the “Contributions to Savings Plans” column are the sum of the matching and retirement contributions made to our tax-qualified and non-qualified retirement savings plans. We match 50% of contributions under our retirement saving plans up to the first eight percent of the base salary contributed by participants. We also make retirement savings contributions, regardless of whether an employee makes contributions, based upon the combination of an employee’s age and years of service (points). These contributions can range from 0.5% (up to 34 points) to 6% (with 75 points) of the sum of the employee’s base salary and his or her annual incentive plan payment for the year.
The amount shown for Ms. May in the “Relocation Expense” column represents a $50,000 relocation allowance and other costs totaling $295,358 incurred in connection with Ms. May’s relocation to Cedar Rapids. These costs are comprised of moving expenses, closing costs incurred in connection with Ms. May’s acquisition of her home in

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Cedar Rapids, including the cost of appraisals and inspections, and costs incurred by our third party relocation provider that were paid by us, including the loss on the sale of Ms. May’s former home, broker’s commissions incurred on the sale, title charges and carrying costs incurred by the relocation provider until Ms. May’s former home was sold.
The amount in the “Other” column for all NEOs includes the incremental cost of the executive long-term disability benefit and incidental costs from spousal attendance at offsite meetings. In addition, for Messrs. Ortberg and Statler it includes event tickets, for Messrs. Statler and Jasper and Ms. May it includes the cost of an airline club, and for Ms. May it includes the aggregate incremental cost to use a corporate jet to attend to a family emergency. We determine the aggregate incremental cost of jet use on a per flight basis and it includes the cost of fuel, on-board catering, weather monitoring costs, landing fees, trip-related hangar and parking costs and variable crew-related costs such as hotels and meals. Messrs. Ortberg, Statler and Allen also receive complimentary airline clubs as a result of our travel contracts with certain airlines. Since there is no incremental cost for these clubs, no amount is included for these benefits in the “Other” column.
GRANTS OF PLAN-BASED AWARDS
Shown below is information on grants to the NEOs of plan-based awards during fiscal year 2014.

Name	Grant Date and Type		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under-lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Target ($)	Maximum ($)	Target (#)	Maximum (#)

Ortberg	9/28/2013	ICP	1,051,347	2,102,694
	11/11/2013	Performance Shares			24,659	59,182				1,855,052
	11/11/2013	Stock Options						95,100	70.97	1,751,742
Allen	9/28/2013	ICP	450,450	900,900
	11/11/2013	Performance Shares			7,046	16,910				530,058
	11/11/2013	Stock Options						27,200	70.97	501,024
Statler	9/28/2013	ICP	481,964	963,928
	11/11/2013	Performance Shares			7,750	18,600				583,019
	11/11/2013	Stock Options						29,900	70.97	550,758
Jasper	9/28/2013	ICP	379,386	758,771
	11/11/2013	Performance Shares			7,046	16,910				530,058
	11/11/2013	Stock Options						27,200	70.97	501,024
May	9/28/2013	ICP	220,500	441,000
	11/11/2013	Performance Shares			3,171	7,610				238,549
	11/11/2013	Stock Options						12,300	70.97	226,566
The following is an explanation of the above table:
ICP. The amount set forth in the “ICP” row represents the 2014 annual incentive established for each NEO under the Annual Incentive Compensation Plan (ICP), which is an incentive program designed to reward the achievement of annual performance goals. The performance measures and methodology for calculating payouts are described in the “Compensation Discussion and Analysis.” See the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table for the amounts paid for 2014. Incentive payments are subject to business unit, as well as individual, adjustments in accordance with recommendations from the CEO to the Compensation Committee.
Performance Shares. The amounts set forth in the “Performance Shares” row represent the 2014 annual performance share awards granted in November 2013 to each NEO under our 2006 Long-Term Incentives Plan.

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These long-term incentive grants are designed to reward the achievement of return on sales and cumulative sales growth goals over a three-year performance period. Payouts can range from 0 to 200% of target and may be further adjusted based on our total shareowner return for the performance period as measured against the aerospace and defense TSR modifier companies. This adjustment is a multiplier that can range from plus 20% to minus 20%. See the “Compensation Discussion and Analysis” for more information. Until the distribution of any common stock after the performance period is complete, executives do not have rights to vote the shares, receive dividends or any other rights as a shareowner. NEOs must remain employed through the performance period to earn an award, although pro-rata vesting will occur if employment terminates earlier due to early or normal retirement, death or disability. See the “Potential Payments Upon Termination or Change of Control” for further discussion.
Stock Options. The amounts set forth in the “Stock Options” row are the number of stock options granted in November 2013 to each NEO under our 2006 Long-Term Incentives Plan. The grant date fair values were computed as described in Note 13 of the Notes to Consolidated Financial Statements in our 2014 Annual Report on Form 10-K. Stock options vest in three equal annual installments beginning on the first anniversary of the date of grant and have a ten year term. These stock options may also vest following a change of control upon a qualifying termination and all stock options vest upon death or disability. Upon an early or normal retirement, all stock options that were granted more than one year prior to retirement will continue to vest in accordance with their terms and be exercisable for up to five years after retirement. See “Potential Payments Upon Termination or Change of Control” for a discussion of the treatment of stock options in these situations. Stock options expire ten years from the date of the grant. No dividends or dividend equivalents are payable with respect to stock options. The exercise price for all stock options is equal to our closing price on the date of the grant.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table provides outstanding stock options and unvested stock awards information for the NEOs as of the end of fiscal year 2014.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ortberg	11/02/04	2,735	—	36.55	11/02/14
	11/17/05	6,500	—	44.85	11/17/15
	11/09/06	27,200	—	57.92	11/09/16
	11/13/07	20,200	—	74.05	11/13/17
	11/21/08	77,800	—	30.39	11/21/18
	11/20/09	43,000	—	53.08	11/20/19
	11/19/10	37,400	—	55.75	11/19/20
	11/14/11	26,400	13,200	55.01	11/14/21	19,998	1,546,845
	11/12/12	24,133	48,267	54.37	11/12/22	33,108	2,560,904
	09/18/13	11,033	22,067	73.99	09/18/23	16,596	1,283,701
	11/11/13	—	95,100	70.97	11/11/23	49,318	3,814,747
Allen	11/09/06	19,700	—	57.92	11/09/16
	11/13/07	14,900	—	74.05	11/13/17
	11/21/08	63,700	—	30.39	11/21/18
	11/20/09	35,200	—	53.08	11/20/19
	11/19/10	34,000	—	55.75	11/19/20
	11/14/11	24,000	12,000	55.01	11/14/21	18,180	1,406,223
	11/12/12	13,400	26,800	54.37	11/12/22	18,394	1,422,776
	11/11/13	—	27,200	$70.97	11/11/23	14,092	1,090,016
Statler	11/17/05	2,229	—	44.85	11/17/15
	11/09/06	1,726	—	57.92	11/09/16
	11/13/07	10,600	—	74.05	11/13/17
	11/21/08	3,290	—	30.39	11/21/18
	11/20/09	27,400	—	53.08	11/20/19
	11/19/10	37,400	—	55.75	11/19/20
	11/14/11	26,400	13,200	55.01	11/14/21	19,998	1,546,845
	11/12/12	14,766	29,534	54.37	11/12/22	20,232	1,564,945
	11/11/13	—	29,900	70.97	11/11/23	15,500	1,198,925

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Jasper	11/17/05	1,460	—	44.85	11/17/15
	03/08/06	490	—	52.20	03/08/16
	11/09/06	1,570	—	57.92	11/09/16
	04/23/07	2,500	—	66.57	04/23/17
	11/13/07	3,900	—	74.05	11/13/17
	11/21/08	14,200	—	30.39	11/21/18
	11/20/09	9,000	—	53.08	11/20/19
	11/19/10	7,820	—	55.75	11/19/20
	11/14/11	5,520	2,760	55.01	11/14/21	4,182	323,478
	11/12/12	12,066	24,134	54.37	11/12/22	16,554	1,280,452
	11/11/13	—	27,200	70.97	11/11/23	14,092	1,090,016
May	04/16/13	5,300	10,600	61.40	04/16/23	7,330	566,976
	11/11/13	—	12,300	70.97	11/11/23	6,342	490,554
The following is an explanation of the above table:
Stock Options
Stock options vest in three equal annual installments beginning on the first anniversary of the date of grant. If an option recipient retires prior to the first anniversary of the grant date of the option, the option is terminated. All stock options are granted with an exercise price equal to our closing share price on the date of grant.
Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested
The amounts set forth in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column were calculated by multiplying each NEO’s target performance shares by the maximum payout percentage assuming no adjustment for the TSR performance modifier. The actual number of shares that will be awarded, to the extent earned, will be determined after the applicable three-year performance period is complete. Vesting and payment of performance shares for the November 2012 grant (covering the fiscal year 2013–2015 performance period) will be based on performance for the three-year cycle ending with fiscal year 2015. Vesting and payment of performance shares for the November 2013 grant (covering the fiscal year 2014–2016 performance period) will be based on performance for the three-year cycle ending with fiscal year 2016. If a performance share recipient retires prior to the completion of a three-year performance cycle, the performance share payout is prorated for service that is completed prior to retirement.
The market value of performance shares that have not vested as of our fiscal year end was calculated using our fiscal year end closing share price of $77.35 multiplied by the number of shares displayed in the prior column.
OPTION EXERCISES AND STOCK VESTED
The following table provides information regarding stock options and stock awards, exercised and vested, for the NEOs during fiscal year 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ortberg	14,082	536,648	6,199	479,493
Allen	26,400	928,990	5,636	435,945
Statler	—	0	6,199	479,493
Jasper	4,300	166,622	1,296	100,246
May	—	—	—	—
The following is an explanation of the above table:

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Value Realized on Exercise. The amounts shown in the “Value Realized on Exercise” column were calculated using the spread between the market price at exercise and the stock option exercise price, multiplied by the number of stock options exercised. The stock options exercised may include both incentive stock options and non-qualified stock options.
Value Realized on Vesting. The amounts shown in the “Value Realized on Vesting” column were calculated by multiplying the number of performance shares that vested with respect to the 2012–2014 performance period by $77.35, our fiscal year end closing share price.
PENSION BENEFITS
The following table provides information as of the end of fiscal year 2014 (the pension measurement date for purposes of our financial statements) for each NEO under our qualified and non-qualified defined benefit pension plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Ortberg	Rockwell Collins Pension Plan	19.2	646,394
	Rockwell Collins Non-Qualified Pension Plan	19.2	168,550
	2005 Rockwell Collins Non-Qualified Pension Plan	19.2	351,874
Allen	Rockwell Collins Pension Plan	11.8	297,180
	Rockwell Collins Non-Qualified Pension Plan	11.8	166,030
	2005 Rockwell Collins Non-Qualified Pension Plan	11.8	380,757
Statler	Rockwell Collins Pension Plan	19.8	488,429
	Rockwell Collins Non-Qualified Pension Plan	19.8	133,162
	2005 Rockwell Collins Non-Qualified Pension Plan	19.8	416,061
Jasper	Rockwell Collins Pension Plan	15.4	274,707
	Rockwell Collins Non-Qualified Pension Plan	15.4	—
	2005 Rockwell Collins Non-Qualified Pension Plan	15.4	8,866
May	Rockwell Collins Pension Plan	—	—
	Rockwell Collins Non-Qualified Pension Plan	—	—
	2005 Rockwell Collins Non-Qualified Pension Plan	—	—
In September 2006, we froze our qualified and non-qualified defined benefit pension plans and shifted our emphasis to our savings plans. Set forth below is further disclosure relating to our frozen qualified and non-qualified defined benefit pension plans.
We maintain qualified and non-qualified defined benefit pension plans for our employees. As part of the 2001 spin-off from Rockwell International, all of the qualified defined benefit pension plans were merged into one plan and renamed the Rockwell Collins Pension Plan (“Qualified Pension Plan”). Effective September 30, 2006, the plan was frozen to discontinue benefit accruals for salary increases and services rendered after that date, other than for employees covered by collective bargaining agreements. Each of the current NEOs, other than Ms. May, is eligible for a benefit under the Qualified Pension Plan that is included in the totals above. Benefit calculations for each NEO in the table is unique depending on age, years of service and average annual covered compensation. Covered compensation includes salary and annual incentive payments.
We also maintain non-qualified defined benefit pension plans (the Rockwell Collins Non-Qualified Pension Plan (“NQ Pension Plan”) and the 2005 Rockwell Collins Non-Qualified Pension Plan (“2005 NQ Pension Plan”)) to provide eligible employees with supplemental pension benefits in excess of the maximum benefit allowed under the Qualified Pension Plan by reason of limitations of the Internal Revenue Code. A participant’s supplemental retirement benefit is generally based on a continuation of the participant’s benefit calculation formula under the Qualified Pension Plan. We adopted the 2005 NQ Pension Plan to comply with the requirements of Internal

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Revenue Code Section 409A for non-qualified pension benefits earned after 2004. Non-qualified pension benefits for service and compensation earned before 2005 will be paid from the NQ Pension Plan and benefits for service and compensation earned after 2004 will be paid from the 2005 NQ Pension Plan.
Executive officers hired after January 1, 1993 are covered by an enhanced early build-up retirement benefit provision broadly available to the other salaried participants hired before 1993. This benefit was also frozen on September 30, 2006.
The Qualified Pension Plan does not have a permanent lump sum option. Payments from the NQ Pension Plan are made in the same form and at the same time as payments from the Qualified Pension Plan. Under the 2005 NQ Pension Plan, participants made an election at the end of calendar year 2008 as to the form and timing of the payments that will be made upon separation from employment. For benefits payable under the 2005 NQ Pension Plan, participants can elect to receive a life annuity, one lump sum or up to ten annual installments.
The present value of the accumulated pension benefit for each named executive officer is calculated as required by regulatory standards using a 3.97% discount rate as of October 3, 2014, and a retirement age of 62, the earliest age an executive can retire without a reduction in benefits. None of the NEOs are eligible to retire. For the Qualified Pension Plan and the NQ Pension Plan, the form of payment for the NEOs assumes a weighted average of a joint and 60% survivor annuity and a single life annuity. For the 2005 NQ Pension Plan, the form of payment is based on the NEOs’ election. For further discussion related to our pension assumptions, see Note 11 of the Notes to Consolidated Financial Statements in the 2014 Annual Report on Form 10-K.
We have established a rabbi trust, which was amended and restated on September 11, 2007 to reflect certain changes in respect of Internal Revenue Code Section 409A, relating to the NQ Pension Plans. The rabbi trust requires that, upon a change of control, we fund the trust in a cash amount equal to the unfunded accrued liabilities of the NQ Pension Plan and the 2005 NQ Pension Plan as of such time.
NON-QUALIFIED DEFERRED COMPENSATION
The table below provides information on the non-qualified deferred compensation of the NEOs in 2014, including the following elements:
Deferred Compensation Plan
The plan allows eligible employees to defer a portion of their income and earnings until a future date when distributions are received from the plan. Participation in the plan is an annual decision that covers only the upcoming calendar year and must generally be made during each year’s annual enrollment period. Participants are not allowed to change their deferral election during the year. We adopted the 2005 Deferred Compensation Plan to comply with Internal Revenue Code Section 409A requirements.
Participants may elect to defer up to 50% of their base salaries and/or as much as 100% of their annual incentive awards. The 2005 Deferred Compensation Plan also provides for a matching contribution for each participant to the extent participation in the plan reduces the matching contribution the executive would have received under our Qualified Retirement Savings Plan (Qualified Savings Plan). With respect to distributions, participants may elect to receive their balances on a future specified date while in-service, at retirement (up to 15 annual installments or as a lump sum) or upon termination (lump sum only). All deferrals of base salary and/or incentive awards made in a calendar year will be subject to the same distribution election.
Participants can choose any of the measurement funds offered by the plan, which generally mirror the funds provided in our Qualified Retirement Savings Plan, and have the ability to change their investment elections at any time. The measurement fund options are intended to mirror as closely as possible the performance of the underlying investment funds.
Non-Qualified Retirement Savings Plan
The primary purpose of our Non-Qualified Retirement Savings Plan (“Non-Qualified Savings Plan”) is to supplement our Qualified Savings Plan by allowing employees to receive credits for contributions that could not be made to the Qualified Savings Plan due to the Internal Revenue Code compensation limit or annual additions limit.

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Additionally, participants receive credits to the Non-Qualified Savings Plan for amounts that but for the Internal Revenue Code limits would have been contributed to the Qualified Savings Plan (a) as company matching contributions (equal to 50% of the first eight percent of employee contributions thereafter) and (b) as company retirement contributions (such defined contributions are expressed as a specified percentage of eligible compensation determined based on the sum of a participant’s age and years of service).
Participants may defer up to 50% of their base salaries to the plan. To comply with Internal Revenue Code Section 409A regulations, the contribution percent in effect for the Qualified Savings Plan on December 31 of the prior year will be the contribution percent in effect for the current year in the Non-Qualified Savings Plan. With respect to distributions, contributions made prior to 2005 permit participants to receive their balances upon termination of employment either through a lump sum payment or in annual installments up to ten years. Contributions made in 2005 through 2007 are paid in a lump sum only upon termination of employment. We adopted the 2005 Non-Qualified Savings Plan to comply with Internal Revenue Code Section 409A requirements. Beginning with deferral elections for 2008, participants can receive their resulting balances upon termination of employment either through a lump sum payment or in up to ten annual installments.
The investment funds available for the employee and company credits are identical to the investment funds in the Qualified Savings Plan.
Distributions for the Deferred Compensation Plan (DCP) and Non-Qualified Savings Plan (NQSP) are processed within the first 60 days of the calendar year following the year that an employee terminates or retires. However, if a participant terminates or retires after June 30, the distribution will be processed within the first 60 days following June 30 of the following calendar year.

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings/(Losses) in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)
Ortberg	DCP	—	—	49,295	—	469,819
	NQSP	57,046	111,339	52,676	—	859,506
Allen	DCP	—	—	98,916	53,346	664,388
	NQSP	28,128	53,296	86,452	—	718,905
Statler	DCP	—	—	—	—	—
	NQSP	28,286	60,735	60,837	—	693,615
Jasper	DCP	—	—	7,580	—	93,166
	NQSP	17,831	36,995	9,106	—	131,497
May	DCP	—	—	—	—	—
	NQSP	4,692	4,088	341	—	9,122
The following is an explanation of the above table:
Executive Contributions in the Last FY. The amounts in the “Executive Contributions in Last FY” column include contributions that were reported in the Summary Compensation Table in fiscal year 2014.
Registrant Contributions in the Last FY. The amounts in the “Registrant Contributions in Last FY” column include company contributions credited to each executive’s NQSP account during fiscal year 2014. Company contributions include credits equal to 50% of the first eight percent of the executive’s base salary, and retirement contributions equal to a percentage of eligible compensation (salary and incentive plan payments) based on the sum of the executive’s age and years of service. In each case, the contributions are only made to the extent they could not be made to the Qualified Savings Plan. The amounts in this column include registrant contributions that were reported in the Summary Compensation Table as All Other Compensation in fiscal year 2014.
Aggregate Earnings/(Losses) in Last FY. The amounts in the “Aggregate Earnings/(Loses) in Last FY” column include actual dividends and market value changes in the DCP and NQSP accounts during fiscal year 2014.

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Aggregate Withdrawals/Distributions. The amounts in the “Aggregate Withdrawals/Distributions” column show any withdrawals or distributions from the NEOs’ DCP and/or NQSP accounts during fiscal year 2014.
Aggregate Balance at Last FYE. The fiscal year-end balance reported for the DCP includes $5,103 that was previously reported in the Summary Compensation Table for fiscal year 2013 for Mr. Jasper. The fiscal year-end balances for the NQSP include the following executives' contribution amounts that were previously reported in the Summary Compensation Table for 2013 and 2012: Ortberg ($100,163 for 2013 and $93,343 for 2012), Allen ($65,340 for 2013 and $68,680 for 2012), Statler ($67,606 for 2013 and $80,667 for 2012), and Jasper ($29,113 for 2013).
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
The following information and table set forth amounts that would be payable to our NEOs upon certain termination scenarios and also upon the occurrence of a change of control of the Company without a termination.
We do not generally enter into employment contracts with our executive officers nor do we have any severance plan or arrangement for our executive officers. The executives serve at the will of the Board. This approach allows us to remove an executive officer prior to retirement whenever it is in our best interests to do so, with discretion on whether to provide any severance package (excluding vested benefits). On the rare occasion when an executive officer is removed, the Compensation Committee exercises its business judgment in approving any appropriate separation agreement in consideration of all relevant circumstances, including the individual’s term of employment, past accomplishments and reasons for separation.
Executive officers are subject to certain restrictive agreements with us upon termination of employment, including confidentiality restrictions, mutual arbitration agreements and non-competition covenants and employee non-solicitation covenants. An executive could lose all outstanding long-term incentives and/or be required to refund various long-term incentive benefits realized in the prior two-year period for breaching these non-compete or non-solicitation restrictions. In addition, executives will continue to be subject to our clawback policy following termination of employment.
Assumptions and General Principles
The following assumptions and general principles apply with respect to the table below and any termination of employment of an NEO. The amounts shown in the table assume that each NEO was terminated at the end of fiscal year 2014. Accordingly, the table includes estimates of amounts that would be paid to the NEO upon the occurrence of a termination or change of control. The actual amounts to be paid to an NEO can only be determined at the time of the termination or change of control.
An NEO is entitled to receive amounts earned during employment regardless of the manner in which his or her employment is terminated. These amounts include base salary and unused vacation. These amounts are not shown in the table because they are not specifically related to the termination of employment.
Pursuant to the awards under our long-term incentives plans, an NEO who terminates employment by death, disability or retirement during the performance period under the award is eligible to receive a pro-rata payment for the portion of the period that elapsed prior to the termination of employment. In the event of a voluntary termination or a termination for cause before the end of the performance period, no payments will be made. See the discussion of “Long-Term Incentives” in the “Compensation Discussion and Analysis” for a description of our long-term incentive compensation plans.
An NEO may exercise any stock options that vested prior to the date of termination. Any payments related to these vested stock options are not included in the table because they are not specifically related to the termination of employment.
An NEO will be entitled to receive all amounts accrued and vested under our retirement and savings programs, pension plans and deferred compensation plans in which the NEO participates. These amounts will be determined and paid in accordance with the applicable plan and are not included in the table because they are not specifically related to the termination of employment. Certain of these amounts are set forth in the Pension Benefits Table and the Non-Qualified Deferred Compensation Table.

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COMPENSATION

Normal and Early Retirement
An NEO is eligible to elect normal retirement at age 65 and early retirement between the ages of 55 and 64. All of our full-time salaried employees hired prior to October 1, 2006 with at least ten years of service are eligible for health care and life insurance benefits upon normal retirement subject to the terms of the plans and applicable limits on company contributions. In addition, upon normal and early retirement, all outstanding stock options will continue to vest in accordance with their terms and be exercisable for up to five years after retirement. As of the end of fiscal year 2014, none of our NEOs were eligible for normal or early retirement.
Death and Disability
In the event of the death of an NEO, all outstanding stock options will immediately vest and become exercisable. The amounts set forth in the table for stock options reflect the difference between the closing price of our common stock at fiscal year end 2014 and the exercise prices for each option for which vesting accelerated. In the event of the disability of a NEO, all stock options will continue to vest in accordance with their terms and the Corporation’s practices. Upon an NEO’s death or disability, the executive or the executive’s estate is entitled to a pro-rata payout in respect of outstanding performance shares. The payment will be made following the completion of the applicable performance period and will be based upon the performance achieved over the applicable performance period.
Each NEO is eligible for company-paid life insurance. Under our life insurance program, the beneficiary of an NEO is entitled to receive a death benefit equal to one times the executive’s annual salary. Life insurance benefits are not shown in the table because the one times salary amount is based on the same formula that is generally available to all salaried employees.
Each NEO also participates in our disability insurance programs, which consist of salary continuation, short-term disability, and long-term disability. The salary continuation and short-term disability benefits for named executive officers are based on the same formula as those generally available to all salaried employees, and are not shown in the table. For purposes of these programs, “disability” is defined as a condition caused by a non-occupational accident or sickness that results in an inability of the employee to perform the employee’s job, and the inability to do any other job for which the employee is fit by education, training or experience. The executive long-term disability program pays as follows: upon the occurrence of a disability under the program, an NEO will receive a monthly benefit equal to 50% of the base salary and 50% of the monthly average of their last five annual incentive payments until the earlier of: (a) age 65; (b) recovery from the disability; (c) date the NEO begins receiving retirement plan benefits; or (d) death. The amounts set forth in the table reflect the amount of the first year’s payments under the program and only reflect those amounts in excess of long-term disability benefits that would be generally available to all salaried employees. Effective January 1, 2015, the executive long-term disability plan will be discontinued.
Voluntary Termination and Termination for Cause
An NEO is not entitled to receive any severance payments or additional benefits upon his voluntary decision to terminate employment with us prior to being eligible for retirement or upon termination of employment by us for cause.
Change of Control
We have entered into change of control agreements with each of the NEOs. Forms of these agreements have been publicly filed as exhibits to our reports filed with the SEC. Each agreement is set to expire in June 2015 with the agreements automatically renewed annually unless 60-days advance notice is given. Each agreement becomes effective upon a “change of control” during the term, as follows:

•	the acquisition by any individual, entity or group of 20% or more of the combined voting power of our outstanding securities

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•	a change in the composition of a majority of our Board of Directors that is not supported by our current Board of Directors

•
a major corporate transaction, such as a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets, that results in a change in the majority of our Board of Directors or of more than 50% of our shareowners or

•	approval by our shareowners of our complete liquidation or dissolution
Each agreement provides for the continued employment of the executive for two years after the change of control on terms and conditions no less favorable than those in effect before the change of control. Severance benefits are available after a change of control, if an NEO’s employment is terminated by us without “cause” (termination for reasons other than willful nonperformance of duties after written demand or willful engagement of illegal conduct or gross misconduct) or if the executive terminates employment for “good reason” (including decrease in position, authority, duties or responsibilities, failure to maintain compensation, change in office location by more than 35 miles or certain breaches of the agreement) within that two-year period. The agreements do not provide for excise tax gross-ups. The executive is entitled to severance benefits equal to two or three times the executive’s annual compensation, including bonus, and the value of other retirement, health and welfare benefits for two or three years. Our chief executive officer, and any executive officer who was already a party to a change of control agreement with us prior to April 2012, will receive severance benefits based upon the three times multiplier. Any new executive officers, other than a new chief executive officer, will receive severance benefits based upon the two times multiplier.
In addition to the change of control agreements, our long-term incentive agreements also include accelerated vesting and potentially enhanced payout provisions in the event of a loss of employment in connection with a change of control. These long-term incentive arrangements include:

•
performance shares that become fully vested upon a change of control and a qualifying termination of employment and are subsequently paid out at the prior three-year average payout percentage for performance shares

•	stock options become fully vested upon a change of control and a qualifying termination of employment
The 2005 NQ Pension Plan provides for a lump sum payment payable upon a change of control without the requirement of a loss of employment if a participant elected this benefit prior to the end of calendar year 2008.
The following table presents, as of the end of fiscal year 2014, the estimated incremental payments potentially payable to the named executive officers upon each of the specified events.

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Estimated Incremental Payments on Termination or Change of Control
	Ortberg ($)	Allen ($)	Statler ($)	Jasper ($)	May ($)
Death; Normal and Early Retirement
Performance Shares	1,917,326	655,928	721,469	608,486	270,751
Stock Options	1,057,480	789,794	418,236	247,544	1,478,209
Disability
Performance Shares	1,917,326	655,928	721,469	608,486	270,751
Stock Options	1,057,480	789,794	418,236	247,544	1,478,209
Disability Benefits	301,843	193,118	195,687	119,335	77,435
Change of Control Without Termination
Retirement Benefits	-	-	-	-	-
Termination Without Cause or for Good Reason After A Change Of Control
Performance Shares	3,657,341	1,199,858	1,319,748	1,131,899	504,970
Stock Options	1,057,480	789,794	418,236	247,544	1,478,209
Severance	2,850,000	1,784,640	1,786,020	940,500	1,092,000
Annual Bonus	2,460,975	1,050,707	1,121,621	590,634	342,888
Benefits Continuation	55,095	53,438	53,448	37,345	37,174
Retirement Benefits	530,566	239,400	283,297	128,451	55,068
Outplacement Assistance	142,500	89,232	89,301	70,538	54,600
Table Explanation
Death, Normal and Early Retirement and Disability. The amounts shown for the “Performance Shares” under the “Death, Normal and Early Retirement” and “Disability” headers were calculated by multiplying each NEO’s target performance shares by the target payout percent assuming no adjustment for the TSR performance modifier, pro-rating the amount for one third completion of the 2014–2016 performance period and pro-rating for two thirds completion of the 2013–2015 performance period and then multiplying these amounts by the fiscal year end closing share price of $77.35.
The amounts shown for the Stock Options under the “Death, Normal and Early Retirement” and “Disability” headers are the spread value or “in the money” value of all outstanding unvested stock options at the end of the fiscal year as if they otherwise had become vested at the end of the fiscal year. For details on outstanding unvested stock options see the “Outstanding Equity Awards At Fiscal Year End” table.
Disability Benefits. The amounts shown in the “Disability Benefits” column represent the incremental benefit amount for the executive long-term disability (LTD) plan. During the first 26 weeks of disability, participants in this plan receive one week of salary continuance for each year of service (with a minimum of 2 weeks). After the expiration of salary continuation, named executive officers receive 60% of base pay, up to a weekly maximum of $1,385. The short-term disability (STD) benefit ends after 26 weeks of disability (salary continuation and STD combined). While on LTD, participants receive 50% of base pay, payable until age 65. In addition, named executive officers receive an amount equal to 50% of the monthly average of their last five Annual Incentive Compensation Plan payments. The total of LTD payments will be reduced by any other income benefits that exceed 20% of their monthly base salary.
Termination Without Cause or for Good Reason. The amounts shown for the “Performance Shares” under the “Termination Without Cause or for Good Reason After A Change Of Control” header are based on full participation periods. The amounts were calculated by multiplying each NEO’s target performance shares by the prior three-year average payout percentage for performance shares assuming no adjustment for the peer performance multiplier and then multiplying these amounts by the fiscal year end closing price of $77.35.
The amounts shown for “Stock Options” under the “Termination Without Cause or for Good Reason After A Change Of Control” header are the sum of the spread or “in the money” value of the outstanding unvested stock

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options at the end of the fiscal year that vest upon the occurrence of a change of control and a qualifying termination.
The amounts shown for “Severance” are equal to three times the base salary at the end of the fiscal year for Messrs. Ortberg, Allen, Statler and two times for Mr. Jasper and Ms. May. Mr. Jasper and Ms. May receive two times due to changes made to our change of control agreements for new officers as described under “Employment, Severance and Change of Control Agreements” on page 36 of this proxy statement.
The amounts shown for “Annual Bonus” were calculated by multiplying each NEO’s base salary by his or her Incentive Compensation Plan target percent at the end of the fiscal year and multiplying this amount by the average Annual Incentive Compensation Plan payout percent for the prior three fiscal years. This amount was multiplied by three for Messrs. Ortberg, Allen, Statler. Mr. Jasper and Ms. May’s amount was multiplied by two due to changes made to our change of control agreements for new officers as described “Employment, Severance and Change of Control Agreements” under page 36 of this proxy statement.
The amounts shown for “Benefits Continuation” are the estimated cost of providing health and welfare benefits for three years following a termination after a change of control for Messrs. Ortberg, Allen, Statler and the cost of providing these benefits for two years for Mr. Jasper and Ms. May. Mr. Jasper and Ms. May receive two years of continued benefits due to changes made to our change of control agreements for new officers as described “Employment, Severance and Change of Control Agreements” under page 36 of this proxy statement
The amounts shown for “Retirement Benefits” for each of the NEOs are the equivalent of an additional three years (two years in the case of Mr. Jasper and Ms. May) of contributions to the Qualified Retirement Savings Plan and the Corporation's 2005 Non-Qualified Savings Plan. In addition, for Messrs. Ortberg and Allen, the amount reported includes the estimated value of an early retirement subsidy payable under the 2005 NQ Pension Plan to plan participants who attained age 50 but not age 55 upon the participant's termination of employment. This value was estimated to be $52,962 for Mr. Ortberg and $49,049 for Mr. Allen. These amounts were decreased by $29,441 for Mr. Ortberg and by $53,517 for Mr. Allen to reflect a corresponding decrease in the value of the lump sum benefit payable under the NQ Pension Plan that would be payable upon a change of control. The decreases under the NQ Pension Plan are largely driven by the use of a higher discount rate in valuing the lump sum payment payable upon a change of control as compared to the discount rate used to value the monthly benefits payable under the NQ Pension Plan absent a change of control.
The amounts shown for “Outplacement Assistance” are an estimate of outplacement assistance expense. The values were calculated by multiplying each NEO’s base salary at the end of the fiscal year times 15%. If outplacement assistance is necessary, the expense could vary.
ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are seeking an advisory vote from our shareowners to approve the compensation of our NEOs, as disclosed in this proxy statement. Our Board of Directors has decided to have the advisory vote on the compensation of NEOs annually until the next shareowner vote on how frequently the vote should occur. We have not decided when the next frequency vote will take place.
As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, our Compensation Committee, with assistance from its independent consultant, has structured our compensation program to emphasize pay-for-performance. The compensation opportunities provided to our named executive officers, as well as our other executives, are highly dependent on our and the individual’s performance, which in turn drives the enhancement of shareowner value. The Compensation Committee will continue to emphasize responsible compensation arrangements designed to attract, motivate, reward and retain executive talent required to achieve our corporate objectives and to align with the interests of our long-term shareowners.
You have the opportunity to vote for or against or to abstain from voting on the following non-binding resolution relating to executive compensation:
“Resolved, that the shareowners approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the

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ADVISORY VOTE

compensation discussion and analysis, the executive compensation tables and other executive compensation disclosures in this proxy statement.”
In deciding how to vote on this proposal, you are encouraged to consider the description of the Compensation Committee’s executive compensation philosophy and its decisions in the Compensation Discussion and Analysis section of this proxy statement, as well as the following items:

•
The Compensation Committee believes that it has established an executive compensation program that attracts and retains talented executives and aligns executive performance with the creation of shareowner value. Since June 2001, when the Corporation became an independent public company, to the end of its 2014 fiscal year, it has delivered a total shareowner return of 308% compared to a 107% return for the S&P 500 and a 284% return for the S&P 500 Aerospace and Defense index.

•
We believe in pay-for-performance. The long-term incentive program is 100% performance-based. Performance shares become payable only if performance is achieved over three-year periods. Stock options only have value if our stock price increases.

•	We have a clawback policy that allows us to recover compensation.

•	Tax gross-ups are not provided to executive officers, except in connection with a relocation or an international assignment.

•	Benefits are payable under change of control agreements only on a double trigger basis (i.e., a change in control and a qualifying termination of employment).

•	The Compensation Committee is advised by an independent compensation consultant who keeps it apprised of developments and best practices.

•
The Compensation Committee values the shareowners’ opinions on executive compensation matters and will take the results of advisory votes into consideration when making future decisions regarding its executive compensation program.

The Board of Directors recommends that you vote “FOR” the foregoing resolution, which is presented as item (2) on the accompanying proxy card.
PROPOSAL TO APPROVE THE SELECTION OF AUDITORS
The Audit Committee of our Board of Directors has selected the firm of Deloitte & Touche LLP as our auditor for fiscal year 2015, subject to the approval of our shareowners. Deloitte has acted as our auditors since our inception as a public company in June 2001.
Before the Audit Committee selected Deloitte, it carefully considered the qualifications of that firm, including its prior performance and its reputation for integrity and for competence in the fields of accounting and auditing. Representatives of the auditors are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Fees Paid to Independent Auditors
The aggregate fees billed by Deloitte in fiscal years 2014 and 2013 were as follows:

(In Thousands)	2014	2013
Audit Fees(1)	$4,560	$3,603
Audit-Related Fees(2)	392	388
Tax Fees(3)	55	23
All Other Fees(4)	25	21
Total	$5,032	$4,035
(1) For professional services performed by Deloitte for the audit of our annual financial statements, assessment of our internal controls over financial reporting and review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided

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AUDITORS

in connection with statutory and regulatory filings or engagements. These fees increased in 2014 primarily as a result of our purchase of ARINC in December 2013.
(2) For assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of our financial statements. This includes the following: employee benefit and compensation plan audits (including $367,000 in 2014 and $288,000 in 2013 for services performed for and paid by the plans); and attestations by Deloitte that are not required by statute or regulations.
(3) For tax audit assistance and tax work stemming from audit-related items.
(4) For human resources services.
Pre-Approval of Audit and Non-Audit Services
The Audit Committee has adopted a pre-approval policy requiring it to pre-approve the audit and permissible non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee pre-approved all the fiscal year 2013 and 2014 services provided by Deloitte. The Audit Committee also pre-approved in September 2014 certain audit and non-audit services contemplated to be performed by Deloitte in fiscal year 2015. The pre-approval policy requires that the details be provided to the Audit Committee of the particular service or category of service contemplated to be performed and such services are generally subject to a specific budget. The Audit Committee may also separately pre-approve services to be performed on a case-by-case basis. The Audit Committee may delegate pre-approval authority to one or more of its members, but not to management. Any pre-approvals by a member under this delegation are to be reported to the Audit Committee at its next scheduled meeting. Management and Deloitte are required to periodically report to the Audit Committee on the extent of the services provided by Deloitte pursuant to the pre-approval, including the fees for the services performed to date.
The Board of Directors recommends that you vote “FOR” the selection of Deloitte as our auditors, which is presented as item (3) on the accompanying proxy card.

EQUITY COMPENSATION PLAN INFORMATION
The following table gives information as of our fiscal year end about common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans:

Plan Category	(a) Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights		(b) Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights	(c) Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))
Equity Compensation Plans Approved By Security Holders(1)	5,516,645	(2)	$54.18	9,229,147	(3)(4)
Equity Compensation Plans Not Approved By Security Holders	None		None	None
Total	5,516,645		$54.18	9,229,147

(1)	Consists of the following equity compensation plans: 2001 Stock Option Plan, 2001 Long-Term Incentives Plan, Directors Stock Plan and 2006 Long-Term Incentives Plan.

(2)
Includes 865,850 performance shares, which is the maximum number of shares that can be issued in the future if maximum performance is achieved under performance agreements granted in November 2012 and 2013. Of these performance shares, 98,145 were issued in November 2014 based on performance shares granted in November 2011. Also includes 330,639 restricted stock units (RSUs). Such performance shares and RSUs are not included in the weighted average price calculation.

(3)
Also includes 2,767,551 shares available under our Employee Stock Purchase Plan (ESPP), which allows employees to have up to 15 percent of their base compensation withheld toward the purchase of our common stock. Shares are purchased each month by participants at 95 percent of the fair market value on the last day of the month pursuant to the ESPP.

(4)
Of the 6,461,596 shares available for future grant under the 2006 Long-Term Incentives Plan, each share issued pursuant to an award of restricted stock, restricted stock units, performance shares and performance units counts as 2.02 shares against this limit in accordance with the terms of the plan.

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2015 PLAN PROPOSAL

PROPOSAL TO ADOPT THE CORPORATION’S 2015 LONG-TERM INCENTIVES PLAN
A proposal will be presented at the Annual Meeting to approve our 2015 Long-Term Incentives Plan (2015 Plan), which was adopted by our Board of Directors on November 18, 2014, subject to shareowner approval. The 2015 Plan, if approved, will replace the 2006 Long-Term Incentives Plan (2006 Plan), which is our only plan under which equity-based compensation is granted to our executives, employees and non-employee directors. If the 2015 Plan is approved by shareowners, awards will no longer be granted under the 2006 Plan and no shares will be transferred from the 2006 Plan to the 2015 Plan. If the 2015 Plan is not approved by shareowners, awards will continue to be granted under the shareowner approved 2006 Plan, but no more awards may be granted under the 2006 Plan after its expiration date of February 7, 2016.

We are requesting that shareowners authorize up to 11 million shares for grants under the 2015 Plan. Although we are requesting approval for up to 11 million shares, we expect that substantially less than that number of shares will actually be issued under the 2015 Plan due to the use of a “fungible share ratio.” Under a fungible share ratio, full value awards (i.e., awards other than options and stock appreciation rights) are counted against the share reserve as 3.55 shares for each share of stock subject to the award and any stock options and stock appreciation rights granted will be counted against the share reserve on a 1:1 basis. If we continue to follow our current grant practices under which executives receive 50% of their long-term incentive target value in performance shares and 50% in stock options and other award recipients receive restricted stock units, substantially fewer than 11 million shares are expected to be issued under the 2015 Plan.

In determining to request a maximum of 11 million shares, we believe we have reserved enough shares to ensure that we will be able to continue to make competitive grants under the 2015 Plan for three to four years (possibly more). The calculation of the share reserve under the 2015 Plan took into account, among other things, our stock price and volatility, the fungible share ratio of 3.55, the variability in the number of shares that may be issued upon the vesting of our performance shares, our annual share use or “burn rate” and dilution and how they compare with our industry peers, the possibility that tax reform could make stock options a less attractive equity vehicle and the effect of our share repurchase program. The result of this analysis was presented to the Compensation Committee and our Board for their consideration in finalizing the terms of the 2015 Plan and the proposal to approve the 2015 Plan.
If the grants we made in fiscal years 2012-2014 had been made under the 2015 Plan, a total of 8,083,680 shares would have been necessary to ensure we could meet our obligations for share issuances. This calculation is shown below:

Awards Granted FY12-14	Total	Application of Fungible Share Ratio	Adjustment Necessary if Award Earned at Maximum level	Total
Stock Options	2,327,000	N/A	N/A	2,327,000
Restricted Stock Units	256,000	3.55	N/A	908,800
Performance Shares	569,000	3.55	240%	4,847,880
				8,083,680
Why Should You Approve the 2015 Plan?
Equity compensation is a key component of our total compensation package. We use it to align our employee and shareowner interests, it is important in encouraging the achievement of our long-term business objectives and it promotes retention of our talented employees. We believe that shareowner approval of the 2015 Plan is critical in helping us to attract, retain and motivate the high-caliber talent who will be crucial to our long-term growth and success.

We are also requesting shareowner approval of the material terms of the 2015 Plan in order to allow us to deduct performance-based compensation under Section 162(m) of the Internal Revenue Code. Under Section 162(m), a

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publicly-held corporation may not deduct in any taxable year compensation in excess of one million dollars paid in that year to its CEO and its three other most highly compensated named executive officers (other than its CFO) who are employed on the last day of its taxable year unless the compensation is performance-based. Our stock options and performance shares are intended to qualify as performance-based compensation. Shareowner approval of the material terms of the 2015 Plan is required in order for us to claim a tax deduction for these awards if and when they are paid. The material terms include (i) the individuals eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based and (iii) the maximum amount of compensation that can be paid to an individual under the performance goals.

2015 Plan Has Provisions Designed to Protect Shareowners
The 2015 Plan authorizes the granting of equity-based compensation in the form of options, stock appreciation rights (SARs), restricted shares, restricted stock units, performance shares and performance units. The 2015 Plan and our other related governance practices and policies have a number of features that are designed to protect shareowner interests. Some of these features are set forth below and are described more fully under the heading “Summary of the 2015 Plan.” The description of these features and the summary provided below do not provide a complete description of all the provisions of the 2015 Plan. The full text of the 2015 Plan is attached as Appendix B to the proxy statement, and the description and summary below are qualified in their entirety by reference to Appendix B.

•	Administration. The 2015 Plan will be administered by our Compensation Committee, which is comprised entirely of independent directors.

•
Fungible Share Ratio. Under the 2015 Plan, for any full value award (i.e., awards other than options or SARs), 3.55 shares will be counted against the shares available under the plan for every share issued under the award. For awards of stock options and SARs, one share will be counted against the shares available under the plan for every share granted under the award. The fungible share ratio recognizes some awards are more costly than others. If we continue to grant performance shares to our executives and restricted stock units to other employees, the use of the fungible share ratio should cause substantially less than the maximum number of shares available for grant under the 2015 Plan to be issued.

•
No “Evergreen”. The 2015 Plan does not contain an “evergreen” provision. The number of shares available is capped and there is no formula providing for any automatic increase in the number of shares of available.

•
No Liberal Recycling Provisions. The 2015 Plan provides that only shares with respect to awards granted under the 2015 Plan that expire or are forfeited or cancelled, or shares that were covered by an award where the benefit is paid in cash instead of shares, will again be available for issuance under the 2015 Plan. Shares under the 2015 Plan (i) delivered or withheld to pay the exercise price, (ii) delivered or withheld to pay taxes or (iii) repurchased on the open market with option proceeds will not be added back to the shares available under the Plan. Upon the exercise or settlement of SARs, the shares underlying these awards will be treated as unavailable under the Plan regardless of the number of shares actually issued or delivered in connection with the exercise or settlement.

•
Exercise Price. The exercise price of any options and SARs (other than those that may be assumed by us in connection with an acquisition or merger) must be greater than or equal to 100% of the fair market value of our common stock on the grant date.

•	No Repricing. Awards may not be repriced or exchanged for substituted awards without shareowner approval.

•
Minimum Vesting.  For employees, awards of options, SARs, restricted stock and restricted stock units cannot vest faster than one-third per year over three years, and no payout of any performance shares or performance units can be made before the first anniversary of the award date, subject, in each case, in the event of death, disability, retirement, a change of control, a divestiture, or upon an involuntary termination that is not a performance-related termination.

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•
Annual Limit on Awards to Board Members and Participants. The dollar value of equity awards that may be granted to our non-employee directors is limited to an aggregate value of $500,000 (determined as of the grant date) in any consecutive 12-month period. In addition, no employee may receive awards, as an annual average during any three-year period, of more than 1 million stock options, SARs, shares of restricted stock, restricted stock units, performance shares or any combination thereof. For purposes of applying this limit the fungible share ratio will be applied.

•
Clawback and Other Compensation Recovery Policies. Awards under the 2015 Plan that are granted to senior executives will be subject to our clawback and other compensation recovery policies. For more information, see “Payment Recovery Provisions” on page 36 of this proxy statement.

•
Hedging and Pledging Policies. Our insider trading guidelines prohibit our directors, executive officers and employees from selling our common stock “short,” entering into any puts or calls relating to our common stock or hedging. In addition, pledging of our stock by executive officers and directors is subject to prior approval. For more information, see “Hedging, Pledging and Other Restrictions” on page 35 of this proxy statement.

•
Double Trigger Vesting on a Change of Control. Upon a change of control, the vesting of awards will only be accelerated if the award recipient incurs a qualifying termination within two years following the change of control.

•
Shareowner Approval. Shareowner approval is required for any amendments that increase the number of shares available under the 2015 Plan, accelerate exercisability of awards except as permitted, materially increase benefits to participants, or take any other action which requires regulatory, tax or shareowner approval.

Equity Award Use
Although long-term incentive awards are a key element of our executive compensation program, we are mindful of our responsibility to our shareowners when making long-term incentive awards.
Dilution
Upon the approval of the 2015 Plan, the overall dilution of our equity awards would be approximately 12.2%. This calculation is based on our outstanding shares and equity awards measured as of December 8, 2014.

Outstanding Equity Awards
Stock Options	Restricted Stock Units and Restricted Stock	Performance Shares	Additional Shares Requested	Total Shares Outstanding	Dilution
4,440,214	348,920	449,614	11,000,000	132,945,592	12.2%
Dilution is calculated by taking the sum of the outstanding equity awards and the additional shares requested and dividing this by the total shares outstanding.
Annual Share Use

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The following table shows our share use or “burn rate” for fiscal years 2012-2014:

Awards Granted	FY14	FY13	FY12	Average
Stock Options	601,000	965,000	761,000	775,666
Restricted Stock Units/Restricted Stock	81,000	88,000	87,000	85,333
Performance Shares	155,000	222,000	192,000	189,666
Total Awards Granted	837,000	1,275,000	1,040,000	1,050,666
Basic Weighted Average Common Stock Outstanding	135,100,000	136,500,000	145,300,000	138,966,666
Annual Share Use	0.620%	0.934%	0.716%	0.757%
Annual share use or “burn rate” is determined by dividing total awards granted by the weighted average common stock outstanding.
SUMMARY OF THE 2015 PLAN
The following is a summary of certain material features of the 2015 Plan.
The principal purposes of the 2015 Plan are to promote the interests of the Corporation and its shareowners by providing incentive compensation opportunities to assist in attracting, motivating and retaining employees and prospective employees and to align the interests of employees participating in the 2015 Plan with shareowners. The 2015 Plan is designed to permit us to make different types of grants to meet competitive conditions and changing circumstances.
Available Shares
The number of shares that may be delivered under the 2015 Plan may not exceed 11 million. Each share of common stock issued or delivered under any award (other than an option or SAR) granted under the 2015 Plan will reduce the number of shares available for delivery pursuant to the plan by 3.55 shares of stock for each such share. Each share of stock issued or delivered under any option or SAR granted under the 2015 Plan will reduce the number of shares available for delivery under the plan by one share of stock for each such share of stock. No employee may receive awards, as an annual average during any consecutive three-year period, of more than 1 million stock options, SARs, shares of restricted stock, restricted stock units, performance shares or any combination thereof. For purposes of applying this limit the fungible share ratio will be applied.
In addition, the maximum amount of compensation that may be paid to any one employee with respect to performance units under the 2015 Plan shall not exceed an average of $10 million per year during any consecutive three-year period.
Shares to be delivered under the 2015 Plan may be either authorized but unissued shares or treasury shares. On December 8, 2014, the closing price of our common stock was $84.78.
Administration
The 2015 Plan will be administered by the Compensation Committee (the Committee). In order to meet the requirements of Internal Revenue Code Section 162(m), no member of the Committee who is not an “outside director” as defined for purposes of that section will participate in the Committee’s action on proposed grants under the 2015 Plan. In addition, no member of the Committee who is not a “non-employee director” as defined in Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934, as amended, will participate in the Committee’s action on proposed grants under the 2015 Plan.
Eligibility
The persons to whom grants are made under the 2015 Plan will include our non-employee directors and employees and employees of our subsidiaries selected from time to time by the Committee in its sole discretion. In selecting participants and determining the type and amount of their grants, the Committee may consider recommendations of

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an independent consultant and our CEO and will take into account such factors as the participant’s level of responsibility, performance, performance potential, level and type of compensation, market data and potential value of grants.
Awards
The 2015 Plan authorizes grants to participants of stock options, which may be incentive stock options eligible for special tax treatment or non-qualified stock options, SARs, restricted stock, restricted stock units, performance units or performance shares. Any of these types of awards (except stock options or stock appreciation rights, which are always performance-based) may be granted as performance compensation awards intended to qualify as performance-based compensation for purposes of Section 162(m). Also, the 2015 Plan authorizes us to establish supplementary plans for employees and prospective employees subject to the tax laws of countries outside the United States.

Because it is within the discretion of the Committee to determine which employees will receive grants under the 2015 Plan and the type and amount thereof, these matters cannot be specified at present. Therefore, the benefits and amounts that will be received or allocated under the 2015 Plan are not otherwise determinable at this time, and we have not included a table reflecting such benefits or awards. While approximately 20,000 employees are eligible to receive awards under the 2015 Plan, it is presently expected that awards under the 2015 Plan will be made primarily to senior and other middle managers and other professionals, including Mr. Ortberg and other executives and executive officers, which currently totals approximately 650 employees, as well as non-employee directors. While the awards that will be received under the 2015 Plan are not determinable at this time, the stock option and performance share grants made to our executive officers under the 2006 Plan described on page 40 of this proxy statement may be generally indicative of annual grants under the 2015 Plan.

TYPES OF AWARDS
The 2015 Plan authorizes the following awards:

•	Stock Options. Under the provisions of the 2015 Plan authorizing the grant of stock options:

•
the exercise price of an option may not be less than the fair market value of the shares on the date of grant (except for any stock options that may be assumed by us in connection with an acquisition or merger);

•	stock options may not be exercised after ten years from the date of grant;

•
the aggregate fair market value (determined as of the date the option is granted) of shares for which any employee may be granted incentive stock options, which are exercisable for the first time in any calendar year, may not exceed the maximum amount permitted under the Internal Revenue Code (presently $100,000);

•	no incentive stock options may be granted after November 18, 2024;

•
when a participant exercises a stock option, the option exercise price may be paid in full in cash, or at the discretion of the Committee, in shares, by withholding of shares for which the option is exercisable or in a combination of the foregoing; and

•	options are subject to minimum vesting requirements as described above under “Minimum Vesting.”

Generally, we expect that options will vest in three substantially equal annual installments beginning one year from the grant date.

•	SARs. Under the provisions of the 2015 Plan authorizing the grant of SARs:

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•
the grant price of a SAR may not be less than the fair market value of the shares covered by the SAR at the date of grant (except for SARs that may be assumed by us in connection with an acquisition or merger);

•	SARs may not be exercised after ten years from the date of grant; and

•	SARs are subject to minimum vesting of requirements described above under “Minimum Vesting.”

The 2015 Plan permits the grant of SARs related to a stock option (a tandem SAR), either at the time of the option grant or thereafter during the term of the option, or the grant of SARs separate and apart from the grant of an option (a freestanding SAR). SARs entitle the grantee, upon exercise of such rights (and, in the case of tandem SARs, upon surrender of the related option to the extent of an equivalent number of shares), to receive a payment equal to the excess of the fair market value (on the date of exercise) of the number of shares covered by the portion of the rights being exercised over the grant price of the rights applicable to such shares. Payments upon the exercise of SARs may be made in cash, in shares (valued at the fair market value of the shares on the date of exercise) or partly in cash and partly in shares, as the Committee may determine.

•
Restricted Stock. The Committee may grant shares subject to specified restrictions, including continued employment for a specified time or achievement of one or more specific goals with respect to our performance or the performance of one of our business units or the participant over a specified period of time. Grants of restricted stock are subject to forfeiture if the prescribed conditions are not met. During the restricted period, shares of restricted stock have all the attributes of outstanding shares, but the Committee may provide that dividends and any other distributions on the shares not be paid or be accumulated or reinvested in additional shares during the restricted period. When shares of restricted stock are no longer subject to forfeiture, the shares will be delivered to the grantee. Restricted stock whose restrictions lapse solely over a specified period of time is subject to minimum vesting requirements described above under “Minimum Vesting.”

•
Restricted Stock Units. The Committee may grant restricted stock units entitling participants to receive at a specified future date an amount based on the fair market value of a specified number of shares on the payout date, subject to specified restrictions, including continued employment for a specified time or achievement of one or more specific goals with respect to our performance or the performance of one of our business units or the participant. Participants holding restricted stock units have no ownership interest in any shares to which the restricted stock units relate until payment is actually made in shares. The Committee may provide for no deemed accumulation of dividend equivalents or for the deferred accumulation of dividend equivalent in cash or in share equivalents held subject to terms and conditions established by the Committee. Restricted stock units that become payable may be settled in shares, in cash based on the fair market value of the shares underlying the restricted stock units when the payout occurs or partly in cash and partly in shares. Restricted stock units granted to employees that are paid out based solely on the passage of a specified period of time are subject to minimum vesting requirements described above under “Minimum Vesting.”

•
Awards to Non-Employee Directors. A newly elected non-employee director will be entitled to a restricted stock unit grant upon his or her initial election to the Board. The value of the restricted stock units to be granted at initial election will be equal to the sum of $100,000 (or such other amount determined by the Board of Directors) plus a prorated amount determined by multiplying $110,000 (or such other amount determined by the Board of Directors) by a fraction, the numerator of which is the number of days remaining until the next annual meeting of shareowners and the denominator of which is 365. Following each annual meeting, continuing non-employee directors will be entitled to receive restricted stock units with a value of $110,000 (or such other amount determined by the Board of Directors). In addition, non-employee directors may elect to defer receipt of their cash fees and receive restricted stock units in lieu thereof. Restricted stock units granted to non-employee directors will be entitled to receive dividend equivalents which shall be reinvested into additional restricted stock units. No non-employee director may receive in any consecutive twelve month period awards under the 2015 Plan having a value of more than $500,000; provided, however, that awards granted in lieu of cash fees deferred by a non-employee director and dividend equivalents received by a non-employee director shall not be counted for purposes of applying this limit.

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•
Performance Units. The Committee may grant performance units denominated in cash, the amount of which is based on the achievement of one or more specific goals with respect to our performance or the performance of one of our business units or the participant. Earned payouts of performance units will be paid in cash, in shares valued at the fair market value of the shares when the payout occurs or partly in cash and partly in shares. Earned payouts for any one participant may not exceed an average of $10 million per year during any consecutive three-year period. Performance units that provide for payout based solely on the achievement of one or more specific performance goals are subject to minimum vesting requirements described above under “Minimum Vesting.”

•
Performance Shares. The Committee may grant performance shares entitling participants to receive at a specified future date an amount based on the fair market value of a specified number of shares on the payout date, subject to specified restrictions, including continued employment for a specified time or achievement of one or more specific goals with respect to our performance or the performance of one of our business units or the participant. Participants holding performance shares have no ownership interest in any shares to which the performance shares relate until payment is actually made in shares. The 2015 Plan prohibits the payment of dividends on performance shares. Performance shares that become payable may be settled in shares, in cash based on the fair market value of the shares underlying the performance shares when the payout occurs or partly in cash and partly in shares. Performance shares that provide for payout based solely on the achievement of one or more specific performance goals are subject to minimum vesting requirements described above under “Minimum Vesting.”

•
Performance Compensation Awards. The Committee may designate any award (other than a grant of stock options or stock appreciation rights, which are always performance-based) at the time of its grant as a performance compensation award to qualify payment of the award under Section 162(m) of the Internal Revenue Code. If the Committee does so, it must establish a performance period, performance measures, performance goals and performance formulas for the award within 90 days after the beginning of the performance period. The Committee may not adjust the performance period, performance measures, performance goals or performance formulas unless after any such adjustment the award would continue to qualify as performance-based compensation under Section 162(m). Under the 2015 Plan, the performance measures are defined as one or more of the following selected by the Committee to measure performance: basic or diluted earnings per share; revenue; sales; operating income; net income; earnings before or after interest, taxes, depreciation or amortization; price to earnings ratio; return on capital; return on invested capital; return on equity; return on assets; return on net assets; return on sales; cash flow; cash flow return on equity; cash flow return on investment; operating cash flow; free cash flow (operating cash flow plus proceeds from property dispositions less capital expenditures); working capital; economic value added or EVA (net operating profit after tax minus the sum of capital multiplied by the cost of capital); economic profit, cost targets or reductions, savings, productivity or efficiencies; expense targets; product development or release schedules; maintenance or improvement of operating margin or profit margin; debt leverage (debt to capital); strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, and goals relating to acquisitions, divestitures, joint ventures and similar transactions; stock price; market capitalization; and total shareowner return.

The 2015 Plan permits the Committee to prescribe in the award agreement for each grant any other terms and conditions of that grant, including the timing of exercisability or vesting of awards and the treatment of awards upon termination of a participant’s employment. Under the 2015 Plan, awards may not be granted after the tenth anniversary of approval of the 2015 Plan by our shareowners.
TAX MATTERS
The following is a general brief of certain United States federal income tax consequences of awards made under the 2015 Plan, based upon the laws presently in effect, and is intended for the information of our shareowners considering how to vote with respect to the proposal. It is not intended as tax guidance to participants in the 2015 Plan. The discussion does not take into account a number of considerations that may apply in light of the circumstances of a particular participant. The income tax consequences under foreign, state and local tax laws may differ.

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•
Incentive Stock Options. The grant of an incentive stock option will not result in any immediate tax consequences to us or the optionee. An optionee will not recognize taxable income, and we will not be entitled to any deduction, upon the timely exercise of an incentive stock option, but the excess of the fair market value of the shares acquired over the option exercise price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee holds the shares acquired for at least one year (and two years after the option was granted), gain or loss recognized on the subsequent disposition of the shares will be treated as long-term capital gain or loss. Capital losses of individuals are deductible only against capital gains and a limited amount of ordinary income. In the event of an earlier disposition, the optionee will recognize ordinary taxable income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option exercise price; or (ii) if the disposition is a taxable sale or exchange, the amount of any gain recognized. Upon such a disqualifying disposition, we will be entitled to a deduction in the same amount and at the same time as the optionee recognizes ordinary taxable income.

•
Non-qualified Stock Options. The grant of a non-qualified stock option will not result in any immediate tax consequences to us or the optionee. Upon the exercise of a non-qualified stock option, the optionee will recognize ordinary taxable income, and we will be entitled to a deduction, equal to the difference between the option exercise price and the fair market value of the shares acquired at the time of exercise.

•
SARs. The grant of either a tandem SAR or a freestanding SAR will not result in any immediate tax consequences to us or the grantee. Upon the exercise of either a tandem SAR or a freestanding SAR, any cash received and the fair market value on the exercise date of any shares received will constitute ordinary taxable income to the grantee. We will be entitled to a deduction in the same amount and at the same time.

•
Restricted Stock. An employee normally will not recognize taxable income upon an award of restricted stock, and we will not be entitled to a deduction, until the restrictions terminate. When the restrictions terminate, the employee will recognize ordinary taxable income equal to the fair market value of the shares at that time, plus the amount of any dividends and interest thereon to which the employee then becomes entitled. However, an employee may elect to recognize ordinary taxable income in the year the restricted stock is awarded equal to its fair market value at that time, determined without regard to the restrictions. We will be entitled to a deduction in the same amount and at the same time as the employee recognizes income, subject to the limitations of Section 162(m).

•
Restricted Stock Units. The grant of a restricted stock unit will not result in any immediate tax consequences to us or the grantee. Upon payment of a restricted stock unit, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares or cash received at that time. We will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m).

•
Performance Units. Any cash and the fair market value of any shares received in connection with the grant of a performance unit under the 2015 Plan will constitute ordinary taxable income to the employee in the year in which paid, and we will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m).

•
Performance Shares. The grant of a performance share will not result in any immediate tax consequences to us or the grantee. Upon payment of a performance share, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares or cash received. We will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m).

•
Payouts of Performance Compensation Awards. The designation of an award of restricted stock or the grant of a restricted stock unit, performance unit or performance share as a performance compensation award will not change the tax treatment described above to an employee who receives such an award or grant. Such a designation will, however, enable an award or grant to qualify as performance-based compensation not subject to the $1 million limitation on deductible compensation under Section 162(m).

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We withhold applicable taxes from amounts paid in satisfaction of an award. The amount of the withholding will generally be determined with reference to the closing price of the shares as reported by the New York Stock Exchange on the date of determination. Under the 2015 Plan, the amount of withholding in respect of options exercised through the cashless method in which shares are immediately sold may be determined by reference to the price at which the shares are sold.
OTHER
In the event any stock split or other change affecting our shares occurs, the Board of Directors may make appropriate amendments to or adjustments in the 2015 Plan or grants made thereunder, including changes in the number of shares which may be issued or transferred under the 2015 Plan and the number of shares and price per share subject to outstanding options and SARs.

The 2015 Plan provides that, except as otherwise determined by the Committee, at the time of grant of an award, awards under the 2015 Plan will include a change of control contingency in order to maintain the rights of participants in the event of a change of control. The Committee presently intends to include such contingencies in most awards with the effect that in the event of an employee’s termination of employment by us without cause or by the employee for good reason in connection with a change of control, all outstanding stock options and SARs then outstanding would become fully exercisable whether or not otherwise then exercisable; the restrictions on all shares granted as restricted stock or restricted stock units would lapse; and all payouts of performance shares and performance units would be deemed to be fully earned based on assumed completion of all performance periods and attainment of all performance goals for the performance shares and performance units. The Committee has currently determined that the payout level for performance shares and performance units would, upon termination of employment after a change of control, be at the average actual percentage payout for the Corporation’s long-term incentive performance awards for the prior three completed performance periods. A change of control as defined in the 2015 Plan will occur upon:

•	the acquisition by any individual, entity or group of 20% or more of the combined voting power of our outstanding securities

•	a change in the composition of a majority of our Board of Directors that is not supported by our then current Board of Directors

•
a major corporate transaction, such as a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets, that results in a change in the majority of our Board of Directors or of more than 50% of our shareowners or

•	approval by our shareowners of the complete liquidation or dissolution of the Corporation

The Board of Directors may at any time amend, suspend or terminate the 2015 Plan or grants made thereunder. No such action may, however (except in making amendments and adjustments in the event of changes in or affecting shares), (i) without the consent of the person affected, impair the rights of the holder of any award other than as provided for or contemplated in the award agreement or (ii) without the approval of shareowners, accelerate the vesting of awards other than as contemplated under the 2015 Plan or increase the number of shares available for awards, or materially increase the benefits accruing to participants, or otherwise make any material revision, or otherwise be effective to the extent that shareowner approval is necessary to comply with any tax or regulatory requirement applicable to the 2015 Plan, including applicable requirements of the New York Stock Exchange. Under present tax and regulatory requirements, shareowner approval would be required, among other things, to change the class of persons eligible to receive incentive stock options under the 2015 Plan. In no event may the Board or the Committee reprice underwater stock options or stock appreciation rights (those whose exercise price is greater than the fair market value of the shares covered by the options or stock appreciation rights) by reducing the exercise price, canceling the awards and granting replacement awards or otherwise.

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The Board of Directors recommends that you vote “FOR” the proposal to approve our 2015 Long-Term Incentives Plan, which is presented as item 4.
VOTE REQUIRED

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”*
Election of Directors	For, against or abstain for each nominee	The three nominees who receive the greatest number of votes cast for election, a quorum being present	No effect	No effect
Advisory Vote on Executive Compensation	For, against or abstain	The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, a quorum being present, and entitled to vote thereon	Treated as votes against	No effect
Approve Deloitte as our auditors	For, against or abstain	The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, a quorum being present, and entitled to vote thereon	Treated as votes against	Brokers have discretion to vote
Adopt 2015 Long-Term Incentives Plan	For, against or abstain	The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting, a quorum being present, and entitled to vote thereon	Treated as votes against	No effect
*A broker non-vote occurs when a broker has not received instructions from the beneficial owner of the Common Stock and the broker is not permitted to vote on a matter without having received such instructions.
The presence, in person or by proxy, of the holders of at least a majority of the shares of our Common Stock issued and outstanding on the record date set for the Annual Meeting is necessary to have a quorum for the Annual Meeting.
Under Delaware law and our Restated Certificate of Incorporation and By-Laws, the aggregate number of votes entitled to be cast by all shareowners present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter, whether those shareowners vote “for,” “against” or abstain from voting (which will exclude broker non-votes), will be counted for purposes of determining the minimum number of affirmative votes required for the advisory vote on executive compensation, for the approval of Deloitte as our auditors and for the adoption of the 2015 Long-Term Incentives Plan and the total number of votes cast “for” that matter will be counted for purposes of determining whether sufficient affirmative votes have been cast. The shares of a shareowner who abstains from voting on a matter or whose shares are not voted by reason of a broker non-vote on a particular matter will be counted for purposes of determining whether a quorum is present at the meeting so long as the shareowner is present in person or represented by proxy.
VOTING FOR DIRECTORS
The Board has a majority voting policy for the election of directors. A summary of this policy is set forth below.
In an uncontested election of directors, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) must promptly tender his or her resignation to the Board of Directors. The Board Nominating and Governance Committee will promptly consider the resignation offer and make a recommendation to the Board as to whether to accept or reject the tendered resignation and whether other action should be taken. The Board of Directors will act on the tendered resignation within 90 days following certification of the election results.
The Board Nominating and Governance Committee, in making its recommendation, and the Board of Directors in making its decision, may consider any factors or other information that it considers appropriate and relevant, including any stated reasons why the shareowners withheld votes from such director, the director’s tenure, the director’s qualifications, the director’s past and expected contributions to the Board and the overall composition of

62 | 2014 Proxy Statement

ADDITIONAL INFORMATION

the Board. Following the Board’s decision, the Corporation will promptly disclose the Board’s decision regarding whether to accept or reject the director’s resignation offer in a Form 8-K furnished to the Securities and Exchange Commission. If the Board has decided to reject the tendered resignation or to pursue any additional action, then the disclosure will include the rationale behind the decision.
Any director who tenders his or her resignation pursuant to this provision may not participate in the Board Nominating and Governance Committee deliberations and recommendation or in the Board’s decision whether to accept or reject the resignation offer.
For purposes of this policy, an uncontested election is an election where the only nominees as of the record date for the meeting are those recommended by the Board. If, in a contested election, a notice of nomination is withdrawn or declared invalid before the date of the meeting, the election will still be considered a contested election.
OTHER MATTERS
The Board of Directors does not know of any other matters that may be presented at the meeting. Our By-Laws required notice by October 9, 2014 for any matter to be brought before the meeting by a shareowner. In the event of a vote on any matters other than those referred to in items (1) through (4) of the accompanying Notice of 2015 Annual Meeting of Shareowners, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent shareowners are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file.
Based solely on our review of copies of such forms we have received and written representations from certain reporting persons confirming that they were not required to file Forms 5 for fiscal year 2014, we believe that all of our officers, directors and greater than ten percent beneficial owners complied with all SEC filing requirements applicable to them under Section 16(a) of the Securities Exchange Act with respect to transactions during fiscal year 2014.

ANNUAL REPORTS
Our 2014 Annual Report to Shareowners, including financial statements for fiscal year 2014 and this proxy statement, or a Notice containing instructions on how to access the proxy materials online, are being furnished to shareowners.
We will provide to shareowners, without charge, upon written request, a copy of our Annual Report on Form 10-K for fiscal year 2014 (the “2014 Annual Report on Form 10-K”), as filed with the SEC (without exhibits). Exhibits to the 2014 Annual Report on Form 10-K will be furnished upon written request and payment of a fee of ten cents per page covering our costs. Written requests should be directed to us at 400 Collins Road NE, Cedar Rapids, Iowa 52498, Attention: Investor Relations.
Our 2014 Annual Report to Shareowners, our 2014 Annual Report on Form 10-K and this proxy statement are also available free of charge on our website at www.rockwellcollins.com. All reports we file with the SEC are also available free of charge via EDGAR through the SEC’s website at www.sec.gov.

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SHAREOWNER PROPOSALS FOR ANNUAL MEETING IN 2016
To be eligible for inclusion in our proxy statement, shareowner proposals for our 2016 Annual Meeting of Shareowners must be received by us on or before August 19, 2015 at the Office of the Secretary at our corporate headquarters, 400 Collins Road NE, Cedar Rapids, Iowa 52498. In addition, our By-Laws require a shareowner desiring to propose any matter for consideration of the shareowners at our 2016 Annual Meeting of Shareowners to notify our Secretary in writing at the address listed in the preceding sentence on or after September 8, 2015 and on or before October 8, 2015. If the number of directors to be elected to the Board at our 2016 Annual Meeting of Shareowners is increased and there is no public announcement by us naming all of the nominees for director or specifying the increased size of the Board on or before September 28, 2015, a shareowner proposal with respect to nominees for any new position created by such increase will be considered timely if received by our Secretary not later than the tenth day following such public announcement by us.
EXPENSES OF SOLICITATION
The cost of the solicitation of proxies will be borne by us. In addition to the use of the mail, proxies may be solicited personally, or by telephone, facsimile or e-mail, by a few of our employees without additional compensation. We will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.
GENERAL Q&A ABOUT THE MEETING

Why are you receiving this proxy statement? We are furnishing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Rockwell Collins, Inc. for use at the 2015 Annual Meeting of Shareowners to be held on February 5, 2015, and at any adjournments thereof. On or about December 22, 2014, we commenced mailing the following to our shareowners: this proxy statement, the accompanying proxy card, a copy of our 2014 Annual Report to Shareowners and a copy of our 2014 Annual Report on Form 10-K or a Notice containing instructions on how to access the proxy materials online.
What is a proxy? A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.
What is a proxy statement? This document is a proxy statement. It is a document that we are required by law to give you when we ask you to name a proxy to vote your shares. We encourage you to read this proxy statement carefully. In addition, you may obtain information about Rockwell Collins, Inc. from the 2014 Annual Report on Form 10-K delivered with this proxy statement.
Why did you receive a Notice of Electronic Availability of Proxy Statement and Annual Report? As permitted by SEC rules we are making this proxy statement, our 2014 Annual Report to Shareowners and our 2014 Annual Report on Form 10-K available to our shareowners electronically via the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you how to access and review all of the important information contained in the proxy statement, the 2014 Annual Report to Shareowners and the 2014 Annual Report on Form 10-K. The Notice also instructs you how to submit your vote over the Internet. If you received a Notice by mail or electronically and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.
What is the purpose of the meeting? The purpose of the 2015 Annual Meeting of Shareowners is to obtain shareowner action on the matters outlined in the notice of meeting included with this proxy statement. These matters include the election of three directors, a non-binding, advisory vote to approve our executive compensation, approval of the selection of Deloitte LLP as our independent auditors for fiscal year 2015 and a proposal to adopt the 2015 Long-Term Incentives Plan. This proxy statement provides you with detailed information about each of these matters.

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Who can vote? Shareowners of record as of the close of business on December 8, 2014 are entitled to vote. On that day, 132,945,592 shares of Common Stock were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting.
How many shares are you entitled to vote? The number of shares you are entitled to vote is reflected on the proxy card and coded as follows: COM—common shares registered with our transfer agent; SAV PL—shares in Rockwell Collins Savings Plans; or USA ESPP—shares in the United Space Alliance employee stock purchase plan. These designations apply only if you hold your shares through the Transfer Agent or these plans.
What is the difference between a record owner and an owner holding shares in “street name”? If your shares are registered in your name, you are a record owner. If your shares are in the name of your broker or bank or other nominee, your shares are held in “street name.”
How do you vote if your shares are held in your name as a record owner? You may have a choice of voting by:

•	Internet • Mail

•	Telephone • In person at the Annual Meeting
Voting on the Internet is easy and fast. Go to the website referenced on the Notice or enclosed proxy card and follow the instructions. Please have the Notice or the proxy card in hand when accessing the website. This vote will be counted immediately, and there is no need to send in the proxy card.
Voting by telephone is also simple and fast. Call the toll-free number on the proxy card and listen for further instructions. In order to respond to the questions, you must have a touch-tone phone and the proxy card in hand. This vote will be counted immediately, and there is no need to send in the proxy card.
If you are a shareowner of record, you can save us money by voting by telephone or on the Internet. Alternatively, you can vote by mail by completing, signing, dating and mailing any enclosed proxy card. If you plan to attend the Annual Meeting, you can vote in person. In order to vote in person at the Annual Meeting, you will need to bring proper identification with you to the meeting. As long as your shares are registered in your name, you may revoke your proxy at any time before it is exercised. There are several ways you can do this:

•	by filing a written notice of revocation with our Corporate Secretary

•	by duly signing and delivering a proxy that bears a later date

•	by subsequently voting by telephone or Internet as described above

•	by attending the Annual Meeting and voting in person
How do you vote if your shares are held in “street name”? If your shares are registered in the name of your broker or nominee, you should vote your shares using the method directed by that broker or other nominee. A large number of banks and brokerage firms are participating in the Broadridge Financial Solutions, Inc. online program. This program provides eligible “street” name shareowners the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for shareowners whose banks or brokerage firms are participating in Broadridge’s program. If you plan to attend the Annual Meeting and to vote in person, you should contact your broker or nominee to obtain a broker’s legal proxy and bring it, together with proper identification and your account statement or other evidence of your share ownership, with you to the Annual Meeting. If your shares are held in street name, you must contact your broker or nominee to revoke your proxy.
How do you vote if you participate in our Direct Stock Purchase and Dividend Reinvestment Plan? Shareowners participating in the Wells Fargo Shareowner Service Plus Plan that allows for direct stock purchases and dividend reinvestment are record owners, and Wells Fargo will vote the shares that it holds for the participant’s account only in accordance with the proxy returned by the participant to Wells Fargo, or in accordance with instructions given pursuant to our telephone or Internet voting procedures.
How do you vote shares held in the Rockwell Collins Savings Plans? If you are a participant in a Rockwell Collins Savings Plan the portion of the voting card providing directions to the trustee will serve as the voting instruction card to the trustee of the plans for all shares of our Common Stock that you own through the plan.

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Will your vote be confidential? It is our policy to keep confidential the proxy cards, ballots and voting tabulations that identify individual shareowners, except as may be necessary to meet any applicable legal requirements and, in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting. The inspectors of election and any employees associated with processing proxy cards or ballots and tabulating the vote are required to acknowledge their responsibility to comply with this policy of confidentiality.
Is an independent inspector of election used to verify the votes? We regularly engage a representative of our transfer agent as an inspector of election to verify the votes cast for the proposals at the Annual Meeting. In addition, company personnel are appointed as inspectors of election to assist the independent inspector of election.
What are your voting choices and what is the required vote? By giving us your proxy, you authorize our senior management to vote your shares at the Annual Meeting or any adjournments thereof in the manner you indicate.
Proposal 1: Election of Directors. With respect to the election of nominees for director, you may:

•	vote “for” the election of all of the nominees for director named in this proxy statement

•	“withhold” authority to vote for all of the nominees or

•	“withhold” authority to vote for any individual nominee by writing that nominee’s number in the space provided
If a quorum is present at the Annual Meeting, the three nominees receiving the greatest number of votes will be elected to serve as directors, unless otherwise determined in accordance with the majority voting policy described under the heading “Voting for Directors”. Shareowners may not vote for more than three nominees.
Proposals 2, 3 and 4: Advisory Vote on Executive Compensation, Approval of Selection of Auditors and Adoption of 2015 Long-Term Incentives Plan. With respect to each of these proposals, you may:

•	vote “for” the proposal

•	vote “against” the proposal or

•	“abstain” from voting on the proposal
If a quorum is present at the Annual Meeting, the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on proposals 2, 3 and 4 will be required to approve proposals 2, 3 and 4 respectively. Because of this, a vote to abstain from voting on Proposals 2, 3 and 4 will have the effect of a vote against such matter. The vote on proposal 2 is non-binding on the Corporation.
What does it mean if you receive more than one proxy card or Notice? If you receive more than one proxy card or Notice, it likely means you have multiple accounts with brokers, our savings plans and/or our transfer agent. Vote all of these shares by responding to each item you receive.
Where can you find the voting results of the Annual Meeting? We intend to announce the preliminary voting results at the Annual Meeting and publish final results in our current report on Form 8-K to be filed with the SEC shortly after the Annual Meeting.
December 17, 2014

66 | 2014 Proxy Statement

APPENDIX A
General Industry Market Data Group*

Agilent Technologies	GTECH**	Parsons
Alliant Techsystems	Hanesbrands	PHH
American Sugar Refining	Harland Clarke**	Pitney Bowes
AMETEK	Harman International Industries	Polaris Industries
AMSTED Industries	Harsco	PolyOne
Arby's Restaurant Group	Hasbro	PulteGroup
Armstrong World Industries	Hershey	Purdue Pharma
Avaya	Host Hotels & Resorts	Quintiles
Avery Dennison	Hunt Consolidated	Regal Beloit
Axiall	International Automotive Components	Rockwell Automation
Big Lots	International Flavors & Fragrances	Rockwell Collins
Biogen Idec	Invensys Controls	Ryder System
Boise	J.M. Smucker	SAS Institute
Boise Cascade	J.R. Simplot	Schreiber Foods
Booz Allen Hamilton	JetBlue Airways	Schwan's
CA Technologies	Kelly Services	Scotts Miracle-Gro
Carlson	Kennametal	ServiceMaster Company
Celestica	Kinross Gold	Shire
Celgene	Kohler	Sigma-Aldrich
CF Industries	Leggett & Platt	Snap-On
CH2M HILL	Leprino Foods	Sonoco Products
Chemtura	Level 3 Communications	Spirit AeroSystems
Clear Channel Communications	Life Technologies	SPX
Cliffs Natural Resources	Lincoln Electric	SSAB**
COACH	Lorillard Tobacco	St. Jude Medical
Cooper Standard Automotive	Manitowoc	Starwood Hotels & Resorts
Dentsply	Mary Kay	Steelcase
Dow Corning	Mattel	Teradata
Dr Pepper Snapple	McDermott International	Tetra Tech
Encana Oil & Gas USA**	MeadWestvaco	Tiffany & Co.
Exelis	Millicom International Cellular**	Trinity Industries
Expedia	Molnlycke Health Care**	Tupperware Brands
Experian Americas**	Molson Coors Brewing	Unisys
Exterran	Nash Finch	United Rentals
Federal-Mogul	NBTY	United States Cellular
Fiserv	NCR	Ventura Foods
Flowserve	Newell Rubbermaid	Visteon
Fortune Brands Home & Security	NewPage	Vulcan Materials
Frontier Communications	NOVA Chemicals	VWR International
GAF Materials	Omnicare	W.R. Grace
Gates**	Owens Corning	Wyndham Worldwide
Green Mountain Coffee Roasters	Pall	Zimmer
* Companies from the Towers Watson 2013 Compensation Data Bank with global revenues of $3 billion to $6 billion.
** A subsidiary.

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APPENDIX B
Proposed Adoption of 2015 Long-Term Incentives Plan

Rockwell Collins, Inc.
2015 Long-Term Incentives Plan

Section 1: Purpose
The purpose of the Plan is to promote the interests of the Corporation and its shareowners by providing incentive compensation opportunities to assist in (i) attracting, motivating and retaining Employees and Non-Employee Directors and (ii) aligning the interests of Employees and Non-Employee Directors participating in the Plan with the interests of the Corporation’s shareowners.

Section 2: Definitions
As used in the Plan, the following terms shall have the respective meanings specified below.

a.	“Award” means an award granted pursuant to Section 4.

b.
“Award Agreement” means any written or electronic agreement, contract or other instrument or document described in Section 6 setting forth the terms and conditions applicable to an Award granted to a Participant. An Award Agreement may, but need not, be signed by the Company or a Participant.

c.	“Board of Directors” means the Board of Directors of the Corporation, as it may be comprised from time to time.

d.	“Change of Control” means any of the events outlined in Section 10.

e.	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

f.	“Committee” means the Compensation Committee of the Board of Directors, as it may be comprised from time to time.

g.	“Corporation” means Rockwell Collins, Inc. and any successor thereto.

h.	“Covered Employee” means a covered employee within the meaning of Code Section 162(m)(3).

i.
“Dividend Equivalent” means an amount equal to the amount of cash dividends payable with respect to a share of Stock after the date specified in an Award Agreement with respect to an Award settled in Stock, an Award of Restricted Stock or an Award of Restricted Stock Units; provided, however, that (A) no Dividend Equivalents shall be paid in respect of Awards of Options, SARs or other appreciation rights and (B) Dividend Equivalents may be accumulated but not paid in respect of Performance Shares, Performance Units or any other performance awards prior to vesting or the end of the Performance Period.

j.	“Employee” means an individual who is an employee or a leased employee of the Corporation or a Subsidiary.

k.	“Exchange Act” means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

l.	“Executive Officer” means an Employee who is an executive officer of the Corporation as defined in Rule 3b-7 under the Exchange Act as it may be amended from time to time.

m.
“Fair Market Value” means the closing sale price of the Stock as reported in the New York Stock Exchange-Composite Transactions (or if the Stock is not then traded on the New York Stock Exchange, the closing sale price of the Stock on the stock exchange or over-the-counter market on which the Stock is principally trading on the relevant date) on the date of a determination (or on the next preceding day the Stock was traded if it was not traded on the date of a determination).

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n.	“Incentive Stock Option” means an Option (or an option to purchase Stock granted pursuant to any other plan of the Corporation or a Subsidiary) intended to comply with Code Section 422.

o.	“Non-Employee Director” means a member of the Board of Directors who is not an Employee.

p.	“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

q.	“Option” means an option to purchase Stock granted pursuant to Section 4(a).

r.	“Participant” means any Employee or Non-Employee Director who has been granted an Award.

s.
“Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained with respect to one or more Performance Goals. Performance Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

t.
“Performance Goal” means the level of performance, whether absolute or relative to a peer group or index, established by the Committee as the performance goal with respect to a Performance Measure. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

u.
“Performance Measure” means one or more of the following selected by the Committee to measure the performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or both for a Performance Period: basic or diluted earnings per share; revenue; sales; operating income; net income; earnings before or after interest, taxes, depreciation or amortization; price to earnings ratio; return on capital; return on invested capital; return on equity; return on assets; return on net assets; return on sales; cash flow; cash flow return on equity; cash flow return on investment; operating cash flow; free cash flow (operating cash flow plus proceeds from property dispositions less capital expenditures); working capital; economic value added or EVA (net operating profit after tax minus the sum of capital multiplied by the cost of capital); economic profit, cost targets or reductions, savings, productivity or efficiencies; expense targets; product development or release schedules; maintenance or improvement of operating margin or profit margin; debt leverage (debt to capital); strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, and goals relating to acquisitions, divestitures, joint ventures and similar transactions; stock price; market capitalization; and total shareowner return. Each such measure, to the extent applicable, shall be determined in accordance with generally accepted accounting principles as consistently applied by the Corporation and, if so determined by the Committee at the time the Award is granted and to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

v.
“Performance Period” means one or more periods of time (of not less than one fiscal year of the Corporation), as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s rights in respect of an Award.

w.	“Performance Share” means an Award denominated in shares of Stock based on the achievement of performance goals granted pursuant to Section 4(f).

x.	“Performance Unit” means an Award denominated in cash based on the achievement of performance goals granted pursuant to Section 4(e).

y.	“Plan” means this 2015 Long-Term Incentives Plan as adopted by the Corporation and in effect from time to time.

z.
“Restricted Stock” means Stock granted pursuant to Section 4(c) which may not be traded or sold until the date that the restrictions on transferability imposed by the Committee or the Board of Directors, as the case may be, with respect to such Stock lapse.

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aa.	“Restricted Stock Unit” means the right to receive in cash, Stock or a combination of cash and Stock, the Fair Market Value of one share of Stock granted pursuant to Section 4(d).

ab.	“SAR” means a stock appreciation right granted pursuant to Section 4(b).

ac.	“Section 409A” means Code Section 409A, including any regulations and other guidance issued thereunder.

ad.	“Stock” means shares of Common Stock, par value $.01 per share, of the Corporation or any security of the Corporation issued in substitution, exchange or lieu thereof.

ae.
“Subsidiary” means (i) any corporation or other entity in which the Corporation, directly or indirectly, controls 50% or more of the total combined voting power of such corporation or other entity and (ii) any corporation or other entity in which the Corporation has a significant equity interest and which the Committee has determined to be considered a Subsidiary for purposes of the Plan.

af.
“Substitute Awards” means Awards granted or Stock issued by the Corporation in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Corporation or any Subsidiary or with which the Company or any Subsidiary combines.

Section 3: Eligibility
The Committee or, with respect to Awards under Section 4(h), the Committee or the Board of Directors, may grant one or more Awards to any Employee or Non-Employee Director designated by it to receive an Award. Non-Employee Directors are eligible to receive Awards only to the extent provided in Section 4(h).

Section 4: Awards
The Committee or, with respect to Awards under Section 4(h), the Committee or the Board of Directors, may grant any one or more of the following types of Awards, and any such Award may be granted by itself, together with another Award that is linked and alternative to the Award with which it is granted or together with another Award that is independent of the Award with which it is granted:

a.
Options. An Option is an option to purchase a specific number of shares of Stock exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including the following:

(i)
The exercise price of an Option (other than an Option issued as a Substitute Award) shall not be less than the Fair Market Value of the Stock on the date the Option is granted, and no Option may be exercisable more than 10 years after the date the Option is granted.

(ii)
The exercise price of an Option shall be paid in cash or, at the discretion of the Committee, in Stock valued at the Fair Market Value on the date of exercise, by withholding shares of Stock for which the Option is exercisable or through any combination of the foregoing.

(iii)
No fractional shares of Stock will be issued or accepted. The Committee may impose such other conditions, restrictions and contingencies with respect to shares of Stock delivered pursuant to the exercise of an Option as it deems desirable.

(iv)	Incentive Stock Options shall be subject to the following additional provisions:

A.
No grant of Incentive Stock Options to any one Employee shall cover a number of shares of Stock whose aggregate Fair Market Value (determined on the date the Option is granted), together with the aggregate Fair Market Value (determined on the respective date of grant of the Incentive Stock Option) of the shares of Stock covered by any Incentive Stock Options that have been previously granted under the Plan or any other plan of the Corporation or any Subsidiary and that are exercisable for the first time during the same calendar year, exceeds $100,000 (or such other amount as may be fixed as the maximum amount permitted by Code Section 422(d)); provided, however, that, if the limitation is exceeded, the Incentive Stock Options in excess of such limitation shall be treated as Non-Qualified Stock Options.

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B.	No Incentive Stock Option may be granted under the Plan after November 18, 2024.

C.
No Incentive Stock Option may be granted to an Employee who on the date of grant is not an employee of the Corporation or a corporation that is a subsidiary of the Corporation within the meaning of Code Section 424(f).

(v)
Except as the Committee may otherwise specify in the case of death, disability, retirement, a Change of Control, a divestiture, or upon an involuntary termination that is not a performance-related termination, no Option granted to an Employee may be exercisable as to one-third of the shares of Stock underlying such Option before the first anniversary of the grant date of the Option, as to an additional one-third of the shares of Stock underlying such Option before the second anniversary of the grant date of the Option, and as to the balance of the shares of Stock underlying such Option before the third anniversary of the grant date of the Option.

b.
Stock Appreciation Rights (SARs). A SAR is the right to receive a payment measured by the excess of the Fair Market Value of a specified number of shares of Stock on the date on which the Participant exercises the SAR over the grant price of the SAR as determined by the Committee, which shall be exercisable at such time or times and subject to such terms and conditions as the Committee may determine, consistent with the provisions of the Plan, including the following:

(i)
The grant price of a SAR (other than a SAR issued as a Substitute Award) shall not be less than Fair Market Value of the Stock on the date the SAR is granted, and no SAR may be exercisable more than 10 years after the date the SAR is granted.

(ii)
SARs may be (A) freestanding SARs or (B) tandem SARs granted in conjunction with an Option, either at the time of grant of the Option or at a later date, and exercisable at the Participant’s election instead of all or any part of the related Option.

(iii)
The payment to which the Participant is entitled on exercise of a SAR may be in cash, in Stock valued at the Fair Market Value on the date of exercise or partly in cash and partly in Stock (as so valued), as the Committee may determine.

(iv)
Except as the Committee may otherwise specify in the case of death, disability, retirement, a Change of Control, a divestiture, or upon an involuntary termination that is not a performance-related termination, no SAR granted to an Employee may be exercisable as to one-third of the shares of Stock underlying such SAR before the first anniversary of the date the SAR was granted, as to an additional one-third of the shares of Stock underlying such SAR before the second anniversary of the date the SAR was granted, and as to the balance of the shares of Stock underlying such SAR before the third anniversary of the date the SAR was granted.

c.
Restricted Stock. Restricted Stock is Stock that is issued to a Participant subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, which restrictions shall lapse at such time or times, or upon the occurrence of such event or events, including but not limited to the achievement of one or more specific goals with respect to performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or that Participant over a specified period of time as the Committee may determine. Notwithstanding the foregoing, in the case of an Award of Restricted Stock to an Employee that is subject to restrictions that lapse solely over a specific period of time, no restrictions may lapse as to any portion of such Award before the first anniversary of the grant date of such Award, as to two-thirds of such Award before the second anniversary of the grant date of such Award, and as to one-third of such Award before the third anniversary of the grant date of such Award, except as the Committee shall otherwise specify in the case of death, disability, retirement, a Change of Control, a divestiture, or upon an involuntary termination that is not a performance-related termination. Subject to the specified restrictions, the Participant as

2014 Proxy Statement | B-4

owner of those shares of Restricted Stock shall have the rights of the holder thereof, except that the Committee may provide at the time of the Award that any dividends or other distributions paid with respect to that Stock while subject to those restrictions shall be accumulated, with or without interest, or reinvested in Stock and held subject to the same restrictions as the Restricted Stock and such other terms and conditions as the Committee shall determine. Shares of Restricted Stock shall be registered in the name of the Participant and, at the Corporation’s sole discretion, shall be held in book entry form subject to the Corporation’s instructions or shall be evidenced by a certificate, which shall bear an appropriate restrictive legend, shall be subject to appropriate stop-transfer orders and shall be held in custody by the Corporation until the restrictions on those shares of Restricted Stock lapse.

d.
Restricted Stock Unit. A Restricted Stock Unit is an Award of a right to receive at a specified future date an amount based on the Fair Market Value of a specified number of shares of Stock, subject to such terms and conditions as the Committee may establish, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or the Participant to whom the Restricted Stock Units are granted. Notwithstanding the foregoing, in the case of an Award of Restricted Stock Units to an Employee that provides for payout based solely on the passage of a specified period of time, no payout of such Award may be made as to any portion of such Award before the first anniversary of the grant date of such Award, as to two-thirds of such Award before the second anniversary of the grant date of such Award, and as to one-third of such Award before the third anniversary of the grant date of such Award, except as the Committee shall otherwise specify in the case of death, disability, retirement, a Change of Control, a divestiture, or upon an involuntary termination that is not a performance-related termination. Restricted Stock Units that become payable in accordance with their terms and conditions shall be paid out in Stock, in cash based on the Fair Market Value of the Stock underlying the Restricted Stock Units or partly in cash and partly in Stock, as the Committee may determine. Any person who holds Restricted Stock Units shall have no ownership interest in any shares of Stock to which such Restricted Stock Units relate until and unless payment with respect to such Restricted Stock Units is actually made in shares of Stock. The Committee may provide for no deemed accumulation of Dividend Equivalents or for the deemed accumulation of Dividend Equivalents in cash, with or without interest, or the deemed reinvestment of Dividend Equivalents in Stock held subject to the same conditions as the Restricted Stock Unit and/or such other terms and conditions as the Committee shall determine.

e.
Performance Units. A Performance Unit is an Award denominated in cash, the amount of which may be based on the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or the Participant to whom the Performance Units are granted. Notwithstanding the foregoing, in the case of an Award of Performance Shares to an Employee that provides for payout based solely on the achievement of one or more specific performance goals, no payout of such Award may be made as to any portion of such Award before the first anniversary of the date such Award was granted, except as the Committee shall otherwise specify in the case of death, disability, retirement, a Change of Control, a divestiture, or upon an involuntary termination that is not a performance-related termination. The amount that may be paid to any one Participant with respect to Performance Units shall not exceed an annual average of $10 million during any consecutive three year period. The payout of Performance Units may be in cash, in Stock valued at the Fair Market Value on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date), or partly in cash and partly in Stock, as the Committee may determine.

f.
Performance Shares. A Performance Share is an Award of a right to receive at a specified future date an amount based on the Fair Market Value of a specified number of shares of Stock, subject to such terms and conditions as the Committee may establish, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or the Participant to whom the Performance Shares are granted. Notwithstanding the foregoing, in the case of an Award of Performance Shares to an Employee that provides for payout based solely on the achievement of one or more specific performance goals, no payout of such Award may be made as to any portion of such Award before the first anniversary of the date such Award

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was granted, except as the Committee shall otherwise specify in the case of death, disability, retirement, a Change of Control, a divestiture, or upon an involuntary termination that is not a performance-related termination. Performance Shares that become payable in accordance with their terms and conditions shall be paid out in Stock, in cash based on the Fair Market Value of the Stock underlying the Performance Shares or partly in cash and partly in Stock, as the Committee may determine. Any person who holds Performance Shares shall have no ownership interest in any shares of Stock to which such Performance Shares relate until and unless payment with respect to such Performance Shares is actually made in shares of Stock.

g.	Performance Compensation Awards.

(i)
The Committee may, at the time of grant of an Award (other than an Option or SAR) designate such Award as a Performance Compensation Award in order that such Award constitute qualified performance-based compensation under Code Section 162(m); provided, however, that no Performance Compensation Award may be granted to an Employee who on the date of grant is a leased employee of the Corporation or a Subsidiary. With respect to each such Performance Compensation Award, the Committee shall (on or before the 90th day of the applicable Performance Period or such other period as may be required by Code Section 162 (m)) establish, in writing, a Performance Period, Performance Measure(s), Performance Goal(s) and Performance Formula(s). Once established for a Performance Period, such items shall not be amended or otherwise modified if and to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

(ii)
A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Goal(s) for that Award are achieved and the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and determine whether, and to what extent, the Performance Goal(s) for the Performance Period have been achieved and, if so, determine the amount of the Performance Compensation Award earned by the Participant for such Performance Period based upon such Participant’s Performance Formula. The Committee shall then determine the actual amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may in its sole discretion decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance. The maximum Performance Compensation Award for any one Participant for any one Performance Period shall be determined in accordance with Sections 4(e) and 5(e), as applicable.

h.Awards to Non-Employee Directors.

(i)
Initial Award. Subject to the provisions of Section 4(h)(v), each newly elected Non-Employee Director shall, as soon as practicable after initially becoming a member of the Board of Directors, be granted an Award of a number of Restricted Stock Units determined by dividing (A) the sum of (i) $100,000 (or such other amount determined by the Board of Directors) and (ii) $110,000 (or such other amount determined by the Board of Directors) multiplied by a fraction where the numerator is the number of days until the next Annual Meeting of Shareowners and the denominator is 365 by (B) the Fair Market Value on the date of such initial appointment and rounding up the resulting Restricted Stock Units to the next highest whole number, with terms and conditions including restrictions as determined by the Board of Directors or the Committee. The restrictions on the Restricted Stock Units shall lapse and it is intended that the Restricted Stock Units shall be payable only upon permissible payment events under Section 409A or in a manner that meets the requirements of an exemption from Section 409A, as set forth in the applicable Award Agreement.

(ii)	Annual Award. Subject to the provisions of Section 4(h)(v), immediately following each Annual Meeting of Shareowners, each Non-Employee Director who is elected a director at, or who was

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previously elected and continues as a director after, that Annual Meeting shall be granted an Award of a number of Restricted Stock Units determined by dividing $110,000 (or such other amount determined by the Board of Directors) by the Fair Market Value on the date of the Annual Meeting and rounding up the resulting Restricted Stock Units to the next highest whole number, with terms and conditions including restrictions as determined by the Board of Directors or the Committee. The restrictions on the Restricted Stock Units shall lapse and it is intended that the Restricted Stock Units shall be payable only upon permissible payment events under Section 409A or in a manner that meets the requirements of an exemption from Section 409A, as set forth in the applicable Award Agreement.

(iii)
Restricted Stock Units in Lieu of Cash Compensation. Subject to the provisions of Section 4(h)(v), in lieu of cash compensation, each Non-Employee Director may elect to receive all or a portion of his or her annual retainer or other fees for service on the Board of Directors or its committees by delivery of a whole number of shares of Restricted Stock Units, determined by dividing the portion of the retainer fee or other fees to be paid in Restricted Stock Units by the Fair Market Value on the date when payment is made and rounding up to the next highest whole number. The restrictions on the Restricted Stock Units shall lapse and it is intended that the Restricted Stock Units shall be payable only upon permissible payment events under Section 409A or in a manner that meets the requirements of an exemption from Section 409A, as set forth in the applicable Award Agreement.

(iv)
Timing to Elect to Receive Restricted Stock Units in Lieu of Cash Compensation. To the extent that such arrangement is subject to Section 409A, any election made by a Non-Employee Director under Section 4(h)(iii) to forego cash compensation must be made by December 31 of the calendar year preceding the calendar year in which the Non-Employee Director will be performing the services underlying such cash compensation; provided, however, that such election may be made within 30 days after the date a Non-Employee Director first becomes eligible to participate in the Plan (but only with respect to amounts earned after the date of the election).

(v)
Changes to Award Grants. At such times as it may determine, the Board of Directors may change (A) the form of any Award provided for in Sections 4(h)(i), 4(h)(ii) and 4(h)(iii) to any other type of Award set forth in this Section 4 and (B) the size and the vesting period of any such Award; provided, however, that no Non-Employee Director shall be granted Awards under this Plan in any consecutive 12-month period having a value of more than $500,000 measured as of the grant date. Restricted Stock Units received by a Non-Employee Director in lieu of cash compensation otherwise payable (including Dividend Equivalents) shall not be counted against the $500,000 limit.

(vi)
For grants of Awards to Non-Employee Directors, all references to the Committee in this Section 4 and in Sections 8(a), 8(c), 8(d) and 8(g) shall be deemed to refer to the Committee or the Board of Directors.

i.
Deferrals. The Committee may require or permit Participants to defer the issuance or vesting of shares of Stock or the settlement of Awards under such rules and procedures as it may establish under the Plan. The Committee may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of Dividend Equivalents on deferred settlements in shares of Stock. Notwithstanding the foregoing, no deferral will be permitted if it will result in the Plan becoming an “employee pension benefit plan” under Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is not otherwise exempt under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Notwithstanding the foregoing, it is the intent of the Corporation that any deferral made under this Section 4(i) shall (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

j.
Other Section 409A Provisions. In addition to the provisions related to the deferral of Awards under the Plan set forth in Section 4(i) and notwithstanding any other provision of the Plan to the contrary, the following provisions shall apply to Awards:

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(i)
To the extent not otherwise set forth in the Plan, it is the intent of the Corporation that the Award Agreement for each Award shall set forth (or shall incorporate by reference to the Corporation’s Deferred Compensation Plan) such terms and conditions as are necessary to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A;

(ii)
Without limiting the generality of the foregoing, it is the intent of the Corporation that the payment of dividends on Restricted Stock or the payment of Dividend Equivalents on Restricted Stock Units or Performance Shares shall (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A, including without limitation, to the extent necessary, the establishment of a separate written arrangement providing for the payment of such dividends or Dividend Equivalents;

(iii)
Notwithstanding any other provision of this Plan to the contrary, the Corporation makes no representation that the Plan or any Award will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to the Plan or any Award;

(iv)
Notwithstanding any other provision of the Plan to the contrary, in the case of any Award that is subject to and not exempt from Section 409A to the extent that payment is made on account of a “Change of Control”, “retirement”, “termination of employment” or “disability”, (A) all references to “Change of Control” (other than the references in Section 10(a)(ii)(x)) shall instead refer to “Change of Control that constitutes a “Section 409A Change of Control”, (B) all references to “retirement” shall instead refer to “retirement that constitutes a Separation from Service”, (C) all references to a Participant’s employment being terminated shall instead be to the Participant’s Separation from Service, and (D) all references to “disability” shall instead refer to a “disability” that meets the requirements of Treasury Regulation Section 1.409A-3(i)(4)(i); and

(v)
Notwithstanding any other provision of the Plan to the contrary, in the case of any Award that is subject to and not exempt from Section 409A, if any payment with respect to such Award is payable to a Participant who is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i)) and such payment is subject to the six month delay in payment pursuant to Section 409A(a)(2)(B)(i) of the Code, such payment shall be delayed until six months after the Participant’s Separation from Service (or earlier death) in accordance with the requirements of Section 409A.

Section 5: Stock Available under Plan

a.
Subject to the adjustment provisions of Section 9 and this Section 5, 11 million shares of Stock are hereby reserved for grant and issuance for the purpose of making Awards under the Plan; provided however, that no more than 11 million shares may be granted as Incentive Stock Options. Any shares of Stock granted in connection with Awards of Options and SARs shall be counted against the shares of Stock available for grant under the Plan as one (1) share of Stock for every one (1) Option or SAR awarded. Any shares of Stock granted in connection with any Awards other than Options and SARs shall be counted against the shares available for grant under the Plan as three and fifty-five hundredths (3.55) shares of Stock for every such Award.

b.
Any shares of Stock subject to Awards that terminate, expire, or are forfeited, cancelled or settled in cash, either in whole or in part, may be used for the further grant of Awards to the extent of such termination, expiration, forfeiture, cancellation or settlement. Any shares of Stock that become available for future Awards pursuant to the immediately preceding sentence shall be added to the shares of Stock available for grant under the Plan as one (1) share of Stock if such shares were subject to Options or SARs under the Plan and as three and fifty-five hundredths (3.55) shares of Stock if such shares were subject any other Awards under the Plan.

c.
Notwithstanding the foregoing, the following shares of Stock may not be reused, reissued or otherwise treated as being available for Awards or issuance under the Plan: (A) shares that are withheld or tendered as payment of

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an Award, (B) shares delivered or withheld by the Corporation to pay taxes in connection with an Award, and (C) shares that are repurchased on the open market by the Corporation with proceeds of an Option exercise.

d.
In order to avoid double counting for SARs and other appreciation rights, only the specified number of shares of Stock underlying the Award shall be treated as being unavailable for other Awards or other issuances pursuant to the Plan unless the SAR or other appreciation right is forfeited, terminated or cancelled without the delivery of cash or Stock.

e.
Subject to the adjustment provisions of Section 9, no single Participant shall receive Awards, as an annual average during any consecutive three year period, of more than 1,000,000 Options (measured by the number of shares of Stock underlying such Options), SARs (measured by the number of shares of Stock underlying such SARs), shares of Restricted Stock, Restricted Stock Units, Performance Shares or any combination thereof under the Plan. For purposes of determining such limit on Awards to a Participant under this Section 5, each share of Stock underlying Options and SARs shall count as one (1) share of Stock and each share of Stock underlying any other Awards shall count as three and fifty-five hundredths (3.55) shares of Stock.

f.
The Stock that may be delivered on grant, exercise or settlement of an Award under the Plan may be reacquired shares held in treasury or authorized but unissued shares. At all times the Corporation will reserve and keep available a sufficient number of shares of Stock to satisfy the requirements of all outstanding Awards made under the Plan.

g.	For purposes of this Section 5, any Substitute Awards shall not be counted against the shares of Stock available under the Plan.

Section 6: Award Agreements
Each Award under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the terms and conditions applicable to the Award, including but not limited to: (i) provisions for the time at which the Award becomes exercisable or otherwise vests; (ii) provisions for the treatment of the Award in the event of the termination of a Participant’s status as an Employee; (iii) any special provisions applicable in the event of an occurrence of a Change of Control, as determined by the Committee consistent with the provisions of the Plan; and (iv) in the Committee's sole discretion, any additional provisions as are required to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

Section 7: Amendment and Termination
The Board of Directors may at any time amend, suspend or terminate the Plan, in whole or in part; provided, however, that, without the approval of the shareowners of the Corporation, no such action shall (i) increase the number of shares of Stock available for Awards as set forth in Section 5 (other than adjustments pursuant to Section 9), (ii) amend Sections 4(a)(v), 4(b)(iv), 4(c), 4(d), 4(e), and 4(f) to allow for accelerated vesting, exercisability or payout of Awards other than in the circumstances contemplated in those sections or in Section 9 or (iii) materially increase the benefits accruing to Participants under the Plan or otherwise make any material revision to the Plan, or otherwise be effective to the extent that such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan, including applicable requirements of the New York Stock Exchange; and provided, further, that, subject to Section 9, no such action shall impair the rights of any holder of an Award without the holder’s consent. The Committee may, subject to the Plan, at any time alter or amend any or all Award Agreements to the extent permitted by applicable law; provided, however, that, subject to Section 9, no such alteration or amendment shall impair the rights of any holder of an Award without the holder’s consent. Notwithstanding the foregoing, neither the Board of Directors nor the Committee shall (except pursuant to Section 9) amend the Plan or any Award Agreement to reprice any Option or SAR whose exercise price is above the then Fair Market Value of the Stock subject to the Award, whether by decreasing the exercise price, canceling the Award and granting a replacement Award, repurchasing the Award for cash, or otherwise, without shareowner approval.

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Section 8: Administration

a.	The Plan and all Awards shall be administered by the Committee. The members of the Committee shall be designated by the Board of Directors.

b.
Any member of the Committee who, at the time of any proposed grant of one or more Awards, is not both an “outside director” as defined for purposes of Code Section 162(m) and a “Non-Employee Director” as defined in Rule 16b-3(b)(3)(i) under the Exchange Act (or any successor provision), shall abstain from and take no part in the Committee’s action on the proposed grant.

c.
The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan. The actions and determinations of the Committee on all matters relating to the Plan and any Awards will be final and conclusive. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among Employees and Non-Employee Directors who receive, or who are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

d.
The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

e.	The Corporation shall pay all reasonable expenses of administering the Plan, including but not limited to the payment of professional fees.

f.
It is the intent of the Corporation that the Plan and Awards hereunder satisfy, and be interpreted in a manner that satisfy: (i) in the case of Participants who are or may be Executive Officers or Non-Employee Directors, the applicable requirements of Rule 16b-3 under the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16 of the Exchange Act, and will not be subjected to avoidable liability under Section 16(b) of the Exchange Act; (ii) in the case of Performance Compensation Awards to Covered Employees, the applicable requirements of Code Section 162(m); and (iii) either the requirements for exemption under Section 409A or the requirements of Section 409A. If any provision of the Plan or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in this Section 8(f), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, and to the extent legally permitted, such provision shall be deemed void as to Executive Officers, Non-Employee Directors or Covered Employees, as applicable.

g.	The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of the Plan.

h.
The Committee may delegate, and revoke the delegation of, all or any portion of its authority and powers under the Plan to the Chief Executive Officer of the Corporation, except that the Committee may not delegate any discretionary authority with respect to Awards granted to the Chief Executive Officer or Non-Employee Directors or substantive decisions or functions regarding the Plan or Awards to the extent inconsistent with the intent expressed in Section 8(f) or to the extent prohibited by applicable law.

Section 9: Adjustment Provisions

a.
In the event of any change in or affecting the outstanding shares of Stock by reason of a stock dividend or split, merger or consolidation (whether or not the Corporation is a surviving corporation), recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary

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dividend in cash, securities or other property, the Board of Directors shall make such amendments to the Plan and outstanding Awards and Award Agreements and make such adjustments and take actions thereunder as it deems appropriate, in its sole discretion, under the circumstances. Such amendments, adjustments and actions may include, but are not limited to, changes in the number of shares of Stock then remaining subject to the Plan, and the maximum number of shares that may be granted or delivered to any single Participant pursuant to the Plan, including those that are then covered by outstanding Awards, or accelerating the vesting of outstanding Awards.

b.
The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareowners of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure of its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

Section 10: Miscellaneous

a.
Change of Control. Except as otherwise determined by the Committee at the time of the grant of an Award, and except as is necessary to satisfy the requirements for exemption under Section 409A or the requirements of Section 409A (in which event, the Committee may determine to modify the definition of Change of Control in order to satisfy such requirements), upon an Employee’s termination of employment by the Corporation or a Subsidiary without cause, or by the Employee for good reason, within such period following the Change of Control of the Corporation as determined by the Committee (if applicable, cause and good reason may be defined in the Award Agreement), then in respect of such Employee all outstanding Stock Options and SARs shall become vested and exercisable; all restrictions on Restricted Stock and Restricted Stock Units shall lapse; all performance goals shall be deemed achieved at levels determined by the Committee and all other terms and conditions met; all Performance Shares shall be delivered; all Performance Units and Restricted Stock Units shall be paid out as promptly as practicable; and all other Awards shall be delivered or paid. The term “Change of Control” shall mean the occurrence of any of the following:

(i)
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Corporation (the “Outstanding Rockwell Collins Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Rockwell Collins Voting Securities”); provided, however, that, for purposes of this subparagraph (i), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Corporation; (x) any acquisition by the Corporation; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation, or any corporation controlled by the Corporation; or (z) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 10(a); or

(ii)
Individuals who, as of November 18, 2014, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to that date whose election, or nomination for election by the Corporation’s shareowners, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

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(iii)
Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Rockwell Collins Common Stock and Outstanding Rockwell Collins Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Rockwell Collins Common Stock and Outstanding Rockwell Collins Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Corporation, or of such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or

(iv)	Approval by the Corporation’s shareowners of a complete liquidation or dissolution of the Corporation.
Notwithstanding the foregoing provisions of this definition, unless otherwise determined by the Board of Directors, no Change of Control shall be deemed to have occurred with respect to an Award if (A) the holder of such Award is a member of a group that first announces a proposal which, if successful, would result in a Change of Control and which proposal (including any modifications thereof) is ultimately successful, (B) the holder of such Award acquires a two percent (2%) or more equity interest in the entity that ultimately acquires the Company pursuant to the transaction described in clause (A) above, or (C) treatment of an event that is otherwise a Change of Control under this Section 10(a) with respect to such Award would result in violation of the rules relating to “nonqualified deferred compensation plans” under Section 409A(a).

b.	Nonassignability. Except as otherwise provided by the Committee, no Award shall be assignable or transferable except by will or by the laws of descent and distribution.

c.
Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Corporation or a Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

d.
Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any payment is to be provided under the Plan, then payments shall be made accordingly; provided, however, to the extent that such payments would cause an Award to fail to satisfy the requirements for exemption under Section 409A or the requirements of Section 409A, the Committee may determine in its sole discretion not to make such payments in such manner. Any such payment shall be a complete discharge of the liability hereunder.

e.
Unfunded Plan. The Plan shall be unfunded. No provision of the Plan or any Award Agreement shall require the Corporation or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Corporation or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Corporation or a

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Subsidiary, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under generally applicable law.

f.
Limits of Liability. Any liability of the Corporation or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Corporation or its Subsidiaries, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

g.
Rights of Employees and Non-Employee Directors. Except as provided in Section 4(h), status as an eligible Employee or Non-Employee Director shall not be construed as a commitment that any Award shall be made under the Plan to such eligible Employee or Non-Employee Director or to eligible Employees and Non-Employee Directors generally. Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant any right to continue in the employ or other service of the Corporation or a Subsidiary, and shall not constitute any contract or limit in any way the right of the Corporation or a Subsidiary to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without cause. A transfer of an Employee from the Corporation to a Subsidiary, or vice versa, or from one Subsidiary to another, and a leave of absence, duly authorized by the Corporation, shall not be deemed a termination of employment or other service; provided, however, that, to the extent that Section 409A is applicable to an Award, Section 409A's definition of "separation of service", to the extent contradictory, shall apply to determine when a Participant becomes entitled to a distribution upon termination of employment.

h.
Rights as a Shareowner. A Participant shall have no rights as a shareowner with respect to any Stock covered by an Award until the date the Participant becomes the holder of record thereof. Except as provided in Section 9, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.

i.
Withholding. Applicable taxes, to the extent required by law, shall be withheld in respect of all Awards. A Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock may be delivered to the Corporation or deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of shares of Stock to be paid or deducted in satisfaction of the withholding requirement shall be determined by the Committee with reference to the Fair Market Value of the Stock when the withholding is required to be made; provided, however, that the amount of withholding to be paid in respect of Options exercised through the cashless method in which shares of Stock for which the Options are exercised are immediately sold may be determined by reference to the price at which said shares are sold. The Corporation shall have no obligation to deliver any Stock pursuant to the grant or settlement of any Award until it has been reimbursed for all required withholding taxes.

j.
Section Headings. The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.

k.
Construction. In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine or feminine, and the singular shall include the plural unless the context clearly indicates otherwise. Any reference to a statutory provision or a rule under a statute shall be deemed a reference to that provision or any successor provision unless the context clearly indicates otherwise.

l.
Invalidity. If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability shall not affect any other provision or part thereof.

m.
Applicable Law. The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

n.
Compliance with Laws. Notwithstanding anything contained herein or in any Award Agreement to the contrary, the Corporation shall not be required to sell, issue or deliver shares of Stock hereunder or thereunder if

B-13 | 2014 Proxy Statement

the sale, issuance or delivery thereof would constitute a violation by the Participant or the Corporation of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance the Corporation may require such agreements or undertakings, if any, as the Corporation may deem necessary or advisable to assure compliance with any such law or regulation.

o.
Supplementary Plans. The Committee may authorize supplementary plans applicable to Employees subject to the tax laws of one or more countries other than the United States and providing for the grant of Non-Qualified Stock Options, SARs, Restricted Stock, Restricted Stock Units or Performance Shares to such Employees on terms and conditions, consistent with the Plan, determined by the Committee, which may differ from the terms and conditions of other Awards pursuant to the Plan for the purpose of complying with the conditions for qualification of Awards for favorable treatment under foreign tax laws. Notwithstanding any other provision hereof, Options granted under any supplementary plan shall include provisions that conform with Sections 4(a)(i), (ii) and (iii); SARs granted under any supplementary plan shall include provisions that conform with Section 4(b); Restricted Stock granted under any supplementary plan shall include provisions that conform with Section 4(c); Restricted Stock Units granted under any supplementary plan shall include provisions that conform with Section 4(d); and Performance Shares granted under any supplementary plan shall include provisions that conform with Section 4(f).

p.
Effective Date and Term. The Plan was adopted by the Board of Directors on November 18, 2014 and will become effective if it is approved by the Corporation’s shareowners at the Corporation’s 2015 Annual Meeting of Shareowners. If the Plan becomes effective, it shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreements; provided, however, that Awards under the Plan may be granted only within ten (10) years from the effective date of the Plan.

2014 Proxy Statement | B-14

If you plan to attend the Annual Meeting of Shareowners to be held in Cedar Rapids, Iowa on February 5, 2015, be sure to:
• mark the appropriate box on the proxy card and mail the card using the enclosed envelope; or
• indicate your desire to attend the meeting through our telephone or Internet voting procedures; or
• call the Corporation’s Shareowner Relations line at (319) 295-4045.
If you indicate “Yes” you plan to attend, then either (1) you will receive a legal proxy from your broker or nominee (which legal proxy you should bring to the Annual Meeting) or (2) your name will be on the admittance list at the Annual Meeting Registration Desk if you are a holder of record.

Shareowner Services P.O. Box 64945, St. Paul, MN 55164-0945
Address change? Mark box, sign, and indicate changes below: □	COMPANY #

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ITEMS (1), (2), (3) and (4)
BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Proposals 1, 2, 3 and 4.

PROPOSAL 1: ELECTION OF THREE DIRECTORS:
For the election of three directors to serve as Class II directors:	01 A.J. Carbone	03 C.L. Shavers		‑	Vote FOR all nominees (except as marked)	‑	Vote WITHHELD from all nominees
02 R.K. Ortberg

- Please fold here - Do not separate -

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION:
	To consider and vote on a non-binding resolution to approve the compensation of executive officers and related disclosures.		‑ For		‑ Against		‑ Abstain
PROPOSAL 3: SELECTION OF AUDITORS:
	For the selection of Deloitte & Touche LLP as our auditors for fiscal year 2015.		‑ For		‑ Against		‑ Abstain
PROPOSAL 4: APPROVE 2015 Long-Term Incentives Plan
	To consider and vote to approve the Corporation’s 2015 Long-Term Incentives Plan.		‑ For		‑ Against		‑ Abstain

Check the box if you plan to attend the meeting □
If you indicated “Yes” you plan to attend, your name will be on the admittance list for the Annual Meeting.
Date			Signature(s) in Box

Please sign exactly as your name(s) appear(s) on Proxy. Joint owners should each sign. Trustees, administrators, etc., should include title and authority. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

ROCKWELL COLLINS, INC.

ANNUAL MEETING OF SHAREOWNERS
THURSDAY, FEBRUARY 5, 2015
11:00 A.M. (CST)

The meeting will be held at:

THE CEDAR RAPIDS MARRIOTT
1200 COLLINS ROAD NE
CEDAR RAPIDS, IA 52402

YOUR VOTE IS IMPORTANT!
You can vote by Internet, telephone or mail.
See the instructions on the other side of this proxy card.

Notice of Internet Availability of Proxy Materials: You can access and review the Annual Report, Proxy Statement and Form 10-K on the Internet by going to the following Rockwell Collins’ website: www.rockwellcollins.com/annualmeeting

Notice of Electronic Delivery of Proxy Materials: You are encouraged to request to receive your future proxy materials by email delivery. Go to www.investorelections.com/col and follow the instructions.

PROXY
ROCKWELL COLLINS, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert K. Ortberg and Robert J. Perna jointly and severally, with full power of substitution, to vote shares of capital stock which the undersigned is entitled to vote at the Annual Meeting of Shareowners of Rockwell Collins, Inc. to be held at The Cedar Rapids Marriott, 1200 Collins Road NE, Cedar Rapids, Iowa on February 5, 2015, or any postponement(s) or adjournment(s) thereof. Such proxies are directed to vote as specified or, if no specification is made, FOR proposal (1) the election of the three nominees proposed for election as directors with terms expiring at the Annual Meeting in 2018; FOR proposal (2) to approve an Advisory Vote on Executive Compensation; FOR proposal (3) the selection of auditors; and FOR proposal (4) to approve the Corporation’s 2015 Long-Term Incentives Plan. The proxies are authorized to vote in accordance with their discretion on such other matters as may properly come before the meeting.
This card also constitutes your voting instructions for shares held of record in the savings plans of Rockwell Collins, Inc. (the Rockwell Collins Retirement Savings Plan and the Rockwell Collins Retirement Savings Plan for Bargaining Unit Employees (“Plans”)) and the undersigned hereby authorizes the trustee of these Plans to vote the undersigned’s shares held in their accounts. The trustee is authorized under certain circumstances and in its discretion to vote upon such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof. Any voting directions that are provided without specifying a particular vote will be voted FOR proposals (1), (2), (3) and (4). If a participant does not provide voting directions by February 2, 2015, the shares attributable to the participant’s account will be voted by the trustee in proportion to responses received from other participants.
To vote in accordance with the Board of Directors’ recommendations on proposals (1), (2), (3) and (4), just sign and date the other side; no boxes need to be checked.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

:	(	*
INTERNET/MOBILE	PHONE	MAIL
www.proxypush.com/col	1-866-883-3382
Use the Internet to vote your proxy until 11:59 p.m. (CT) on February 4, 2015.	Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on February 4, 2015.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.